Exhibit 4(i)

EXECUTION COPY

NDCHEALTH CORPORATION

Company

NDC Health Information Services (Arizona) Inc.
The Computer Place, Inc.
NDCHealth Intellectual Property Corp.
HISIP Corp.
NDCIP, Inc.
NDCHealth Licensing, Inc.
TechRx Incorporated
NDC OF CANADA, INC.
NDC ACQUISITION CORP.

Subsidiary Guarantors

and

REGIONS BANK

Trustee

Indenture

Dated as of November 26, 2002

10½% Senior Subordinated Notes due 2012

NDCHEALTH CORPORATION

Reconciliation and tie between Trust Indenture Act
of 1939 and Indenture, dated as of November 26, 2002

Trust Indenture Act Section	Indenture Section
§310(a)(1)	608
(a)(2)	608
(a)(3)	N.A.
(a)(4)	N.A.
(b)	605, 608
§311	605
§312(a)	701
§312(b)	N.A.
§312(c)	702
§313(a)	703
§313(b)	N.A.
§313(c)	106
§314(a)	1007, 1019
§314(b)	N.A.
(c)	102
§314(d)	N.A.
(e)	102
§315(a)	601	(a), 603(1)
§315(b)	602
§315(c)	601	(b)
§315(d)	601	(c)
§316(a)(last sentence)	101	(“Outstanding”)
(a)(1)(A)	502, 512
(a)(1)(B)	513
(b)	508
(c)	104	(d)
§317(a)(1)	503
(a)(2)	504
(b)	1003
§318(a)	113

Note: This reconciliation and tie shall not, for any purpose, be deemed to be a part of the Indenture.

Consolidated Non-Cash Charges	10
Corporate Trust Office	11
Corporation	11
covenant defeasance	11
Currency Agreements	11
Current Assets	11
Current Liabilities	11
Custodian	11
Default	11
Defaulted Interest	11
Defeasance	11
Definitive Note	12
Depositary	12
Depositary	12
Designated Senior Indebtedness	12
Designation	12
Designation Amount	12
Disinterested Director	12
Dollar	12
Equity Interest	12
Equity Offering	13
Euroclear	13
Event of Default	13
Excess Cash Flow	13
Excess Proceeds Offer	14
Exchange Act	14
Exchange Notes	14
Exchange Offer	14
Exchange Offer Registration Statement	14
Fair Market Value	14
Generally Accepted Accounting Principles	15
Global Notes	15
Global Note Legend	15
Guarantee	15
Holder	15
Incur	15
IAI Global Note	15
Indebtedness	15
Indenture	16
Independent Financial Advisor	17
Indirect Participant	17
Initial Notes	17
Initial Purchasers	17
Institutional Accredited Investor	17

Interested Persons	17
Interest Payment Date	17
Interest Rate Agreement	17
Investment	17
Issuance Date	17
Letter of Transmittal	18
Lien	18
Material Subsidiary	18
Maturity	18
Moody's	18
Non-Payment Default	19
Non-U.S. Person	19
Note Guarantee	19
Note Register	19
Notes	19
Offer Date	19
Offered Price	19
Officers' Certificate	19
Opinion of Counsel	20
Outstanding	20
Pari Passu Indebtedness	21
Participant	21
Paying Agent	21
Payment Blockage Period	21
Payment Default	21
Permitted Indebtedness	21
Permitted Investments	23
Permitted Junior Securities	24
Permitted Liens	24
Person	26
Place of Payment	26
Predecessor Note	26
Preferred Stock	26
Private Placement Legend	26
Purchase Money Obligations	26
QIB	26
Qualified Equity Interests	26
Redeemable Equity Interest	26
Redemption Date	27
Redemption Price	27
Reference Treasury Dealer	27
Reference Treasury Dealer Quotations	27
Registration Rights Agreement	27
Registration Statement	27

Regular Record Date	27
Regulation S	27
Regulation S Global Note	27
Regulation S Permanent Global Note	27
Regulation S Temporary Global Note	28
Replacement Assets	28
Responsible Officer	28
Restricted Definitive Note	28
Restricted Definitive Note	28
Restricted Payment	28
Restricted Period	28
Restricted Subsidiary	28
Rule 144	28
Rule 144A	28
Rule 903	28
Rule 904	29
S&P	29
Sale and Leaseback Transaction	29
Securities Act	29
Senior Credit Agreement	29
Senior Indebtedness	29
Shelf Registration Statement	31
Special Record Date	31
Stated Maturity	31
Subordinated Indebtedness	31
Subsidiary	31
Subsidiary Guarantor	31
Subsidiary Guarantor Senior Indebtedness	32
Surviving Entity	33
TechRx	33
Temporary Regulation S Legend	33
Treasury Rate	33
Trust Indenture Act	33
Trustee	34
United States	34
Unrestricted Definitive Note	34
Unrestricted Global Note	34
Unrestricted Subsidiary	34
U.S. Government Obligations	34
U.S. Person	35
Vice President	35
Voting Stock	35
SECTION 102. Compliance Certificates and Opinions	35
SECTION 103. Form of Documents Delivered to Trustee	36

v

SECTION 801. Company May Consolidate, Etc., Only on Certain Terms	85
SECTION 802. Subsidiary Guarantors May Consolidate, Etc., Only on Certain Terms	86
SECTION 803. Successor Substituted	87
ARTICLE NINE
SUPPLEMENTAL INDENTURES
SECTION 901. Supplemental Indentures Without Consent of Holders	87
SECTION 902 Supplemental Indentures with Consent of Holders	88
SECTION 903. Execution of Supplemental Indentures	90
SECTION 904. Effect of Supplemental Indentures	90
SECTION 905. Conformity with Trust Indenture Act	90
SECTION 906. Reference in Notes to Supplemental Indentures	90
SECTION 907. Notice of Supplemental Indentures	90
SECTION 908. Effect on Senior Indebtedness	90
ARTICLE TEN
COVENANTS
SECTION 1001. Payment of Principal, Premium, If Any, and Interest	91
SECTION 1002. Maintenance of Office or Agency	91
SECTION 1003. Money for Notes Payments to Be Held in Trust	92
SECTION 1004. Corporate Existence	93
SECTION 1005. Payment of Taxes and Other Claims	93
SECTION 1006. Maintenance of Properties	93
SECTION 1007. Statement by Officers as to Default	94
SECTION 1008. Limitation on Indebtedness	94
SECTION 1009. Limitation on Restricted Payments	95
SECTION 1010. Limitation on Issuances and Sales of Equity Interests by Restricted Subsidiaries	99
SECTION 1011. Limitation on Transactions with Affiliates	100
SECTION 1012. Limitation on Liens	102
SECTION 1013. Purchase of Notes upon a Change in Control	102
SECTION 1014. Limitation on Sale of Assets	104
SECTION 1015. Limitations on Guarantees of Indebtedness by Restricted Subsidiaries	107
SECTION 1016. Limitation on Dividends and Other Payment Restrictions Affecting Restricted Subsidiaries	108
SECTION 1017. Limitation on Other Senior Subordinated Indebtedness	110
SECTION 1018. Limitation on Unrestricted Subsidiaries	110
SECTION 1019. Reports	112
SECTION 1020. Waiver of Certain Covenants	112

ARTICLE ELEVEN
REDEMPTION OF NOTES
SECTION 1101. Redemption	113
SECTION 1102. Applicability of Article	113
SECTION 1103. Election to Redeem; Notice to Trustee	113
SECTION 1104. Selection by Trustee of Notes to Be Redeemed	113
SECTION 1105. Notice of Redemption	114
SECTION 1106. Deposit of Redemption Price	115
SECTION 1107. Notes Payable on Redemption Date	115
SECTION 1108. Notes Redeemed in Part	115
ARTICLE TWELVE
SUBORDINATION OF NOTES
SECTION 1201. Agreement to Subordinate	116
SECTION 1202. Liquidation; Dissolution; Bankruptcy	116
SECTION 1203. Default on Designated Senior Indebtedness	117
SECTION 1204. Acceleration of Securities	118
SECTION 1205. When Distribution Must Be Paid Over	119
SECTION 1206. Notice by the Company	119
SECTION 1207. Subrogation	119
SECTION 1208. Relative Rights	120
SECTION 1209. Subordination May Not Be Impaired by the Company	120
SECTION 1210. Distribution or Notice to Representative	121
SECTION 1211. Rights of Trustee and Paying Agent	121
SECTION 1212. Authorization to Effect Subordination	121
SECTION 1213. Amendments	122
ARTICLE THIRTEEN
GUARANTEES
SECTION 1301. Note Guarantees	122
SECTION 1302. Severability	124
SECTION 1303. Restricted Subsidiaries	124
SECTION 1304. Subordination of Note Guarantees	124
SECTION 1305. Limitation of Subsidiary Guarantors’ Liability	125
SECTION 1306. Subrogation	125
SECTION 1307. Reinstatement	125
SECTION 1308. Release of a Subsidiary Guarantor	125
SECTION 1309. Benefits Acknowledged	126
SECTION 1310. TechRx Note Guarantee	126

ARTICLE FOURTEEN
DEFEASANCE AND COVENANT DEFEASANCE
SECTION 1401. Company’s Option to Effect Defeasance or Covenant Defeasance.	127
SECTION 1402. Defeasance and Discharge	127
SECTION 1403. Covenant Defeasance	128
SECTION 1404. Conditions to Defeasance or Covenant Defeasance	128
SECTION 1405. Deposited Money and Government Obligations to Be Held in Trust; Other Miscellaneous Provisions	130
SECTION 1406. Reinstatement	130

EXHIBIT A1	Form of Note
EXHIBIT A2	Form of Regulation S Temporary Global Note
EXHIBIT B	Form of Certificate of Transfer
EXHIBIT C	Form of Certificate of Acquiring Institutional Accredited Investor

INDENTURE, dated as of November 26, 2002, among NDCHEALTH CORPORATION, a corporation duly organized and existing under the laws of the State of Delaware (herein called the “Company”), having its principal office at NDC Plaza, Atlanta, Georgia 30329-2010, NDC HEALTH INFORMATION SERVICES (ARIZONA) INC., a Delaware corporation, THE COMPUTER PLACE, INC., an Arizona corporation, NDCHEALTH INTELLECTUAL PROPERTY CORP., a Delaware corporation, HISIP CORP., a Delaware corporation, NDCIP, INC., a Delaware corporation, NDCHEALTH LICENSING, INC., a Delaware corporation, TECHRX INCORPORATED, a Pennsylvania corporation, NDC OF CANADA, INC., a Delaware corporation, and NDC ACQUISITION CORP., a Delaware corporation, and REGIONS BANK, an Alabama state banking corporation, as trustee (herein called the “Trustee”).

RECITALS OF THE COMPANY

The Company has duly authorized the creation of and issuance of its 10½% Senior Subordinated Notes due 2012 (the “Initial Notes”) and, when and if issued as provided in the Registration Rights Agreement in an Exchange Offer, its 10½% Senior Subordinated Notes due 2012 (the “Exchange Notes” and, together with the Initial Notes, the “Notes”), of substantially the tenor and amount hereinafter set forth, and to provide therefor the Company has duly authorized the execution and delivery of this Indenture.

Each Subsidiary Guarantor (as defined herein) has duly authorized the execution and delivery of this Indenture.

Upon the issuance of the Exchange Notes, if any, or the effectiveness of the Shelf Registration Statement (as defined herein), this Indenture shall be subject to, and shall be governed by, the provisions of the Trust Indenture Act of 1939, as amended, that are required to be part of or deemed to be part of and to govern the indentures qualified thereunder.

All things necessary have been done to make the Notes, when duly executed and duly issued by the Company and authenticated and delivered hereunder by the Trustee or the Authenticating Agent, the valid obligations of the Company and to make this Indenture a valid agreement of the Company, in accordance with their and its terms.

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

For and in consideration of the premises and the purchase of the Notes by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Notes, as follows:

ARTICLE ONE

DEFINITIONS AND OTHER PROVISIONS
OF GENERAL APPLICATION

SECTION 101.    Definitions.

For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

(1)    the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

(2)    all other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein, and the terms “cash transaction” and “self-liquidating paper”, as used in TIA Section 311, shall have the meanings assigned to them in the rules of the Commission adopted under the Trust Indenture Act;

(3)    all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with Generally Accepted Accounting Principles; and

(4)    the words “herein”, “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

“144A Global Note” means a global note substantially in the form of Exhibit A1 hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee that shall be issued in a denomination equal to the outstanding principal amount at Maturity of the Notes sold in reliance on Rule 144A.

“Acquired Indebtedness” means Indebtedness of a Person (1) existing at the time such Person becomes a Restricted Subsidiary or is merged into or consolidated with the Company or any of its Restricted Subsidiaries or (2) assumed in connection with the acquisition of assets from such Person, in each case, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary or such acquisition, as the case may be. Notwithstanding the foregoing, Acquired Indebtedness shall not include Indebtedness of such other Person that is extinguished, retired or repaid concurrently with such other Person becoming a Restricted Subsidiary of or at the time it is consolidated with or merged into, such specified Person. Acquired Indebtedness shall be deemed to be incurred on the date of the related acquisition of assets from any Person or the date the acquired Person becomes a Restricted Subsidiary.

“Act” when used with respect to any Holder, has the meaning specified in Section 104.

“Additional Notes” means any Notes issued by the Company pursuant to Section 315.

“Affiliate” means, with respect to any specified Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control,” when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agent Bank” means Merrill Lynch Capital, a division of Merrill Lynch Business Financial Services Inc., in its capacity as administrative agent for a syndicate of lenders under the Senior Credit Agreement and any future or successor or replacement agent under the Senior Credit Agreement.

“Applicable Procedures” means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary, Euroclear and Clearstream that apply to such transfer or exchange.

“Asset Sale” means any sale, issuance, conveyance, transfer, assignment, lease or other disposition (including, without limitation, by way or merger, consolidation or Sale and Leaseback Transaction) (collectively, a “transfer”), directly or indirectly, in one or a series of related transactions, of (a) any Equity Interests of any Restricted Subsidiary, (b) all or substantially all of the properties and assets of any division or line of business of the Company or any Restricted Subsidiary, or (c) any other properties or assets of the Company or any Restricted Subsidiary other than in the ordinary course of business. For the purposes of this definition, the term “Asset Sale” shall not include any transfer of properties or assets:

(1)    that is governed by the provisions of Article Eight;

(2)    by the Company to any Restricted Subsidiary, or by any Restricted Subsidiary to the Company or any Restricted Subsidiary in accordance with the terms of this Indenture;

(3)    that are obsolete, damaged, worn out or otherwise unsuitable for use in connection with the business of the Company or its Subsidiaries in the ordinary course of business;

(4)    constituting a Restricted Payment that is permitted to be made, and is made, in compliance with Section 1009;

(5)    the sale or other disposition of cash or Cash Equivalents;

(6)    the issuance of Equity Interests by a Restricted Subsidiary to the Company or to another Restricted Subsidiary;

(7)    in any transaction or a series of related transactions that involves assets having a Fair Market Value of less than $5.0 million;

(8)    any sale or disposition deemed to occur in connection with creating or granting any Liens pursuant to Section 1012; or

(9)    the lease, assignment or sublease of any real or personal property in the ordinary course of business.

“Attributable Debt” of any Person in respect of a Sale and Leaseback Transaction means, at the time of determination, the present value of the obligation of such Person as lessee for net rental payments (excluding all amounts required to be paid on account of maintenance and repairs, insurance, taxes, assessments, water, utilities and similar charges to the extent included in such rental payments) during the remaining term of the lease included in such Sale and Leaseback Transaction including any period for which such lease has been extended or may, at the option of the lessor, be extended. Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP.

“Authenticating Agent” means any Person authorized by the Trustee to act on behalf of the Trustee to authenticate Notes.

“Average Life” means, as of the date of determination with respect to any Indebtedness, the quotient obtained by dividing:

(1)    the sum of the products of:

(i)    the number of years from the date of determination to the date or dates of each successive scheduled principal payment (including, without limitation, any sinking fund requirements) of such Indebtedness and

(ii)    the amount of each such principal payment; by

(2)    the sum of all such principal payments.

“Bankruptcy Law” means Title 11, United States Bankruptcy Code of 1978, as amended, or any similar United States federal or state law relating to the bankruptcy, insolvency,

receivership, winding-up, liquidation, reorganization or relief of debtors or any amendment to, succession to or change in any such law.

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” shall be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition. The terms “Beneficially Owns” and “Beneficially Owned” shall have a corresponding meaning.

“Board of Directors” means, with respect to any Person, the board of directors of such Person or its equivalent, including managers of a limited liability company, general partners of a partnership or trustees of a business trust, or any duly authorized committee thereof.

“Board Resolution” means, with respect to any Person, a copy of a resolution certified by the Secretary or an Assistant Secretary of such Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Broker-Dealer ” has the meaning set forth in the Registration Rights Agreement.

“Business Day”, when used with respect to any Place of Payment or any other particular location referred to in this Indenture or in the Notes, means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in that Place of Payment or other location, as the case may be, are authorized or obligated by law, regulation or executive order to close.

“Capitalized Lease Obligation” means, with respect to any Person, any obligation of such Person and its Restricted Subsidiaries on a consolidated basis under a lease of (or other agreement conveying the right to use) any property (whether real, personal or mixed) that is required to be classified and accounted for as a capital lease obligation under GAAP, and, for the purpose of this Indenture, the amount of such obligation at any date shall be the capitalized amount thereof at such date, determined in accordance with GAAP.

“Cash Equivalents” means:

(1)    any evidence of Indebtedness with a maturity of one year or less issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof);

(2)    certificates of deposit or acceptances with a maturity of one year or less of any financial institution that is a member of the Federal Reserve System having combined capital and surplus and undivided profits of not less than $500.0 million;

(3)    commercial paper with a maturity of one year or less issued by a corporation that is not an Affiliate of the Company and is organized under the laws of any state of the United States or the District of Columbia and rated at least A-1 by S&P or any successor rating agency or at least P-1 by Moody’s or any successor rating agency;

(4)    repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (1) and (2) above;

(5)    demand and time deposits with a domestic commercial bank that is a member of the Federal Reserve System that are FDIC insured;

(6)    repurchase obligations with a term of not more than seven days entered into with any bank meeting the qualifications specified in clause (5) above; or

(7)    investments in funds investing solely in investments of the types described in clauses (1) through (6) above.

“Change in Control” means the occurrence of any of the following events:

(1)    any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person shall be deemed to have “beneficial ownership” of all securities that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the Company’s total outstanding Voting Stock;

(2)    the Company consolidates with, or merges with or into, another Person or sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of its assets to any Person, or any Person consolidates with, or merges with or into, the Company, in any such event pursuant to a transaction in which the Company’s outstanding Voting Stock is converted into or exchanged for cash, securities or other property, other than any such transaction:

(i)    where the outstanding Voting Stock of the Company is not converted or exchanged at all (except to the extent necessary to reflect a change in the jurisdiction of incorporation of the Company) or is converted into or exchanged for

(A) Voting Stock (other than Redeemable Equity Interests) of the surviving or transferee corporation and/or (B) cash, securities and other property (other than Equity Interests of the surviving or transferee corporation) in an amount that could be paid by the Company as a Restricted Payment as described under, or is otherwise not prohibited by, Section 1009; and

(ii)    immediately after such transaction, no “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) is the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person shall be deemed to have “beneficial ownership” of all securities that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total outstanding Voting Stock of the surviving or transferee corporation;

(3)    during any consecutive two-year period, individuals who at the beginning of such period constituted the Board of Directors of the Company (together with any new directors whose election to such Board of Directors, or whose nomination for election by the stockholders of the Company, was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Company then in office; or

(4)    the Company is liquidated or dissolved or adopts a plan of liquidation or dissolution other than in a transaction which complies with Article Eight.

“Change in Control Offer,” “Change in Control Purchase Date” and “Change in Control Purchase Price” have the respective meanings specified in Section 1013.

“Clearstream” means Clearstream Banking, société anonyme, Luxembourg and its successors.

“Commission” means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or, if at any time after the execution of this Indenture such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

“Company” means the Person named as the “Company” in the first paragraph of this Indenture until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Company” shall mean such successor Person.

“Company Request” or “Company Order” means a written request or order signed in the name of the Company (1) by its Chairman of the Board of Directors, its Vice Chairman of the Board of Directors, its Chief Executive Officer, its President, its Chief Operating Officer, its Chief Financial Officer, any Vice President, its Treasurer or an Assistant Treasurer or (2) by an authorized signatory (by virtue of a power of attorney or other similar instrument) and, in each case, delivered to the Trustee.

“Comparable Treasury Issue” means the United States Treasury security selected by a Reference Treasury Dealer appointed by the Company as having a maturity comparable to the then remaining term of the Notes to December 1, 2007 that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the then remaining term of the Notes to December 1, 2007.

“Comparable Treasury Price” means, with respect to any Redemption Date, (1) the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third Business Day preceding such Redemption Date, as set forth in the daily statistical release (or any successor release) published by the Federal Reserve Bank of New York and designated “Composite 3:30 p.m. Quotations for U.S. Government Securities” or (2) if such release (or any successor release) is not published or does not contain such prices on such Business Day, (A) the average of the Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (B) if the Company obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such Quotations.

“Consolidated Adjusted Net Income” means, for any period, the consolidated net income (or loss) of the Company and all Restricted Subsidiaries for such period as determined in accordance with GAAP, adjusted by excluding (to the extent included in calculating net income (or loss)), without duplication:

(1)    any net after-tax extraordinary gains or losses (less all fees and expenses relating thereto);

(2)    any net after-tax gains or losses (less all fees and expenses relating thereto) attributable to Asset Sales other than in the ordinary course of business;

(3)    the portion of net income (or loss) of any Person (other than the Company or a Restricted Subsidiary), including Unrestricted Subsidiaries, in which the Company or any Restricted Subsidiary has an ownership interest, except to the extent of the amount of dividends or other distributions actually paid to the Company or any Restricted Subsidiary in cash (or which are converted to cash) during such period;

(4)    the net income of any Restricted Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary is not at the date of determination permitted, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Restricted Subsidiary or its stockholders, except to the extent of the amount of dividends or other distributions actually paid to the Company or any Restricted Subsidiary in cash (or which are converted to cash); and

(5)    for purposes of calculating Consolidated Adjusted Net Income under Section 1009, any net income (or loss) from any Restricted Subsidiary while it was an Unrestricted Subsidiary at any time during such period other than any amounts actually paid to the Company or another Restricted Subsidiary during such period;

plus, for purposes of calculating Consolidated Adjusted Net Income under Section 1009, any non-cash write down of the carrying value of the Company’s investment in MedUnite, Inc. in an amount not to exceed the carrying value of the Company’s investment in MedUnite, Inc. as of the Issuance Date.

“Consolidated Fixed Charge Coverage Ratio” of the Company means, for any period, the ratio of (1) the sum of Consolidated Adjusted Net Income and, to the extent deducted in computing Consolidated Adjusted Net Income, Consolidated Interest Expense, Consolidated Income Tax Expense and Consolidated Non-Cash Charges, less all non-cash items increasing Consolidated Adjusted Net Income, in each case, for such period to (2) the sum of:

(i)    Consolidated Interest Expense; and

(ii)    cash and non-cash dividends due (whether or not declared) on Preferred Stock of the Company or any Restricted Subsidiary (other than any such dividends due to the Company or any Restricted Subsidiary).

“Consolidated Income Tax Expense” means, for any period, the provision for federal, state, local and foreign income taxes of the Company and all Restricted Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP.

“Consolidated Interest Expense” means, for any period, without duplication, the sum of:

(1)    the interest expense of the Company and its Restricted Subsidiaries for such period, including, without limitation:

(i)    amortization of debt discount;

(ii)    the net cost (benefit) of Interest Rate Agreements and Currency Agreements (including amortization of discounts);

(iii)    the interest portion of any deferred payment obligation, including Attributable Debt;

(iv)    commissions, discounts, and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing and similar transactions; and

(v)    amortization of debt issuance costs; plus

(2)    the interest component of Capitalized Lease Obligations of the Company and its Restricted Subsidiaries paid, accrued and/or scheduled to be paid or accrued during such period; plus

(3)    the interest of the Company and its Restricted Subsidiaries that was capitalized during such period; plus

(4)    interest on Indebtedness of another Person that is guaranteed by the Company or any Restricted Subsidiary or secured by a Lien on assets of the Company or a Restricted Subsidiary, to the extent such interest is actually paid by the Company or such Restricted Subsidiary, in each case as determined on a consolidated basis in accordance with GAAP;

provided that (x) the Consolidated Interest Expense attributable to interest on any Indebtedness computed on a pro forma basis and bearing a floating interest rate shall be computed as if the rate in effect on the date of computation had been the applicable rate for the entire period, and (y) in making such computation, the Consolidated Interest Expense attributable to interest on any Indebtedness under a revolving credit facility computed on a pro forma basis shall be computed based upon the average daily balance of such Indebtedness during the applicable period; provided further that, notwithstanding the foregoing, the interest rate with respect to any Indebtedness covered by any Interest Rate Agreement shall be deemed to be the effective interest rate with respect to such Indebtedness after taking into account such Interest Rate Agreement.

“Consolidated Non-Cash Charges” means, for any period, the aggregate depreciation, amortization, depletion and other non-cash expenses and charges of the Company and any Restricted Subsidiary for such period, determined on a consolidated basis in accordance with GAAP (excluding any such non-cash charge that requires an accrual of or reserve for cash charges for any future period).

“Corporate Trust Office” means the principal corporate trust office of the Trustee, at which at any particular time its corporate trust business shall be administered, which office on the date of execution of this Indenture is located at 60 Commerce Street, Second Floor, Montgomery, Alabama 36104.

“corporation” includes corporations, associations, companies and business trusts.

“covenant defeasance” has the meaning specified in Section 1403.

“Currency Agreements” means any spot or forward foreign exchange agreements and currency swap, currency option or other similar financial agreements or arrangements entered into by the Company or any of its Restricted Subsidiaries designed to protect against or manage exposure to fluctuations in foreign currency exchange rates.

“Current Assets” means, for the Company and its Restricted Subsidiaries, all assets that would, in accordance with GAAP, be classified as current assets, after deducting adequate reserves in each case in which a reserve is proper in accordance with GAAP.

“Current Liabilities” means, for the Company and its Restricted Subsidiaries:

(1)    all Indebtedness of the Company and its Restricted Subsidiaries that by its terms is payable on demand or matures within one year after the date of determination (excluding any Indebtedness renewable or extendible, at the option of the Company or its Restricted Subsidiaries, to a date more than one year from such date or arising under a revolving credit or similar agreement that obligates the lender or lenders to extend credit during a period of more than one year from such date); and

(2)    all other items (including taxes accrued as estimated) that in accordance with GAAP would be classified as current liabilities of the Company and its Restricted Subsidiaries.

“Custodian” means any receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law.

“Default” means any event that is, or after notice or passage of time or both would be, an Event of Default.

“Defaulted Interest” has the meaning specified in Section 307.

“defeasance” has the meaning specified in Section 1402.

“Definitive Note” means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 311 hereof, substantially in the form of Exhibit A1 hereto except that such Note shall not bear the Global Note Legend and shall not have the “Schedule of Exchanges of Interests in the Global Note” attached thereto.

“Depositary” or “DTC” means The Depository Trust Company, its nominees and successors.

“Designated Senior Indebtedness” means:

(1)    all Senior Indebtedness under the Senior Credit Agreement; and

(2)    any other Senior Indebtedness which, at the time of determination, has an aggregate principal amount outstanding of at least $20.0 million and that has been specifically designated in the instrument evidencing such Senior Indebtedness as “Designated Senior Indebtedness” of the Company.

“Designation” has the meaning specified in Section 1018.

“Designation Amount” has the meaning specified in Section 1018.

“Disinterested Director” means, with respect to any transaction or series of transactions in respect of which the Board of Directors is required to deliver a resolution of the Board of Directors under this Indenture, a member of the Board of Directors who does not have any material direct or indirect financial interest in or with respect to such transaction of series of transactions.

“Dollar” or “$” means a dollar or other equivalent unit in such coin or currency of the United States of America as at the time shall be legal tender for the payment of public and private debts.

“Equity Interest” of any Person means:

(1)    any and all shares, interests, participations, rights in or other equivalents (however designated) of such Person’s capital stock, other equity interests whether now outstanding or issued after the Issuance Date, partnership interests (whether general or limited), any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person; and

(2)    any warrants, options or other rights (other than debt securities exchangeable for or convertible into any such Equity Interests referred to in clause (1) above) exchangeable for or convertible into such Equity Interests referred to in clause (1) above.

“Equity Offering” means an offering of Equity Interests (which are Qualified Equity Interests) of the Company (other than pursuant to a registration statement on Form S-8 or otherwise relating to equity securities issuable under any employee benefit plan of the Company).

“Euroclear” means Euroclear Bank S.A./N.V., as operator of the Euroclear system, or any successor securities clearing system.

“Event of Default” has the meaning specified in Section 501.

“Excess Cash Flow” means, for any period,

(A)    the sum of:

(1)    Consolidated Adjusted Net Income (or loss) of the Company and its Restricted Subsidiaries for such period; plus

(2)    to the extent deducted in arriving at such Consolidated Adjusted Net Income (or loss), the aggregate amount of all Consolidated Non-Cash Charges; plus

(3)    if there was a net increase in Current Liabilities of the Company and its Restricted Subsidiaries during such period, the amount of such net increase; plus

(4)    if there was a net decrease in Current Assets (excluding cash and Cash Equivalents) of the Company and its Restricted Subsidiaries during such period, the amount of such net decrease; less

(B)    the sum of:

(1)    to the extent included in arriving at such Consolidated Adjusted Net Income (or loss), the aggregate amount of all non-cash credits; plus

(2)    if there was a net decrease in Current Liabilities of the Company and its Restricted Subsidiaries during such period, the amount of such net decrease; plus

(3)    if there was a net increase in Current Assets (excluding cash and Cash Equivalents) of the Company and its Restricted Subsidiaries during such period, the amount of such net increase; plus

(4)    the aggregate amount of capital expenditures made by the Company and its Restricted Subsidiaries in the ordinary course of business (excluding normal replacements and maintenance which are properly charged to current operations).

“Excess Proceeds Offer” has the meaning set forth in Section 1014.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated by the Commission thereunder.

“Exchange Notes” has the meaning stated in the first recital of this Indenture and refers to any Exchange Notes containing terms substantially identical to the Initial Notes (except that (i) such Exchange Notes shall not contain terms with respect to transfer restrictions and shall be registered under the Securities Act, and (ii) certain provisions relating to an increase in the stated rate of interest thereon shall be eliminated) that are issued and exchanged for the Initial Notes in accordance with the Exchange Offer, as provided for in the Registration Rights Agreement and this Indenture.

“Exchange Offer” means the offer by the Company to the Holders of the Initial Notes to exchange all of the Initial Notes for Exchange Notes, as provided for in the Registration Rights Agreement.

“Exchange Offer Registration Statement” has the meaning set forth in the Registration Rights Agreement.

“Fair Market Value” means, with respect to any asset or property, the sale value that would be obtained in an arm’s-length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy. Unless otherwise indicated, Fair Market Value shall be determined in good faith by the Board of Directors of the

Company.

“Generally Accepted Accounting Principles” or “GAAP” means generally accepted accounting principles in the United States, consistently applied, that are in effect from time to time.

“Global Notes” means, individually and collectively, each of the Restricted Global Notes and the Unrestricted Global Notes, substantially in the form of Exhibit A1 or A2 hereto, as appropriate, issued in accordance with Section 201, 311(b)(4), 311(d)(2) or 311(f) of this Indenture.

“Global Note Legend” means the legend set forth in Section 311(g)(2), which is required to be placed on all Global Notes issued under this Indenture

“guarantee” means, as applied to any obligation, (1) a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner, of any part or all of such obligation and (2) an agreement, direct or indirect, contingent or otherwise, the practical effect of which is to assure in any way the payment or performance (or payment of damages in the event of non-performance) of all or any part of such obligation, including, without limiting the foregoing, the payment of amounts drawn by letters of credit.

“Holder” means the Person in whose name a Note is registered in the Note Register.

“incur “ has the meaning set forth in Section 1008.

“IAI Global Note” means the global Note substantially in the form of Exhibit A1 hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes sold to Institutional Accredited Investors.

“Indebtedness” means, with respect to any Person, without duplication:

(1)    all liabilities of such Person for borrowed money (including overdrafts) or for the deferred purchase price of property or services, excluding any trade payables and other accrued current liabilities incurred in the ordinary course of business, but including, without limitation, all obligations, contingent or otherwise, of such Person in connection with any letters of credit and acceptances issued under letter of credit facilities, acceptance facilities or other similar facilities;

(2)    all obligations of such Person evidenced by bonds, notes, debentures or other similar instruments;

(3)    all indebtedness of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even if the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), but excluding trade payables arising in the ordinary course of business;

(4)    all Capitalized Lease Obligations of such Person;

(5)    all obligations of such Person under or in respect of Interest Rate Agreements or Currency Agreements;

(6)    all Indebtedness referred to in (but not excluded from) the preceding clauses of other Persons and all dividends declared by other Persons, the payment of which is secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on any property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness (the amount of such obligation being deemed to be the lesser of the Fair Market Value of such property or asset or the amount of the obligation so secured);

(7)    all guarantees by such Person of Indebtedness referred to in this definition or of any other Person;

(8)    all Redeemable Equity Interests of such Person valued at the greater of its voluntary or involuntary maximum fixed repurchase price plus accrued and unpaid dividends; and

(9)    all Attributable Debt of such Person.

For purposes of this Indenture, the “maximum fixed repurchase price” of any Redeemable Equity Interests which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Redeemable Equity Interests as if such Redeemable Equity Interests were purchased on any date on which Indebtedness shall be required to be determined pursuant to this Indenture, and if such price is based upon, or measured by, the Fair Market Value of such Redeemable Equity Interests, such Fair Market Value shall be determined in good faith by the Board of Directors of the issuer of such Redeemable Equity Interests.

“Indenture” means this instrument as originally executed and as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof.

“Independent Financial Advisor” means a reputable accounting, appraisal or investment banking firm that, in the good faith judgment of the Board of Directors of the Company, is qualified to perform the task for which such firm has been engaged and is independent with respect to the Company.

“Indirect Participant” means a Person who holds a beneficial interest in a Global Note through a Participant.

“Initial Notes” has the meaning specified in the first recital to this Indenture.

“Initial Purchasers” means Credit Suisse First Boston Corporation, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Goldman, Sachs & Co. and U.S. Bancorp Piper Jaffray Inc.

“Institutional Accredited Investor” means an institution that is an “accredited investor” as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act, who are not also QIBs.

“Interested Persons” has the meaning specified in Section 1011.

“Interest Payment Date,” when used with respect to any Note, means each semiannual interest payment date on June 1 and December 1 of each year, commencing June 1, 2003.

“Interest Rate Agreements” means (1) any interest rate protection agreements, other types of interest rate hedging agreements (including, without limitation, interest rate swaps, caps, floors, collars and similar agreements) and (2) any other agreements or arrangements designed to protect against or manage exposure to fluctuations in interest rates.

“Investment” means, with respect to any Person, any direct or indirect advance, loan, guarantee or other extension of credit or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition for value by such Person of any Equity Interests, bonds, notes, debentures or other securities or evidences of Indebtedness issued and owned by, any other Person and all other items that would be classified as investments on a balance sheet, prepared in accordance with GAAP. “Investment” shall exclude direct or indirect advances to customers or suppliers in the ordinary course of business that are, in conformity with GAAP, recorded as accounts receivable, prepaid expenses or deposits on the Company’s or any Restricted Subsidiary’s balance sheet, endorsements for collection or deposit arising in the ordinary course of business and extensions of trade credit on commercially reasonable terms in accordance with normal trade practices.

“Issuance Date” means the date on which the Notes are originally issued under this Indenture.

“Letter of Transmittal” means the letter of transmittal to be prepared by the Company and sent to all Holders of the Notes for use by such Holders in connection with the Exchange Offer.

“Lien” means any mortgage, charge, pledge, lien (statutory or otherwise), security interest, hypothecation, assignment for security, claim, or preference of priority or other encumbrance upon or with respect to any property of any kind, real or personal, movable or immovable, now owned or hereafter acquired. A Person shall be deemed to own subject to a Lien any property which such Person has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement having substantially the same economic effect as the foregoing.

“Material Subsidiary” of a Person means any Restricted Subsidiary that would be a significant subsidiary of such Person, as defined in rule 1-02 of Regulation S-X under the Securities Act or any successor provision.

“Maturity” means, with respect to any Note, the date on which any principal of such Note becomes due and payable provided in such Note or in this Indenture, whether at the Stated Maturity with respect to such principal or by declaration of acceleration, call for redemption or repurchase or otherwise.

“Moody’s” means Moody’s Investors Service, Inc. and its successors.

“Net Cash Proceeds” means, with respect to any Asset Sale, the proceeds thereof in the form of cash or Cash Equivalents including payments in respect of deferred payment obligations when received in the form of, or stock or other assets when disposed for, cash or Cash Equivalents (except to the extent that such obligations are financed or sold with recourse to the Company or any Restricted Subsidiary), net of:

(1)    brokerage commissions and other fees and expenses (including, without limitation, fees and expenses of legal counsel and investment banks, recording fees, transfer fees and appraiser fees) related to such Asset Sale;

(2)    provisions for all taxes payable as a result of such Asset Sale;

(3)    payments made to retire Indebtedness where payment of such Indebtedness is secured by the assets or properties which are the subject of such Asset Sale or where such Indebtedness must by its terms, or as required by applicable law, be repaid out of the proceeds of such Asset Sale;

(4)    amounts required to be paid to any Person (other than the Company or any

Restricted Subsidiary) owning a beneficial interest in or having a Lien on the assets subject to the Asset Sale;

(5)    all distributions and other payments required to be made to non-majority interest holders in Subsidiaries as a result of such Asset Sale; and

(6)    appropriate amounts to be provided by the Company or any Restricted Subsidiary, as the case may be, as a reserve required in accordance with GAAP against any liabilities associated with such Asset Sale and retained by the Company or any Restricted Subsidiary, as the case may be, after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as reflected in an Officers’ Certificate delivered to the Trustee.

“Non-Payment Default” means any event of default (other than a Payment Default) the occurrence of which entitles one or more Persons to accelerate the maturity of any Designated Senior Indebtedness.

“Non-U.S. Person” means a Person who is not a U.S. Person.

“Note Guarantee” means any guarantee of the obligations of the Company under this Indenture and the Notes by any Restricted Subsidiary in accordance with the provisions of this Indenture.

“Note Register” and “Note Registrar” have the respective meanings specified in Section 305.

“Notes” has the meaning stated in the first recital of this Indenture and more particularly means any Notes (including Additional Notes) authenticated and delivered under this Indenture.

“Offer Date” has the meaning specified in Section 1014.

“Offered Price” has the meaning specified in Section 1014.

“Officers’ Certificate” means a certificate signed by the Chairman of the Board of Directors, the Vice Chairman of the Board of Directors, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer or a Vice President, and by the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary of the Company, and delivered to the Trustee.

“Opinion of Counsel” means a written opinion of legal counsel, which may be an employee or outside counsel for the Company, and who shall be reasonably acceptable to the Trustee.

“Outstanding,” when used with respect to Notes, means, as of the date of determination, all Notes theretofore authenticated and delivered under this Indenture, except:

(i)    Notes theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

(ii)    Notes, or portions thereof, for whose payment or redemption or repayment at the option of the Holder money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Notes; provided that, if such Notes are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made;

(iii)    Notes, except to the extent provided in Sections 1402 and 1403, with respect to which the Company has effected defeasance and/or covenant defeasance as provided in Article Fourteen; and

(iv)    Notes which have been paid pursuant to Section 306 or in exchange for or in lieu of which other Notes have been authenticated and delivered pursuant to this Indenture, other than any such Notes in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Notes are held by a bona fide purchaser in whose hands such Notes are valid obligations of the Company;

provided, however, that in determining whether the Holders of the requisite principal amount of the Outstanding Notes have given any request, demand, authorization, direction, notice, consent or waiver hereunder, and for the purpose of making the calculations required by TIA Section 313, Notes owned by the Company, any Subsidiary Guarantor or any other obligor upon the Notes or any Affiliate of the Company, of such Subsidiary Guarantor or of such other obligor shall be disregarded and deemed not to be Outstanding (provided that in connection with any offer by the Company, any Subsidiary Guarantor or any obligor to purchase the Notes, Notes tendered for purchase shall be deemed to be Outstanding and held by the tendering Holder until the date of purchase), except that, in determining whether the Trustee shall be protected in making such calculation or in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes which a Responsible Officer of the Trustee actually knows to be so owned shall be so disregarded. Notes so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right to act with respect to such Notes and that the pledgee is not the Company, any Subsidiary Guarantor or any other obligor upon the Notes or any Affiliate of the Company, of such Subsidiary Guarantor or of such other obligor.

“Pari Passu Indebtedness” means (1) with respect to the Notes, Indebtedness that ranks pari passu in right of payment to the Notes and (2) with respect to any Note Guarantee, Indebtedness that ranks pari passu in right of payment to such Note Guarantee.

“Participant” means, with respect to the Depositary, Euroclear or Clearstream, a Person who has an account with the Depositary, Euroclear or Clearstream, respectively (and with respect to DTC, shall include Euroclear and Clearstream).

“Paying Agent” means any Person (including the Company acting as Paying Agent) authorized by the Company to pay the principal of (or premium, if any, on) or interest on any Notes on behalf of the Company.

“Payment Blockage Period” has the meaning specified in Section 1203.

“Payment Default” means any default in the payment (whether at stated maturity, upon scheduled installment, by acceleration or otherwise) of principal of, or premium, if any, or interest on Designated Senior Indebtedness.

“Permitted Indebtedness” means any of the following:

(1)    Indebtedness of the Company under the Senior Credit Agreement in an aggregate principal amount at any one time outstanding not to exceed $225.0 million plus Indebtedness of any Restricted Subsidiary under a guarantee of such Indebtedness under the Senior Credit Agreement;

(2)    Indebtedness of the Company pursuant to the Notes (other than Additional Notes) or the Exchange Notes or of any Subsidiary Guarantor pursuant to a Note Guarantee;

(3)    Indebtedness (other than Indebtedness referred to in clauses (1) and (2) above) of the Company or any Restricted Subsidiary outstanding on the date of this Indenture;

(4)    Indebtedness of the Company owing to any Restricted Subsidiary; provided that any Indebtedness of the Company owing to a Restricted Subsidiary that is not a Subsidiary Guarantor is unsecured and is subordinated in right of payment from and after such time as the Notes shall become due and payable (whether at Stated Maturity, acceleration or otherwise) to the payment and performance of the Company’s obligations under the Notes; provided further that a disposition or transfer of any such Indebtedness to a Person (other than a disposition or transfer to a Restricted Subsidiary) shall be deemed to be an incurrence of such Indebtedness by the Company not permitted by this clause (4);

(5)    Indebtedness of a Restricted Subsidiary owing to the Company or to another Restricted Subsidiary; provided that any disposition or transfer or any such Indebtedness to a Person (other than a disposition or transfer to the Company or a wholly owned Restricted Subsidiary) shall be deemed to be an incurrence of such Indebtedness by such Restricted Subsidiary not permitted by this clause (5);

(6)    guarantees of any Restricted Subsidiary made in accordance with the provisions of Section 1015;

(7)    the incurrence of obligations entered into in the ordinary course of business pursuant to Interest Rate Agreements designed to protect the Company or any Restricted Subsidiary against or manage exposure to fluctuations in interest rates, and Currency Agreements;

(8)    Indebtedness of the Company or any Restricted Subsidiary in respect of Capitalized Lease Obligations and/or Purchase Money Obligations in an aggregate amount not to exceed $15.0 million at any one time outstanding;

(9)    Indebtedness of the Company or any Restricted Subsidiary consisting of guarantees, indemnities, hold backs or obligations in respect of purchase price adjustments in connection with the acquisition or disposition of assets, including, without limitation, Equity Interests of Restricted Subsidiaries, or contingent payment obligations incurred in connection with the acquisition of assets which are contingent on the performance of the assets acquired, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such assets or Equity Interests of such Restricted Subsidiary for the purpose of financing such acquisition, provided that the maximum allowable liability in respect of all such Indebtedness shall at no time exceed the gross proceeds actually received by the Company and its Restricted Subsidiaries;

(10)    Indebtedness of the Company or any Restricted Subsidiary represented by (a) letters of credit for the account of the Company or any Restricted Subsidiary or (b) other obligations to reimburse third parties pursuant to any surety bond or other similar arrangements, which letters of credit or other obligations, as the case may be, are intended to provide security for workers’ compensation claims, payment obligations in connection with self-insurance or other similar requirements in the ordinary course of business;

(11)    Indebtedness of the Company or one of its Restricted Subsidiaries to the extent the net proceeds thereof are concurrently deposited to defease all Outstanding Notes pursuant to Article Fourteen;

(12)    Indebtedness of foreign Restricted Subsidiaries of the Company in an aggregate principal amount at any one time outstanding not to exceed $30.0 million;

(13)    any renewals, extensions, substitutions, refinancing or replacements (each, for purposes of this clause, a “refinancing”) of any Indebtedness incurred pursuant to Section 1008 or referred to in clause (2) or (3) of this definition, including any successive refinancings, so long as:

(A)    any such new Indebtedness shall be in a principal amount that does not exceed the principal amount so refinanced, plus the lesser of the amount of any premium required to be paid in connection with such refinancing pursuant to the terms of the Indebtedness refinanced or the amount of any premium reasonably determined as necessary to accomplish such refinancing plus expenses incurred in connection therewith;

(B)    in the case of any refinancing by the Company of Pari Passu Indebtedness or Subordinated Indebtedness, such new Indebtedness is made pari passu with or subordinate to the Notes at least to the same extent as the Indebtedness being refinanced;

(C)    such new Indebtedness has an Average Life no shorter than the Average Life of the Indebtedness being refinanced and final Stated Maturity of principal no earlier than the final Stated Maturity of principal of the Indebtedness being refinanced; and

(D)    Indebtedness of the Company may only be refinanced with Indebtedness of the Company; and

(14)    Indebtedness of the Company and of the Subsidiary Guarantors not otherwise permitted by the foregoing clauses (1) through (13) in an aggregate principal amount not to exceed $25.0 million at any one time outstanding.

“Permitted Investments” means any of the following:

(1)    Investments in Cash Equivalents;

(2)    Investments in the Company or any Restricted Subsidiary;

(3)    intercompany Indebtedness to the extent permitted under clause (4) or (5) of the definition of “Permitted Indebtedness”;

  (4)    Investments by the Company or any Restricted Subsidiary in another Person, if as a result of such Investment (A) such other Person becomes a Restricted Subsidiary or (B) such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all of its assets to, the Company or a Restricted Subsidiary;

  (5)    bonds, notes, debentures and other securities received as consideration for Asset Sales to the extent permitted under Section 1014;

  (6)    Investments in prepaid expenses, negotiable instruments held for collection and lease, utility and workers’ compensation, performance and other similar deposits made in the ordinary course of business;

  (7)    Interest Rate Agreements and Currency Agreements permitted under Section 1008;

  (8)    Investments existing on the Issuance Date;

  (9)    any Investment to the extent that the consideration therefor is Qualified Equity Interests;

(10)    Investments constituting loans, advances or extensions of credit to employees, officers and directors made in the ordinary course of business and otherwise in compliance with this Indenture;

(11)    Investments made as a result of the receipt of non-cash consideration in an Asset Sale permitted under Section 1014; or

(12)    Investments not described in clauses (1) through (11) above in an aggregate amount not to exceed $25.0 million at any one time outstanding.

“Permitted Junior Securities” has the meaning specified in Section 1202.

“Permitted Liens” means:

  (1)    Liens existing on the Issuance Date;

  (2)    Liens now or hereafter securing any Interest Rate Agreements of the Company or any Restricted Subsidiary;

  (3)    Liens securing any Indebtedness incurred under clause (13) of the definition of

“Permitted Indebtedness,” the proceeds of which are used to refinance Indebtedness of the Company or any Restricted Subsidiary; provided that such Liens extend to or cover only the assets currently securing the Indebtedness being refinanced;

  (4)    Liens securing Acquired Indebtedness incurred by the Company and any Restricted Subsidiary and permitted under Section 1008; provided that such Liens attach solely to the assets acquired and the Acquired Indebtedness was not incurred in connection with an acquisition of assets from a Person;

  (5)    Liens securing Indebtedness owing to the Company or a Restricted Subsidiary;

  (6)    Liens securing Purchase Money Obligations incurred in accordance with this Indenture;

  (7)    Liens for taxes, assessments or governmental charges or claims either (a) not delinquent or (b) contested in good faith by appropriate proceedings and as to which the Company or its Restricted Subsidiaries shall have set aside on its books such reserves as may be required pursuant to GAAP;

  (8)    statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, suppliers, materialmen, repairmen and other Liens imposed by law incurred in the ordinary course of business for sums not yet delinquent or being contested in good faith, if such reserved or other appropriate provision, if any, as shall be required by GAAP shall have been made in respect thereof;

  (9)    Liens incurred or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations;

(10)    judgment Liens not giving rise to an Event of Default so long as such Lien is adequately bonded and any appropriate legal proceedings which may have been duly initiated for the review of such judgment shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired;

(11)    easements, rights-of-way, zoning restrictions and other similar charges or encumbrances in respect of real property not interfering in any material respect with the conduct of the business of the Company or any of its Restricted Subsidiaries; or

(12)    any interest or title of a lessor in assets or property subject to Capitalized

Lease Obligations or any operating lease of the Company or any Restricted Subsidiary.

“Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, a government or any agency or political subdivision thereof or any other entity.

“Place of Payment” means the office or agency maintained by the Company where the principal of (and premium, if any, on) and interest on the Notes are payable as specified in Section 1002.

“Predecessor Note” means, with respect to any particular Note, every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purposes of this definition, any Note authenticated and delivered under Section 306 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Note shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Note.

“Preferred Stock” means, with respect to any Person, any Equity Interests of any class or classes (however designated) which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over the Equity Interests of any other class in such Person.

“Private Placement Legend” has the meaning set forth in Section 311(g)(1).

“Purchase Money Obligations” means any Indebtedness of the Company or any Restricted Subsidiary incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of any property (real or personal), plant or equipment used in the business of the Company or such Restricted Subsidiaries (including Indebtedness incurred within 90 days following such purchase, construction or improvement), including Indebtedness of a Person existing at the time such Person becomes a Restricted Subsidiary or assumed by the Company or a Restricted Subsidiary in connection with the acquisition of assets from such Person; provided, however, that any Lien on such Indebtedness shall not extend to any property other than the property so acquired or constructed.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Qualified Equity Interests” of any Person means any and all Equity Interests of such Person other than Redeemable Equity Interests.

“Redeemable Equity Interests” means any class of Equity Interests that, either by its terms, by the terms of any securities into which it is convertible or exchangeable or by contract or otherwise, is, or upon the happening of an event or passage of time would be, required to be redeemed (whether by sinking fund or otherwise) prior to the date that is 91 days after the final Stated Maturity of the Notes or is redeemable at the option of the holder thereof at any time prior to such date (other than upon a change of control of the Company in circumstances where the Holders of the Notes would have similar rights), or is convertible into or exchangeable for debt securities at any time prior to such date (unless it is convertible or exchangeable solely at the option of the Company).

“Redemption Date,” when used with respect to any Note to be redeemed, in whole or in part, means the date fixed for such redemption by or pursuant to this Indenture.

“Redemption Price,” when used with respect to any Note to be redeemed, means the price at which it is to be redeemed pursuant to this Indenture.

“Reference Treasury Dealer” means each of (1) Credit Suisse First Boston Corporation, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Goldman, Sachs & Co. and their respective successors; provided, however, that if any of the foregoing shall cease to be a primary U.S. Government securities dealer in The City of New York (a “Primary Treasury Dealer”), the Company shall substitute therefor another Primary Treasury Dealer; and (2) any other Primary Treasury Dealer selected by the Company.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Company, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Company by such Reference Treasury Dealer at 5:00 p.m. on the third Business Day preceding such Redemption Date.

“Registration Rights Agreement” means the Registration Rights Agreement dated as of November 26, 2002, among the Company, the Subsidiary Guarantors and the Initial Purchasers.

“Registration Statement” has the meaning set forth in the Registration Rights Agreement.

“Regular Record Date” has the meaning specified in Section 301.

“Regulation S” means Regulation S promulgated under the Securities Act.

“Regulation S Global Note” means a Regulation S Temporary Global Note or a Regulation S Permanent Global Note, as appropriate.

“Regulation S Permanent Global Note” means a permanent global Note in the form of Exhibit A1 hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount at Maturity of the Regulation S Temporary Global Note upon expiration of the Restricted Period.

“Regulation S Temporary Global Note” means a temporary global Note in the form of Exhibit A2 hereto bearing the Global Note Legend, the Private Placement Legend and the Temporary Regulation S Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount at Maturity of the Notes initially sold in reliance on Rule 903.

“Replacement Assets” means properties or assets to replace the properties or assets that were the subject of an Asset Sale or in properties and assets that will be used in businesses of the Company or its Restricted Subsidiaries, as the case may be, existing at the time such assets are sold or in Equity Interests of a Person, the principal portion of whose assets consist of such property or assets (provided that the Company or such Restricted Subsidiary shall acquire at least the same percentage of equity and voting interest in such Person as the Company or such Restricted Subsidiary held with respect to the assets disposed of in such Asset Sale).

“Responsible Officer,” when used with respect to the Trustee, means any Vice President, any Assistant Secretary, any Assistant Treasurer, any trust officer or assistant trust officer, or any other officer of the Trustee customarily performing functions similar to those performed by any of the above-designated officers, and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his or her knowledge of and familiarity with the particular subject.

“Restricted Definitive Note” means a Definitive Note bearing the Private Placement Legend.

“Restricted Global Note” means a Global Note bearing the Private Placement Legend.

“Restricted Payment” has the meaning set forth in Section 1009.

“Restricted Period” means the 40-day distribution compliance period as defined in Regulation S.

“Restricted Subsidiary” means any Subsidiary other than an Unrestricted Subsidiary.

“Rule 144” means Rule 144 under the Securities Act.

“Rule 144A” means Rule 144A under the Securities Act.

“Rule 903” means Rule 903 under the Securities Act.

“Rule 904” means Rule 904 under the Securities Act.

“S&P” means Standard and Poor’s Ratings Group, a division of McGraw-Hill, Inc. and its successors.

“Sale and Leaseback Transaction” of any Person means any transaction or series of related transactions pursuant to which such Person sells or transfers any property or assets in connection with the leasing of such property or asset to the seller or transferor.

“Securities Act” means the Securities Act of 1933, as amended, or any successor statute, and the rules and regulations promulgated by the Commission thereunder.

“Senior Credit Agreement” means the credit agreement dated the Issuance Date among the Company, the lenders party thereto, Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Credit Suisse First Boston, as joint-lead arrangers, Merrill Lynch Capital, a division of Merrill Lynch Business Financial Services Inc., as administrative agent, Credit Suisse First Boston, as syndication agent, and LaSalle Bank, N.A., as letter of credit issuer, together with the related documents, instruments and agreements executed in connection therewith (including, without limitation, any guarantees, notes and security documents), in each case as such agreements may be amended, amended and restated, renewed, extended, substituted, refinanced (including increasing the amount available for borrowing thereunder and including refinancings with the same or different lenders or agents), restructured, replaced, supplemented, waived, deferred or otherwise modified in whole or in part from time to time, including, without limitation, any agreement extending the maturity of, or increasing the commitments to extend, Indebtedness or any commitment to extend such Indebtedness, and any successor or replacement agreements and whether by the same or any other agent, lender or group of lenders.

“Senior Indebtedness” means:

(1)    all obligations of the Company, now or hereafter existing, under or in respect of the Senior Credit Agreement, whether for principal, premium, if any, interest (including interest accruing after the filing of, or which would have accrued but for the filing of, a petition by or against the Company under Bankruptcy Law, at the rate provided in the document with respect thereto, whether or not such interest is allowed as a claim after such filing in any proceeding under such law) and other amounts due in connection therewith (including, without limitation, any fees, premiums, expenses, reimbursement obligations with respect to letters of credit and indemnities); and

(2)    the principal of, premium, if any, and interest (including interest accruing after the filing of, or which would have accrued but for the filing of, a petition by or against the Company under Bankruptcy Law, at the rate provided in the document with respect thereto, whether or not such interest is allowed as a claim after such filing in any proceeding under such law) on all other Indebtedness of the Company (other than the Notes), whether outstanding on the Issuance Date or thereafter created, incurred or assumed, unless, in the case of any particular Indebtedness, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Indebtedness shall not be senior in right of payment to the Notes.

Notwithstanding the foregoing, “Senior Indebtedness” shall not include:

(i)    Indebtedness evidenced by the Notes;

(ii)    Indebtedness of the Company that is expressly subordinated in right of payment to any Indebtedness of the Company;

(iii)    Indebtedness of the Company that by operation of law is subordinate to any general unsecured obligations of the Company;

(iv)    Indebtedness of the Company to the extent incurred in violation of any covenant prohibiting the incurrence of Indebtedness under this Indenture;

(v)    any liability for federal, state or local taxes or other taxes, owed or owing by the Company;

(vi)    accounts payable or other liabilities owed or owing by the Company to trade creditors (including guarantees thereof or instruments evidencing such liabilities), including all of the Company’s obligations arising in connection with the Agreement and Plan of Merger, dated as of May 28, 2002, among the Company, NDC Acquisition Corp. and TechRx Incorporated;

(vii)    amounts owed by the Company for compensation to employees or for services rendered to the Company;

(viii)    Indebtedness of the Company to any Subsidiary or any other Affiliate of the Company or any of such Affiliate’s Subsidiaries;

(ix)    Equity Interests of the Company;

(x)    Indebtedness evidenced by any guarantee of any Subordinated Indebtedness or Pari Passu Indebtedness; and

(xi)    Indebtedness which, when incurred and without respect to any election under

Section 1111(b) of Title 11 of the United States Code, is without recourse to the Company or any Restricted Subsidiary.

Any Indebtedness incurred pursuant to clause (1) of the definition of “Permitted Indebtedness” shall not be deemed to be incurred in violation of Section 1008.

“Shelf Registration Statement” has the meaning set forth in the Registration Rights Agreement.

“Special Record Date” for the payment of any Defaulted Interest on the Notes means a date fixed by the Trustee pursuant to Section 307.

“Stated Maturity” means, when used with respect to any Note or any installment of interest thereon, the date specified in such Note as the fixed date on which the principal of such Note or such installment of interest is due and payable, and, when used with respect to any other Indebtedness, means the date specified in the instrument governing such Indebtedness as the fixed date on which the principal of such Indebtedness or any installment of interest thereon is due and payable.

“Subordinated Indebtedness” means Indebtedness of the Company or a Subsidiary Guarantor that is expressly subordinated in right of payment to the Notes or the Note Guarantee of such Subsidiary Guarantor, as the case may be.

“Subsidiary” of a Person means:

(1)    any corporation more than 50% of the outstanding voting power of the Voting Stock of which is owned or controlled, directly or indirectly, by such Person or by one or more other Subsidiaries of such Person, or by such Person and one or more other Subsidiaries thereof; or

(2)    any other Person in which such Person, or other Subsidiaries of such Person, or such Person and one or more other Subsidiaries, directly or indirectly, has more than 50% of the outstanding partnership or similar interests or has the power, by contract or otherwise, to direct or cause the direction of the policies, management and affairs thereof.

“Subsidiary Guarantor” means each Restricted Subsidiary that issues a Note Guarantee in accordance with the terms of this Indenture and its successors and assigns. For purposes of this Indenture, all references to the “Subsidiary Guarantors” shall be deemed to include (1) each of NDC Health Information Services (Arizona) Inc., a Delaware corporation, The Computer Place, Inc., an Arizona corporation, NDCHealth Intellectual Property Corp., a Delaware corporation, HISIP Corp., a Delaware corporation, NDCIP, Inc., a Delaware corporation, NDCHealth Licensing, Inc., a

Delaware corporation, TechRx Incorporated, a Pennsylvania corporation, NDC Canada, Inc., a Delaware corporation, and NDC Acquisition Corp., a Delaware corporation, to the extent it continues to guarantee the obligations of the Company under the Senior Credit Agreement and (2) any Restricted Subsidiary that guarantees the obligations of the Company under the Senior Credit Agreement; provided that, upon the release and discharge of any Person from its Note Guarantee in accordance with this Indenture, such Person shall cease to be a Subsidiary Guarantor.

“Subsidiary Guarantor Senior Indebtedness” means:

(1)    all obligations of a Subsidiary Guarantor, now or hereafter existing, under or in respect of the Senior Credit Agreement, whether for principal, premium, if any, interest (including interest accruing after the filing of, or which would have accrued but for the filing of, a petition by or against such Subsidiary Guarantor under Bankruptcy Law, whether or not such interest is allowed as a claim after such filing in any proceeding under such law) and other amounts due in connection therewith (including, without limitation, any fees, premiums, expenses, reimbursement obligations with respect to letters of credit and indemnities); and

(2)    the principal of, premium, if any, and interest (including interest accruing after the filing of, or which would have accrued but for the filing of, a petition by or against such Subsidiary Guarantor under Bankruptcy Law, whether or not such interest is allowed as a claim after such filing in any proceeding under such law) on all other Indebtedness of such Subsidiary Guarantor (other than the Note Guarantee of such Subsidiary Guarantor), whether outstanding on the Issuance Date or thereafter created, incurred or assumed, unless, in the case of any particular Indebtedness, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Indebtedness shall not be senior in right of payment to such Note Guarantee.

Notwithstanding the foregoing, “Subsidiary Guarantor Senior Indebtedness” shall not include:

(i)    Indebtedness evidenced by the Note Guarantee of such Subsidiary Guarantor;

(ii)    Indebtedness of such Subsidiary Guarantor that is expressly subordinated in right of payment to any Indebtedness of such Subsidiary Guarantor;

(iii)    Indebtedness of such Subsidiary Guarantor that by operation of law is subordinate to any general unsecured obligations of such Subsidiary Guarantor;

(iv)    Indebtedness of such Subsidiary Guarantor to the extent incurred in violation of any covenant prohibiting the incurrence of Indebtedness under this

Indenture;

(v)    any liability for federal, state or local taxes or other taxes, owed or owing by such Subsidiary Guarantor;

(vi)    accounts payable or other liabilities owed or owing by such Subsidiary Guarantor to trade creditors (including guarantees thereof or instruments evidencing such liabilities);

(vii)    amounts owed by such Subsidiary Guarantor for compensation to employees or for services rendered to such Subsidiary Guarantor;

(viii)    Indebtedness of such Subsidiary Guarantor to any Subsidiary or any other Affiliate of the Company or any of such Affiliate’s Subsidiaries;

(ix)    Equity Interests of such Subsidiary Guarantor;

(x)    Indebtedness evidenced by any guarantee of any Subordinated Indebtedness or Pari Passu Indebtedness; and

(xi)    Indebtedness which, when incurred and without respect to any election under Section 1111(b) of Title 11 of the United States Code, is without recourse to such Subsidiary Guarantor.

Any Indebtedness of a Subsidiary Guarantor under or in respect of its guarantee of the Company’s Indebtedness incurred pursuant to clause (1) of the definition of “Permitted Indebtedness” shall not be deemed to be incurred in violation of Section 1008.

“Surviving Entity” has the meaning specified in Section 801.

“TechRx” means TechRx Incorporated, a Pennsylvania corporation.

“Temporary Regulation S Legend” means the legend set forth in Section 311(h).

“Treasury Rate” means, with respect to any Redemption Date, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date.

“Trust Indenture Act” or “TIA” means the Trust Indenture Act of 1939 as in force at the date as of which this Indenture was executed, except as provided in Section 905.

“Trustee” means the Person named as the “Trustee” in the first paragraph of this Indenture until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean or include each Person who is then a Trustee hereunder.

“United States” means the United States of America (including the states and the District of Columbia), its territories, its possessions and other areas subject to its jurisdiction.

“Unrestricted Definitive Note” means one or more Definitive Notes that do not bear and are not required to bear the Private Placement Legend.

“Unrestricted Global Note” means a permanent global Note substantially in the form of Exhibit A1 attached hereto that bears the Global Note Legend and that has the “Schedule of Exchanges of Interests in the Global Note” attached thereto, and that is deposited with or on behalf of and registered in the name of the Depositary, representing a series of Notes that do not bear the Private Placement Legend.

“Unrestricted Subsidiary” means (1) any Subsidiary of the Company that at the time of determination shall be an Unrestricted Subsidiary (as designated by the Board of Directors of the Company pursuant to Section 1018 of this Indenture) and (2) any Subsidiary of any Unrestricted Subsidiary.

“U.S. Government Obligations” means securities that are:

(1)    direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged; or

(2)    obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such U.S. Government Obligation or a specific payment of principal of or interest on any such U.S. Government Obligation held by such custodian for the account of the holder of such depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of principal of or interest on the U.S. Government Obligation evidenced by such depository receipt.

“U.S. Person” means a U.S. person as defined in Rule 902(k) under the Securities Act.

“Vice President,” when used with respect to the Company or the Trustee, means any vice president, whether or not designated by a number or a word or words added before or after the title “vice president”.

“Voting Stock” of any Person means any class or classes of Equity Interests of such Person pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the Board of Directors, managers or trustees of such Person (irrespective of whether or not, at the time, stock of any other class or classes shall have, or might have voting power by reason of the happening of any contingency).

SECTION 102.    Compliance Certificates and Opinions.

Upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture, the Company, the Subsidiary Guarantors and any other obligor on the Notes (if applicable) shall, at the request of the Trustee, furnish to the Trustee an Officers’ Certificate in form and substance reasonably acceptable to the Trustee stating that all conditions precedent, if any, provided for in this Indenture (including any covenant compliance with which constitutes a condition precedent) relating to the proposed action have been complied with and, at the request of the Trustee, an Opinion of Counsel to the effect that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of any such documents is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

Each certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture (other than pursuant to Section 1007) shall include:

(1)    a statement that each individual or firm signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

(2)    a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3)    a statement that, in the opinion of each such individual or such firm, he or it has made such examination or investigation as is necessary to enable him or it to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(4)    a statement as to whether or not, in the opinion of each such individual or such firm, such covenant or condition has been complied with.

SECTION 103.    Form of Documents Delivered to Trustee.

In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

Any certificate or opinion of an officer of the Company, any Subsidiary Guarantor or other obligor on the Notes may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his or her certificate or opinion is based are erroneous. Any such certificate or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company, any Subsidiary Guarantor or other obligor on the Notes stating that the information with respect to such factual matters is in the possession of the Company, any Subsidiary Guarantor or other obligor on the Notes, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

SECTION 104.    Acts of Holders.

(a)    Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agents duly appointed in writing. Except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section.

(b)    The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

(c)    The principal amount and serial numbers of Notes held by any Person, and the date of holding the same, shall be proved by the Note Register.

(d)    If the Company shall solicit from the Holders of Notes any request, demand, authorization, direction, notice, consent, waiver or other Act, the Company may, at its option, by or pursuant to Board Resolution, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Company shall have no obligation to do so. Notwithstanding TIA Section 316(c), such record date shall be the record date specified in or pursuant to such Board Resolution, which shall be a date not earlier than the date 30 days prior to the first solicitation of Holders generally in connection therewith and not later than the date such solicitation is completed. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of Outstanding Notes have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the Outstanding Notes shall be computed as of such record date; provided that no such authorization, agreement or consent by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than eleven months after the record date.

(e)    Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Note shall bind every future Holder of the same Note and the Holder of every Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company or any Subsidiary Guarantor in reliance thereon, whether or not notation of such action is made upon such Note.

SECTION 105.    Notices, Etc., to Trustee, the Company and any Subsidiary Guarantor.

Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other documents provided or permitted by this Indenture to be made upon, given or furnished to, or filed with,

(1)    the Trustee by any Holder or by the Company or any Subsidiary Guarantor or any other obligor on the Notes shall be sufficient for every purpose hereunder if made, given, furnished or delivered in writing and mailed, first-class postage prepaid, or delivered by recognized overnight courier, to or with the Trustee at its Corporate Trust Office, Attention: Corporate Trust Officer, or

(2)    the Company or any Subsidiary Guarantor by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if made, given, furnished or delivered in writing, or mailed, first-class postage prepaid, or delivered by recognized overnight courier, to the Company or such Subsidiary Guarantor addressed to it at the address of its principal office, for the attention of the Chief Financial Officer, specified in the first paragraph of this Indenture or at any other address previously furnished in writing to the Trustee by the Company or such Subsidiary Guarantor.

SECTION 106.    Notice to Holders; Waiver.

Where this Indenture provides for notice of any event to Holders of Notes by the Company or the Trustee, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each such Holder affected by such event, at its address as it appears in the Note Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Any notice mailed to a Holder in the manner herein prescribed shall be conclusively deemed to have been received by such Holder, whether or not such Holder actually receives such notice.

In case, by reason of the suspension of or irregularities in regular mail service or by reason of any other cause, it shall be impractical to mail notice of any event to Holders when such notice is required to be given pursuant to any provision of this Indenture, then any manner of giving such notice as shall be satisfactory to the Trustee shall be deemed to be sufficient giving of such notice for every purpose hereunder.

Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

SECTION 107.    Effect of Headings and Table of Contents.

The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

SECTION 108.    Successors and Assigns.

All covenants and agreements in this Indenture by the Company and the Subsidiary Guarantors shall bind their respective successors and assigns, whether so expressed or not.

SECTION 109.    Separability Clause.

In case any provision in this Indenture or in any Note shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 110.    Benefits of Indenture.

Nothing in this Indenture or in the Notes, express or implied, shall give to any Person, other than the parties hereto, any Authenticating Agent, any Paying Agent, any Notes Registrar and their successors hereunder and the Holders and, with respect to any provisions hereof relating to the subordination of the Notes or the rights of holders of Senior Indebtedness, the holders of Senior Indebtedness, any benefit or any legal or equitable right, remedy or claim under this Indenture.

SECTION 111.    Governing Law.

This Indenture and the Notes shall be governed by and construed in accordance with the law of the State of New York. Upon the effectiveness of the Shelf Registration Statement or the consummation of the Exchange Offer, this Indenture will be subject to the provisions of the Trust Indenture Act that are required to be part of this Indenture and shall, to the extent applicable, be governed by such provisions.

SECTION 112.    Legal Holidays.

In any case where any Interest Payment Date, Redemption Date, or Stated Maturity or Maturity of any Note shall not be a Business Day at any Place of Payment, then (notwithstanding any other provision of this Indenture or of any Note) payment of principal (and premium, if any) or interest need not be made at such Place of Payment on such date, but may be made on the next succeeding Business Day at such Place of Payment with the same force and effect as if made on the Interest Payment Date or Redemption Date or at the Stated Maturity or Maturity; provided that no interest shall accrue for the period from and after such Interest Payment Date, Redemption Date, Stated Maturity or Maturity, as the case may be.

SECTION 113.    Trust Indenture Act Controls.

If any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the TIA, the provision required by the TIA shall control. If any provision of this Indenture modifies or excludes any provision of the TIA that may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or excluded, as the case may be.

SECTION 114.    No Recourse Against Others.

A director, officer, employee or stockholder, as such, of the Company or any Subsidiary Guarantor shall not have any liability for any obligations of the Company or such Subsidiary Guarantor under the Notes, any Note Guarantee or this Indenture, as applicable, or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Note and the related Note Guarantee, each Holder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Notes and the Note Guarantees.

SECTION 115.    Counterparts.

This Indenture may be executed in any number of counterparts, each of which shall be original; but such counterparts shall together constitute but one and the same instrument.

ARTICLE TWO

NOTE FORMS

SECTION 201. Forms.

(a)    General.    The Notes shall be known and designated as the “10½% Senior Subordinated Notes due 2012” of the Company. The Notes and the Trustee’s certificate of authentication shall be in substantially the forms set forth in Exhibit A1 hereto and in this Article, respectively, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or as may, consistently herewith, be determined by the officers of the Company executing such Notes, as evidenced by their execution of the Notes. Any portion of the text of any Note may be set forth on the reverse thereof, with an appropriate reference thereto on the face of the Note. Each Note shall be dated the date of its authentication.

The definitive Notes shall be printed, lithographed or engraved on steel-engraved borders or may be produced in any other manner, all as determined by the officers of the Company executing such Notes, as evidenced by their execution of such Notes.

(b)    Global Notes.    Notes issued in global form shall be substantially in the form of Exhibit A1 or Exhibit A2 attached hereto (including the Global Note Legend thereon and the “Schedule of Exchanges of Interests in the Global Note” attached thereto). Notes issued in definitive form shall be substantially in the form of Exhibit A1 attached hereto (but without the Global Note Legend thereon and without the “Schedule of Exchanges of Interests in the Global Note” attached thereto). Each Global Note shall represent such of the outstanding Notes as shall be specified therein and each shall provide that it shall represent the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby shall be made by the Trustee in accordance with instructions given by the Holder thereof as required by Section 311 hereof.

(c)    Temporary Global Notes.    Notes offered and sold in reliance on Regulation S shall be issued initially in the form of the Regulation S Temporary Global Note, which shall be deposited on behalf of the purchasers of the Notes represented thereby with the Trustee, as custodian for the Depositary, and registered in the name of the Depositary or the nominee of the Depositary for the accounts of designated agents holding on behalf of Euroclear or Clearstream, duly executed by the Company and authenticated by the Trustee as hereinafter provided. Following the termination of the Restricted Period, upon the receipt by the Trustee of a written certificate from Euroclear and Clearstream certifying that they have received certification of non-United States beneficial ownership of 100% of the aggregate principal amount at Maturity of the Regulation S Temporary Global Note (except to the extent of any Beneficial Owners thereof who acquired an interest therein during the Restricted Period pursuant to another exemption from registration under the Securities Act and who shall take delivery of a beneficial ownership interest in a 144A Global Note bearing a Private Placement Legend, all as contemplated by Section 311(b)(2) hereof, beneficial interests in the Regulation S Temporary Global Note shall be exchanged for beneficial interests in Regulation S Permanent Global Notes pursuant to the Applicable Procedures. Simultaneously with the authentication of Regulation S Permanent Global Notes, the Trustee shall cancel the Regulation S Temporary Global Note. The aggregate principal amount of the Regulation S Temporary Global Note and the Regulation S Permanent Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary or its nominee, as the case may be, in connection with transfers of interest as hereinafter provided.

(d)    Euroclear and Clearstream Procedures Applicable.    The provisions of the “Operating Procedures of the Euroclear System” and “Terms and Conditions Governing Use of Euroclear” and the “General Terms and Conditions of Cedel Bank” and “Customer Handbook” of Clearstream shall be applicable to transfers of beneficial interests in the Regulation S Temporary Global Note and the Regulation S Permanent Global Notes that are held by Participants through Euroclear or Clearstream.

SECTION 202.    Form of Trustee’s Certificate of Authentication.

Subject to Section 611, the Trustee’s certificate of authentication shall be in the following form:

This is one of the Notes referred to in the within-mentioned Indenture.

REGIONS BANK as Trustee

Dated:	By:
Authorized Signatory

ARTICLE THREE

THE NOTES

SECTION 301.    Amount.

The aggregate principal amount of Notes which may be authenticated and delivered under this Indenture is unlimited.

The Stated Maturity of the Notes shall be December 1, 2012, and the Notes shall bear interest at the rate of 10½% per annum from November 26, 2002 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, payable on June 1, 2003 and semiannually thereafter on June 1 and December 1 in each year, until the principal thereof is paid in full and to the Person in whose name the Note (or any Predecessor Note) is registered at the close of business on the May 15 or November 15 immediately preceding such Interest Payment Date (each, a “Regular Record Date”). Interest shall be computed on the Notes as specified in Section 310 hereof.

The principal of (and premium, if any) and interest on the Notes shall be payable at the office or agency of the Company maintained for such purpose in the City of Montgomery, State of Alabama or the Borough of Manhattan, the City and State of New York, or at such other office or agency of the Company as may be maintained for such purpose; provided, however, that, at the option of the Company, interest may be paid (a) by check mailed to the addresses of the Persons entitled thereto as such addresses shall appear on the Note Register or (b) by wire transfer to an account located in the United States maintained by the payee.

Holders shall have the right to require the Company to purchase their Notes, in whole or in part, in the event of a Change in Control pursuant to Section 1013. The Notes shall be subject to repurchase pursuant to an Excess Proceeds Offer as provided in Section 1014.

The Notes shall be redeemable as provided in Article Eleven and in the Notes.

The Indebtedness evidenced by the Notes shall be subordinated in right of payment to Senior Indebtedness as provided in Article Twelve. The due and punctual payment of principal of, and premium, if any, and interest on the Notes payable by the Company is irrevocably and unconditionally guaranteed, to the extent set forth herein, by each of the Subsidiary Guarantors. The Note Guarantee issued by any Subsidiary Guarantor shall be subordinated to all existing and future Subsidiary Guarantor Senior Indebtedness of such Subsidiary Guarantor as provided in Article Twelve.

SECTION 302.    Denominations.

The Notes shall be issuable only in registered form without coupons and only in denominations of $1,000 and any integral multiple thereof.

SECTION 303.    Execution, Authentication, Delivery and Dating.

The Notes shall be executed on behalf of the Company by its Chairman of the Board of Directors, its Chief Executive Officer, its President, its Chief Operating Officer, its Chief Financial Officer or a Vice President. The signature of any of these officers on the Notes may be the manual or facsimile signatures of the present or any future such authorized officer and may be imprinted or otherwise reproduced on the Notes.

Notes bearing the manual or facsimile signatures of individuals who were at the time of execution the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Notes or did not hold such offices at the date of such Notes.

On the Issuance Date, the Company shall deliver the Initial Notes in the aggregate principal amount of $200.0 million executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Notes, directing the Trustee to authenticate the Notes and certifying that all conditions precedent to the issuance of Notes contained herein have been fully complied with, and the Trustee in accordance with such Company Order shall authenticate and deliver such Initial Notes. At any time and from time to time after the Issuance Date, the Company may deliver Additional Notes executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Additional Notes, directing the Trustee to authenticate the Additional Notes and certifying that the issuance of such Additional Notes is in compliance with Article Ten hereof and that all other conditions precedent to the issuance of Notes contained herein have been fully complied with, and the Trustee in accordance with such Company Order shall authenticate and deliver such Additional Notes. On a Company Order, the Trustee shall authenticate for original issue Exchange Notes in an aggregate principal amount not to exceed $200.0 million plus the aggregate principal amount of any Additional Notes issued; provided that such Exchange Notes shall be issuable only upon the valid surrender for cancellation of Initial Notes and any Additional Notes of a like aggregate principal amount in accordance with an Exchange Offer Registration Statement or Shelf Registration Statement pursuant to the Registration Rights Agreement and a Company Order for the authentication and delivery of such Exchange Notes and certifying that all conditions precedent to the issuance of such Exchange Notes have been complied with (including the effectiveness of the Registration Statement related thereto). In each case, the Trustee shall be entitled to receive an Officers’ Certificate and an Opinion of Counsel of the Company that it may reasonably request in connection with such authentication of Notes. Such order shall specify the amount of Notes to be authenticated and the date on which the original issue of Notes is to be authenticated.

Each Note shall be dated the date of its authentication.

No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Note a certificate of authentication substantially in the form provided for herein duly executed by the Trustee by manual signature of an authorized signatory, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder and is entitled to the benefits of this Indenture.

In case the Company or any Subsidiary Guarantor, pursuant to Article Eight, shall be consolidated or merged with or into any other Person or shall convey, transfer, lease or otherwise dispose of its properties and assets substantially as an entirety to any Person, and the successor Person resulting from such consolidation, or surviving such merger, or into which the Company or such Subsidiary Guarantor shall have been merged, or the Person which shall have received a conveyance, transfer, lease or other disposition as aforesaid, shall have executed an indenture supplemental hereto with the Trustee pursuant to Article Eight, any of the Notes authenticated or delivered prior to such consolidation, merger, conveyance, transfer, lease or other disposition may, from time to time, at the request of the successor Person, be exchanged for other Notes executed in the name of the successor Person with such changes in phraseology and form as may be appropriate, but otherwise in substance of like tenor as the Notes surrendered for such exchange and of like principal amount; and the Trustee, upon a Company Request of the successor Person, shall authenticate and deliver Notes as specified in such request for the purpose of such exchange. If Notes shall at any time be authenticated and delivered in any new name of a successor Person pursuant to this Section 303 in exchange or substitution for or upon registration of transfer of any Notes, such successor Person, at the option of the Holders but without expense to them, shall provide for the exchange of all Notes at the time Outstanding for Notes authenticated and delivered in such new name.

SECTION 304.    Temporary Notes.

Until certificates representing Notes are ready for delivery, the Company may prepare and the Trustee, upon receipt of a Company Order, shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of Definitive Notes but may have variations that the Company considers appropriate for temporary Notes and as shall be reasonably acceptable to the Trustee. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate Definitive Notes in exchange for temporary Notes.

Holders of temporary Notes shall be entitled to all of the benefits of this Indenture.

SECTION 305.    Registration, Registration of Transfer and Exchange.

The Company shall cause to be kept at the Corporate Trust Office of the Trustee a register for the Notes (the register maintained in the Corporate Trust Office of the Trustee and in any other office or agency of the Company in a Place of Payment being herein sometimes collectively referred to as the “Note Register”) in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Notes and of transfers of Notes. The Note Register shall be in written form or any other form capable of being converted into written form within a reasonable time. At all reasonable times, the Note Register shall be open to inspection by the Trustee. The Trustee is hereby initially appointed as note registrar (the Trustee in such capacity, together with any successor of the Trustee in such capacity, the “Note Registrar”) for the purpose of registering Notes and transfers of Notes as herein provided.

Upon surrender for registration of transfer of any Note at the office or agency in a Place of Payment, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes, of any authorized denomination or denominations and of a like aggregate principal amount and tenor.

At the option of the Holder, Notes may be exchanged for other Notes, of any authorized denomination and of a like aggregate principal amount, upon surrender of the Notes to be exchanged at such office or agency. Whenever any Notes are so surrendered for exchange (including an exchange of Initial Notes for Exchange Notes), the Company shall execute, and the Trustee shall authenticate and deliver, the Notes which the Holder making the exchange is entitled to receive; provided that no exchange of Initial Notes for Exchange Notes shall occur until a Registration Statement shall have been declared effective by the Commission, the Trustee shall have received an Officers’ Certificate confirming that the Registration Statement has been declared effective by the Commission and the Initial Notes to be exchanged for the Exchange Notes shall be cancelled by the Trustee.

All Notes issued upon any registration of transfer or exchange of Notes shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Notes surrendered upon such registration of transfer or exchange.

Every Note presented or surrendered for registration of transfer or for exchange shall (if so required by the Company or the Note Registrar) be duly endorsed, or be accompanied by a written instrument of transfer, in form satisfactory to the Company and the Note Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing.

No service charge shall be made for any registration of transfer or exchange or redemption of Notes, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Notes, other than exchanges pursuant to Section 303, 304, 906, 1013, 1014 or 1108 not involving any transfer.

The Company shall not be required (i) to issue, register the transfer of or exchange any Note during a period beginning at the opening of business 15 days before the selection of Notes to be redeemed under Section 1104 and ending at the close of business on the day of such mailing of the relevant notice of redemption, (ii) to register the transfer of or exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part, (iii) to register the transfer of or exchange any Note during a period beginning 15 days before an Interest Payment Date or (iv) to register the transfer of or to exchange a Note that has been tendered in a Change of Control or an Excess Proceeds Offer.

SECTION 306.    Mutilated, Destroyed, Lost and Stolen Notes.

If any mutilated Note is surrendered to the Trustee, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a new Note of like tenor and principal amount and bearing a number not contemporaneously outstanding, or, in case any such mutilated

Note has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Note, pay such Note.

If there shall be delivered to the Company, any Subsidiary Guarantor and to the Trustee (i) evidence to their satisfaction of the destruction, loss or theft of any Note and (ii) such security or indemnity as may be required by them to save each of them and any agent of either of them harmless, then, in the absence of notice to the Company, any Subsidiary Guarantor or the Trustee that such Note has been acquired by a bona fide purchaser, the Company shall execute and upon a Company Order the Trustee shall authenticate and deliver, in lieu of any such destroyed, lost or stolen Note, a new Note of like tenor and principal amount and bearing a number not contemporaneously outstanding, or, in case any such destroyed, lost or stolen Note has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Note, pay such Note.

Upon the issuance of any new Note under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) in connection therewith.

Every new Note issued pursuant to this Section in lieu of any mutilated, destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Company, any Subsidiary Guarantor and any other obligor upon the Notes, whether or not the mutilated, destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.

The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

SECTION 307.    Payment of Interest; Interest Rights Preserved.

Interest on any Note which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name such Note (or one or more Predecessor Notes) is registered at the close of business on the Regular Record Date for such interest at the Place of Payment; provided, however, that each installment of interest on any Note may at the Company’s option be paid (i) by mailing a check for such interest, payable to or upon the written order of the Person entitled thereto pursuant to Section 308, to the address of such Person as it appears on the Note Register or (ii) by wire transfer to an account located in the United States maintained by the payee.

Any interest on any Note which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date shall forthwith cease to be payable to the Holder on the relevant Regular Record Date by virtue of having been such Holder, and such defaulted interest and, if applicable, interest on such defaulted interest (to the extent lawful) at the rate specified in the Notes (such defaulted interest and, if applicable, interest thereon herein collectively called “Defaulted Interest”) may be paid by the Company, at its election in each case, as provided in clause (1) or (2) below:

(1)    The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Note and the date of the proposed payment (the “Special Record Date”), and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit on or prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be given in the manner provided in Section 106, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so given, such Defaulted Interest shall be paid to the Persons in whose name the Registered Notes (or their respective Predecessor Notes) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause (2).

(2)    The Company may make payment of any Defaulted Interest on the Notes in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Notes may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

Subject to the foregoing provisions of this Section and Section 305, each Note delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Note shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Note.

SECTION 308.    Persons Deemed Owners.

Prior to due presentment of a Note for registration of transfer, the Company, any Subsidiary Guarantor, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such Note is registered as the owner of such Note for the purpose of receiving payment of principal of (and premium, if any, on) and (subject to Sections 305 and 307) interest on such Note and for all other purposes whatsoever, whether or not such Note be overdue, and none of the Company, any Subsidiary Guarantor, the Trustee or any agent of the Company, any Subsidiary Guarantor or the Trustee shall be affected by notice to the contrary. All such payments so made to any such Person shall be valid and, to the extent of the sum or sums so paid, effective to satisfy and discharge the liability for such sums.

SECTION 309.    Cancellation.

All Notes surrendered for payment, redemption, repayment at the option of the Holder, registration of transfer or exchange shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee. All Notes so delivered to the Trustee shall be promptly cancelled by it. The Company may at any time deliver to the Trustee for cancellation any Notes previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and may deliver to the Trustee (or to any other Person for delivery to the Trustee) for cancellation any Notes previously authenticated hereunder which the Company has not issued and sold, and all Notes so delivered shall be promptly cancelled by the Trustee. If the Company shall so acquire any of the Notes, however, such acquisition shall not operate as a redemption or satisfaction of the indebtedness represented by such Notes unless and until the same are surrendered to the Trustee for cancellation. No Notes shall be authenticated in lieu of or in exchange for any Notes cancelled as provided in this Section, except as expressly permitted by this Indenture. All cancelled Notes held by the Trustee shall be disposed of by the Trustee in accordance with its customary procedures unless by a Company Order the Company shall direct that cancelled Notes be returned to it.

SECTION 310.    Computation of Interest.

Interest on the Notes shall be computed on the basis of a 360-day year of twelve 30-day months.

SECTION 311.    Transfer and Exchange.

(a)    Transfer and Exchange of Global Notes.    A Global Note may not be transferred as a whole except by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. All Global Notes shall be exchanged by the Company for Definitive Notes if (i) the Company delivers to the Trustee notice from the Depositary that it is unwilling or unable to continue to act as Depositary or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Company within 90 days after the date of such notice from the Depositary; (ii) the Company in its sole discretion determines that the Global Notes (in whole but not in part) should be exchanged for Definitive Notes and delivers a written notice to such effect to the Trustee; provided that in no event shall the Regulation S Temporary Global Note be exchanged by the Company for Definitive Notes prior to (x) the expiration of the Restricted Period and (y) the receipt by the Note Registrar of any certificates required pursuant to Rule 903; or (iii) there shall have occurred and be continuing a Default or Event of Default with respect to the Notes. Upon the occurrence of any of the preceding events in (i), (ii) or (iii) above, Definitive Notes shall be issued in such names as the Depositary shall instruct the Trustee. Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 304 and 306 hereof. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 311 or Section 304 or 306 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Note. A Global Note may not be exchanged for another Note other than as provided in this Section 311(a), however, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 311(b), (c) or (f) hereof.

(b)    Transfer and Exchange of Beneficial Interests in the Global Notes.    The transfer and exchange of beneficial interests in the Global Notes shall be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. Beneficial interests in the Restricted Global Notes shall be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Transfers of beneficial interests in the Global Notes also shall require compliance with either subparagraph (1) or (2) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

(1)    Transfer of Beneficial Interests in the Same Global Note.    Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend; provided, however, that prior to the expiration of the Restricted Period, transfers of beneficial interests in the Regulation S Temporary Global Note may not be made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note. No written orders or instructions shall be required to be delivered to the Note Registrar to effect the transfers described in this Section 311(b)(1); provided that the transferor of such beneficial interest shall deliver notice of such transfer to the Note Registrar.

(2)    All Other Transfers and Exchanges of Beneficial Interests in Global Notes.    In connection with all transfers and exchanges of beneficial interests that are not subject to Section 311(b)(1) above, the transferor of such beneficial interest must deliver to the Note Registrar either (A) (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase or (B) (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given by the Depositary to the Note Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in (1) above; provided that in no event shall Definitive Notes be issued upon the transfer or exchange of beneficial interests in the Regulation S Temporary Global Note prior to (x) the expiration of the Restricted Period and (y) the receipt by the Note Registrar of any certificates required pursuant to Rule 903. Upon consummation of an Exchange Offer by the Company in accordance with Section 311(f) hereof, the requirements of this Section 311(b)(2) shall be deemed to have been satisfied upon receipt by the Note Registrar of the instructions contained in the Letter of Transmittal delivered by the Holder of such beneficial interests in the Restricted Global Notes. Upon written certification to the Trustee from the Company (based upon evidence received by the Company and reasonably acceptable to it) certifying satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount at Maturity of the relevant Global Notes pursuant to Section 311(i) hereof.

(3)    Transfer of Beneficial Interests to Another Restricted Global Note.    A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 311(b)(2) above and the Note Registrar receives the following:

(A)    if the transferee shall take delivery in the form of a beneficial interest in the 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof; and

(B)    if the transferee shall take delivery in the form of a beneficial interest in the Regulation S Temporary Global Note or the Regulation S Permanent Global

Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof.

(4)    Transfer and Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in the Unrestricted Global Note. A beneficial interest in any Restricted Global Note may be exchanged by any Holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of Section 311(b)(2) above and:

(A)    such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the Holder of the beneficial interest to be transferred, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a Broker-Dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Company;

(B)    such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

(C)    such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

(D)    the Note Registrar receives the following:

(i)    if the Holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(a) thereof; or

(ii)    if the Holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (D), if the Note Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel, at the expense of the Holder, in form reasonably acceptable to the Note Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the

Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

If any such transfer is effected pursuant to subparagraph (B) or (D) above at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of a Company Order in accordance with Section 303 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to subparagraph (B) or (D) above.

Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.

(c)    Transfer or Exchange of Beneficial Interests for Definitive Notes

(1)    Beneficial Interests in Restricted Global Notes to Restricted Definitive Notes.    If any Holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note and Definitive Notes have been previously issued in accordance with Section 311(a) or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note and Definitive Notes have been previously issued in accordance with Section 311(a), then, upon receipt by the Note Registrar of the following documentation:

(A)    if the Holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (2)(a) thereof;

(B)    if such beneficial interest is being transferred to a QIB in accordance with Rule 144A under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

(C)    if such beneficial interest is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

(D)    if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

(E)    if such beneficial interest is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable;

(F)    if such beneficial interest is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or

(G)    if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 311(i) hereof, and the Company shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 311(c) shall be registered in such name or names and in such authorized denomination or denominations as the Holder of such beneficial interest shall instruct the Note Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 311(c)(1) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

(2)    Beneficial Interests in Regulation S Temporary Global Note to Definitive Notes.    Notwithstanding Sections 311(c)(1)(A) and (C) hereof, a beneficial interest in the Regulation S Temporary Global Note may not be exchanged for a Definitive Note or transferred to a Person who takes delivery thereof in the form of a Definitive Note prior to (x) the expiration of the Restricted Period, (y) the receipt by the Note Registrar of any certificates required pursuant to Rule 903, except in the case of a transfer pursuant to an exemption from the registration requirements of the Securities Act other than Rule 903 or Rule 904, and (z) receipt by the Trustee of written certification from the Company (based upon evidence received by the Company and reasonably acceptable to it) certifying delivery to the Trustee of all certificates required pursuant to clause (y) above.

(3)    Beneficial Interests in Restricted Global Notes to Unrestricted Definitive Notes.    A Holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only if Definitive Notes have been previously issued in accordance with Section 311(a) and:

(A)    such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the Holder of such beneficial interest, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a Broker-Dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Company;

(B)    such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

(C)    such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

(D)    the Note Registrar receives the following:

(i)    if the Holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Definitive Note that does not bear the Private Placement Legend, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(b) thereof; or

(ii)    if the Holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a Definitive Note that does not bear the Private Placement Legend, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

(iii)    and, in each such case set forth in this subparagraph (D), if the Note Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Note Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

(4)    Beneficial Interests in Unrestricted Global Notes to Unrestricted Definitive Notes.    If any Holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for a Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note and Definitive Notes have been previously issued in accordance with Section 311(a), then, upon satisfaction of the conditions set forth in Section 311(b)(2) hereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 311(i) hereof, and the Company shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 311(c)(4) shall be registered in such name or names and in such authorized denomination or denominations as the Holder of such beneficial interest shall instruct the Note Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 311(c)(4) shall not bear the Private Placement Legend.

(d)    Transfer and Exchange of Definitive Notes for Beneficial Interests.

(1)    Restricted Definitive Notes to Beneficial Interests in Restricted Global Notes.    If any Holder of a Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Note Registrar of the following documentation:

(A)    if the Holder of such Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (2)(b) thereof;

(B)    if such Restricted Definitive Note is being transferred to a QIB in accordance with Rule 144A under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

(C)    if such Restricted Definitive Note is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

(D)    if such Restricted Definitive Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

(E)    if such Restricted Definitive Note is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable;

(F)    if such Restricted Definitive Note is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or

(G)    if such Restricted Definitive Note is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee shall cancel the Restricted Definitive Note, increase or cause be increased the aggregate principal amount of, in the case of clause (A) above, the appropriate Restricted Global Note, in the case of clause (B) above, the 144A Global Note, and in the case of clause (C) above, the Regulation S Global Note and in all other cases the IAI Global Note.

(2)    Restricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes.    A Holder of a Restricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if:

(A)    such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a broker-dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Company;

(B)    such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

(C)    such transfer is effected by a Broker-Dealer pursuant to the Exchange

Offer Registration Statement in accordance with the Registration Rights Agreement; or

(D)    the Note Registrar receives the following:

(i)    if the Holder of such Definitive Notes proposes to exchange such Notes for a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(c) thereof; or

(ii)    if the Holder of such Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (D), if the Note Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Note Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

Upon satisfaction of the conditions of any of the subparagraphs in this Section 311(d)(2), the Trustee shall cancel the Definitive Notes and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note.

(3)    Unrestricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes.    A Holder of an Unrestricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes, all as set forth in the request.

If any such exchange or transfer from a Definitive Note to a beneficial interest is effected pursuant to subparagraphs (2)(B), (2)(D) or (3) above at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of a Company Order in accordance with Section 303 hereof, the Trustee shall authenticate one or more

Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of Definitive Notes so transferred.

(e)    Transfer and Exchange of Definitive Notes for Definitive Notes.    Upon request by a Holder of Definitive Notes and such Holder’s compliance with the provisions of this Section 311(e), the Note Registrar shall register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Note Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Note Registrar duly executed by such Holder or by its attorney, duly authorized in writing. In addition, the requesting Holder shall provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 311(e).

(1)    Restricted Definitive Notes to Restricted Definitive Notes.    Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Note if the Note Registrar receives the following:

(A)    if the transfer shall be made pursuant to Rule 144A under the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

(B)    if the transfer shall be made pursuant to Rule 903 or Rule 904, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

(C)    if the transfer shall be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.

(2)    Restricted Definitive Notes to Unrestricted Definitive Notes.    Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note if:

(A)    such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a Broker-Dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in

Rule 144) of the Company;

(B)    any such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

(C)    any such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

(D)    the Note Registrar receives the following:

(i)    if the Holder of such Restricted Definitive Notes proposes to exchange such Notes for an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(d) thereof; or

(ii)    if the Holder of such Restricted Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (D), if the Note Registrar so requests, an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

(3)    Unrestricted Definitive Notes to Unrestricted Definitive Notes.    A Holder of Unrestricted Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note. Upon receipt of a request to register such a transfer, the Note Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof.

(f)    Exchange Offer.    Upon the occurrence of the Exchange Offer in accordance with the Registration Rights Agreement, the Company shall issue and, upon receipt of a Company Order in accordance with Section 303, the Trustee shall authenticate (i) one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of the beneficial interests in the Restricted Global Notes tendered for acceptance by Persons that certify in the applicable Letters of Transmittal that (x) they are not Broker-Dealers, (y) they are not participating in a distribution of the Exchange Notes and (z) they are not affiliates (as defined in Rule 144) of the

Company, and accepted for exchange in the Exchange Offer and (ii) Definitive Notes in an aggregate principal amount equal to the principal amount of the Restricted Definitive Notes accepted for exchange in the Exchange Offer. Concurrently with the issuance of such Notes, the Trustee shall cause the aggregate principal amount of the applicable Restricted Global Notes to be reduced accordingly, and the Company shall execute and the Trustee shall authenticate and deliver to the Persons designated by the Holders of Definitive Notes so accepted Definitive Notes in the appropriate principal amount. Any Notes that remain outstanding after the consummation of the Exchange Offer, and Exchange Notes issued in connection with the Exchange Offer, shall be treated as a single class of securities under this Indenture.

(g)    Legends.    The following legends shall appear on the face of all Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.

(1)    Private Placement Legend.    Except as permitted below, each Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN OR THEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS THE TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.

THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”), WHICH IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH NDCHEALTH CORPORATION OR ANY AFFILIATE OF NDCHEALTH CORPORATION WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY) ONLY (A) TO NDCHEALTH CORPORATION OR ANY SUBSIDIARY THEREOF, (B) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHICH NOTICE IS GIVEN THAT THE

TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (C) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT, (D) TO AN INSTITUTIONAL “ACCREDITED INVESTOR” (AS DEFINED IN RULE 501(A)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT) THAT, PRIOR TO SUCH TRANSFER, FURNISHES TO THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS NOTE (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRUSTEE) AND, IF SUCH TRANSFER IS IN RESPECT OF AN AGGREGATE PRINCIPAL AMOUNT OF NOTES OF LESS THAN $100,000, AN OPINION OF COUNSEL ACCEPTABLE TO NDCHEALTH CORPORATION THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT, (E) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO NDCHEALTH CORPORATION’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND IN EACH OF THE FOREGOING CASES, A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

Notwithstanding the foregoing, any Global Note or Definitive Note issued pursuant to subparagraph (b)(4), (c)(3), (c)(4), (d)(2), (d)(3), (e)(2), (e)(3) or (f) of this Section 311 (and all Notes issued in exchange therefor or substitution thereof) shall not bear the Private Placement Legend.

(2)    Global Note Legend.    Each Global Note shall bear a legend in substantially the following form:

THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 311 OF THE INDENTURE,

(II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 311(a) OF THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 309 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.

(h)    Regulation S Temporary Global Note Legend.    The Regulation S Temporary Global Note shall bear a legend in substantially the following form:

THE RIGHTS ATTACHING TO THIS REGULATION S TEMPORARY GLOBAL NOTE, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR CERTIFICATED NOTES, ARE AS SPECIFIED IN THE INDENTURE (AS DEFINED HEREIN). NEITHER THE HOLDER NOR THE BENEFICIAL OWNERS OF THIS REGULATION S TEMPORARY GLOBAL NOTE SHALL BE ENTITLED TO RECEIVE PAYMENT OF INTEREST HEREON.

(i)    Cancellation and/or Adjustment of Global Notes.    At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note shall be returned to or retained and canceled by the Trustee in accordance with Section 309 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who shall take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who shall take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

SECTION 312.    CUSIP Numbers.

The Company in issuing the Notes may use “CUSIP” numbers (if then generally in use) in addition to serial numbers, and, if so, the Trustee shall use such “CUSIP” numbers in addition to serial numbers in notices of redemption, repurchase or other notices to Holders as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such CUSIP numbers either as printed on the Notes or as contained in any notice of a redemption or repurchase and that reliance may be placed only on the serial or other identification numbers printed on the Notes, and any such redemption or repurchase shall not be affected by any defect in or omission of such numbers. The Company shall promptly notify the Trustee of any change in the CUSIP numbers.

SECTION 313.    Issuance of Additional Notes.

The Company may, subject to Article Ten of this Indenture, issue additional Notes having identical terms and conditions to the Initial Notes issued on the Issuance Date (the “Additional Notes”). The Initial Notes issued on the Issuance Date and any Additional Notes subsequently issued shall be treated as a single class for all purposes under this Indenture. Exchange Notes issued in exchange for Initial Notes issued on the Issuance Date and Exchange Notes issued for any Additional Notes subsequently issued shall be treated as a single class for all purposes under this Indenture.

ARTICLE FOUR

SATISFACTION AND DISCHARGE

SECTION 401.    Satisfaction and Discharge of Indenture.

This Indenture shall, upon a Company Request, cease to be of further effect with respect to Notes (except as to any surviving rights of registration of transfer or exchange of Notes expressly provided for) and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture when

(1)    either:

(A)    all Notes theretofore authenticated and delivered (other than (i) Notes which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 306, and (ii) Notes for whose payment money has theretofore been deposited in trust with the Trustee or any Paying Agent or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 1003) have been delivered to the Trustee for cancellation; or

(B)    all Notes not theretofore delivered to the Trustee for cancellation:

(i)    have become due and payable,

(ii)    will become due and payable at their Stated Maturity within one year, or

(iii)    are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company;

and the Company or any Subsidiary Guarantor, in the case of (i), (ii) or (iii) above, has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust for such purpose an amount sufficient to pay and discharge the entire Indebtedness on such Notes not theretofore delivered to the Trustee for cancellation, for principal (and premium, if any) and interest on the Notes to the date of such deposit (in the case of Notes which have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be;

(2)    the Company or any Subsidiary Guarantor has paid or caused to be paid all other sums payable hereunder by the Company and all Subsidiary Guarantors; and

(3)    the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 607, the obligations of the Company to any Authenticating Agent under Section 612 and, if money shall have been deposited with the Trustee pursuant to subclause (B) of clause (1) of this Section, the obligations of the Trustee under Section 402 and the last paragraph of Section 1003 shall survive.

SECTION 402.    Application of Trust Money.

Subject to the provisions of the last paragraph of Section 1003, all money deposited with the Trustee pursuant to Section 401 shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.

If the Trustee or Paying Agent is unable to apply any money in accordance with Section 401 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the

Company’s and any Subsidiary Guarantor’s obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 401; provided that if the Company has made any payment of principal of, premium, if any, or interest on any Notes because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

ARTICLE FIVE

REMEDIES

SECTION 501.    Events of Default.

“Event of Default”, wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be occasioned by the provisions of Article Twelve or be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(1)    default in the payment of any interest on any Note when it becomes due and payable and continuance of such default for a period of 30 days (whether or not such payment shall be prohibited by Article Twelve);

(2)    default in the payment of the principal of, or premium, if any, on any Note at its Maturity (upon acceleration, optional redemption, required purchase or otherwise) (whether or not such payment shall be prohibited by Article Twelve);

(3)    default in the performance, or breach, of the provisions of Article Eight, the failure to make or consummate a Change in Control Offer in accordance with Section 1013 or the failure to make or consummate an Excess Proceeds Offer in accordance with Section 1014;

(4)    default in the performance, or breach, of any covenant or agreement of the Company or any Subsidiary Guarantor contained in this Indenture or any Note Guarantee (other than a default in the performance, or breach, of a covenant or warranty which is specifically dealt with in clause (1), (2) or (3) of this Section 501) and continuance of such default or breach for a period of 60 days after written notice shall have been given to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of all Outstanding Notes;

(5)    (a) one or more defaults in the payment of principal of or premium, if any, on Indebtedness of the Company or any Restricted Subsidiary aggregating $10.0 million or more, when the same becomes due and payable, and such default or defaults shall have continued for a period of 10 days after any applicable grace period and shall not have been cured or waived or (b) Indebtedness of the Company or any Restricted Subsidiary aggregating $10.0 million or more shall have been accelerated or otherwise declared due and payable, or required to be prepaid or repurchased (other than by regularly scheduled required prepayment) prior to the Stated Maturity thereof and such acceleration is not rescinded or such Indebtedness prepaid or repurchased within 10 days;

(6)    one or more final, non-appealable judgments or orders shall be rendered against the Company or any Restricted Subsidiary for the payment of money, either individually or in an aggregate amount, in excess of $10.0 million (net of any amounts to the extent that are they covered by insurance) and shall not be discharged and either (a) an enforcement proceeding shall have been commenced by any creditor upon such judgment or order or (b) there shall have been a period of 60 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, was not in effect;

(7)    any Note Guarantee of a Material Subsidiary, or group of Restricted Subsidiaries that, taken together, would constitute a Material Subsidiary, ceases to be in full force and effect or is declared null and void or any Subsidiary Guarantor which is a Material Subsidiary denies that it has any further liability under any Note Guarantee, or gives notice to such effect (in each case, other than by reason of the termination of this Indenture or the release of any such Note Guarantee in accordance with this Indenture);

(8)    the Company or any of its Material Subsidiaries pursuant to or within the meaning of Bankruptcy Law: (A) commences a voluntary case; (B) consents to the entry of an order for relief against it in an involuntary case; (C) consents to the appointment of a Custodian of it or for all or substantially all of its property; (D) makes a general assignment for the benefit of its creditors, or (E) admits in writing that it is generally not paying its debts (other than debts which are the subject of a bona fide dispute) as they become due; or

(9)    a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that remains unstayed and in effect for 60 days and: (A) is for relief against the Company or any of its Material Subsidiaries in an involuntary case; (B) appoints a Custodian of the Company or any of its Material Subsidiaries or for all or substantially all of the property of the Company or any of its Material Subsidiaries; or (C) orders the liquidation of the Company or any of its Material Subsidiaries; provided that clauses (A), (B) and (C) shall not apply to an Unrestricted Subsidiary, unless such action or proceeding has a material adverse effect on the interests of the Company or any Restricted Subsidiary.

SECTION 502.    Acceleration of Maturity; Rescission and Annulment.

If an Event of Default (other than an Event of Default specified in clause (8) or (9) of Section 501) occurs and is continuing, then in every such case the Trustee or the Holders of not less than 25% in aggregate principal amount of the Outstanding Notes by written notice to the Company (and to the Trustee if such notice is given by the Holders), may, and the Trustee, upon the written request of such Holders, shall declare the principal of, premium, if any, and accrued interest on all of the Outstanding Notes to be due and payable immediately. Upon any such declaration all such amounts payable in respect of the Notes shall become immediately due and payable; provided that for so long as the Senior Credit Agreement is in effect, such declaration shall not become effective until the earlier of (1) the declaration of an acceleration of Senior Indebtedness under the Senior Credit Agreement and (2) five Business Days after receipt of such declaration by the Company and the Agent Bank. If an Event of Default specified in clause (8) or (9) of Section 501 occurs and is continuing, then the principal of, premium, if any, and accrued interest on all of the Outstanding Notes shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

At any time after a declaration of acceleration has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter provided in this Article, the Holders of a majority in aggregate principal amount of the Outstanding Notes, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if:

(1)    the Company has paid or deposited with the Trustee a sum sufficient to pay:

(A)    all overdue interest on all Outstanding Notes,

(B)    all unpaid principal of (and premium, if any, on) any Outstanding Notes that has become due otherwise than by such declaration of acceleration together with interest on such unpaid principal at the rate borne by such Notes,

(C)    to the extent that payment of such interest is lawful, interest on overdue interest and overdue principal at the rate borne by such Notes, and

(D)    all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel; and

(2)    all Events of Default, other than the non-payment of amounts of principal (or premium, if any, on) or interest on Notes which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 513.

No such rescission shall affect any subsequent Default or Event of Default or impair any right consequent thereon.

SECTION 503.    Collection of Indebtedness and Suits for Enforcement by Trustee.

The Company covenants that if

(1)    default is made in the payment of any installment of interest on any Note when such interest becomes due and payable and such default continues for a period of 30 days, or

(2)    default is made in the payment of the principal of (or premium, if any, on) any Note at the Maturity thereof,

then the Company shall, upon demand of the Trustee, pay to the Trustee for the benefit of the Holders of such Notes, the whole amount then due and payable on such Notes for principal (and premium, if any) and interest, and interest on any overdue principal (and premium, if any) and, to the extent that payment of such interest shall be legally enforceable, upon any overdue installment of interest, at the rate borne by such Notes, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

If the Company fails to pay such amounts forthwith upon such demand, the Trustee, in its own name as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Company or any Subsidiary Guarantor (in accordance with the applicable Note Guarantee) or any other obligor upon such Notes and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company, any Subsidiary Guarantor or any other obligor upon such Notes, wherever situated.

If an Event of Default occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders under this Indenture or the Note Guarantees by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, including seeking recourse against any Subsidiary Guarantor, whether for specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy, including, without limitation, seeking recourse against any Subsidiary Guarantor.

SECTION 504.    Trustee May File Proofs of Claim.

In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company, any Subsidiary Guarantor or any other obligor upon the Notes or the property of the Company, of such Subsidiary Guarantor or of other obligor or their creditors, the Trustee (irrespective of whether the principal of the Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of overdue principal, premium, if any, or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise,

(i)    to file and prove a claim for the whole amount of principal (and premium, if any) and interest owing and unpaid in respect of the Notes, to take such other actions (including participating as a member, voting or otherwise, of any official committee of creditors appointed in such matter) and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders allowed in such judicial proceeding, and

(ii)    to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 607.

Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding; provided, however, that the Trustee may, on behalf of such Holders, vote for the election of a trustee in bankruptcy or other similar official.

SECTION 505.    Trustee May Enforce Claims Without Possession of Notes.

All rights of action and claims under this Indenture, the Notes or the Note Guarantees may be prosecuted and enforced by the Trustee without the possession of any of the Notes or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the

Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Notes in respect of which such judgment has been recovered.

SECTION 506.    Application of Money Collected.

Subject to Article Twelve, any money collected by the Trustee pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal (or premium, if any) or interest, upon presentation of the Notes and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

First:    To the payment of all amounts due the Trustee under Section 607;

Second:    To the payment of the amounts then due and unpaid for principal of (and premium, if any, on) and interest on the Notes in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Notes for principal (and premium, if any) and interest, respectively; and

Third:    The balance, if any, to the Person or Persons entitled thereto, including the Company or any other obligor on the Notes, as their interests may appear or as a court of competent jurisdiction may direct; provided that all sums due and owing to the Holders and the Trustee have been paid in full as required by this Indenture.

SECTION 507.    Limitation on Suits.

No Holder of any Note shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless

(1)    such Holder has previously given written notice to the Trustee of a continuing Event of Default;

(2)    the Holders of not less than 25% in aggregate principal amount of the Outstanding Notes shall have made a written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

(3)    such Holder or Holders have offered to the Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request;

(4)    the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

(5)    no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in principal amount of the Outstanding Notes;

it being understood and intended that no one or more of such Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture, any Note or any Note Guarantee to affect, disturb or prejudice the rights of any other Holders, or to obtain or to seek to obtain priority or preference over any other of such Holders or to enforce any right under this Indenture, any Note or any Note Guarantee, except in the manner herein provided and for the equal and ratable benefit of all Holders.

SECTION 508.    Unconditional Right of Holders to Receive Principal, Premium and Interest.

Notwithstanding any other provision in this Indenture, the Holder of any Note shall have the right, which is absolute and unconditional, to receive payment, as provided herein (including, if applicable, Article Eleven) and in such Note of the principal of (and premium, if any, on) and (subject to Section 307) interest on, such Note on the respective Stated Maturities expressed in such Note (or, in the case of redemption, on the Redemption Date) and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.

SECTION 509.    Restoration of Rights and Remedies.

If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture or any Note Guarantee and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, any other obligor on the Notes, the Trustee and the Holders of Notes shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

SECTION 510.    Rights and Remedies Cumulative.

Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes in the last paragraph of Section 306, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders of Notes is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

SECTION 511.    Delay or Omission Not Waiver.

No delay or omission of the Trustee or of any Holder of any Note to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

SECTION 512.    Control by Holders.

The Holders of not less than a majority in aggregate principal amount of the Outstanding Notes shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, provided that:

(1)    such direction shall not be in conflict with any rule of law or with this Indenture,

(2)    subject to Section 315 of the Trust Indenture Act, the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction, and

(3)    the Trustee need not take any action which might involve it in personal liability or that the Trustee determines in good faith is unjustly prejudicial to the Holders of Notes not consenting, it being understood that, subject to Section 601, the Trustee shall have no duty to ascertain whether or not such actions or forbearances are unjustly prejudicial to such Holders.

SECTION 513.    Waiver of Past Defaults.

Subject to Sections 508, 902 and the last paragraph of Section 502, the Holders of not less than a majority in aggregate principal amount of the Outstanding Notes (including consents obtained in connection with a tender offer or exchange offer for the Notes) may on behalf of the Holders of all the Notes waive any past default hereunder and its consequences under this Indenture or any Note Guarantee, except a default:

(1)    in respect of the payment of the principal of (or premium, if any, on) or interest on any Note, or

(2)    in respect of a covenant or provision hereof which under Article Nine cannot be modified or amended without the consent of the Holder of each Outstanding Note affected.

Upon any such waiver, any such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture and the Note Guarantees; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.

SECTION 514.    Waiver of Stay or Extension Laws.

Each of the Company, the Subsidiary Guarantors and any other obligor on the Notes covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which would prohibit or forgive the Company, any Subsidiary Guarantor or any such obligor from paying all or any portion of the principal of, premium, if any, or interest on the Notes contemplated herein or in the Notes or which may affect the covenants or the performance of this Indenture; and each of the Company, the Subsidiary Guarantors and any other obligor on the Notes (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

ARTICLE SIX

THE TRUSTEE

SECTION 601.    Certain Duties and Responsibilities.

(a)    Except during the continuance of a Default or an Event of Default,

(1)    the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(2)    in the absence of bad faith or willful misconduct on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions, the

Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture, but not to verify the contents thereof.

(b)    In case a Default or an Event of Default has occurred and is continuing of which a Responsible Officer of the Trustee has actual knowledge or of which written notice of such Default or Event of Default shall have been given to the Trustee by the Company, any other obligor of the Notes or by any Holder, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent Person would exercise or use under the circumstances in the conduct of such Person’s own affairs.

(c)    No provision of this Indenture shall be construed to relieve the Trustee from liability for its own grossly negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(1)    this paragraph (c) shall not be construed to limit the effect of paragraph (a) of this Section;

(2)    the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

(3)    the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of a majority in aggregate principal amount of the Outstanding Notes relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture; and

(4)    no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

(d)    Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section.

SECTION 602.    Notice of Defaults.

Within ten days after the earlier of receipt from the Company of notice of the occurrence of any Default or Event of Default hereunder or the date when such Default or Event of

Default becomes known to the Trustee, the Trustee shall transmit, in the manner and to the extent provided in TIA Section 313(c), notice of such Default or Event of Default hereunder known to the Trustee, unless such Default or Event of Default shall have been cured or waived; provided, however, that, except in the case of a Default or Event of Default in the payment of the principal of (or premium, if any, on) or interest on any Note, the Trustee shall be protected in withholding such notice if and so long as the Board of Directors, the executive committee or a trust committee of directors and/or Responsible Officers of the Trustee in good faith determine that the withholding of such notice is in the interest of the Holders.

SECTION 603.    Certain Rights of Trustee.

Subject to the provisions of TIA Sections 315(a) through 315(d) (determined as if the TIA were applicable to this Indenture at all times):

(1)    the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

(2)    any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;

(3)    whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, request and rely upon an Officers’ Certificate;

(4)    before the Trustee acts or refrains from acting, the Trustee may consult with counsel of its selection and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

(5)    the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders of Notes pursuant to this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

(6)    the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney;

(7)    the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

(8)    the Trustee shall not be liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture;

(9)    the Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder;

(10)    the permissive rights of the Trustee to do things enumerated in this Indenture shall not be construed as a duty; and

(11)    except for a default under Sections 501(1) or (2) hereof, or any other event of which the Trustee has “actual knowledge” and which event, with the giving of notice or the passage of time or both, would constitute an Event of Default under this Indenture, the Trustee shall not be deemed to have notice of any Default or Event of Default unless specifically notified in writing of such event by the Company or the Holders of not less than 25% in aggregate principal amount of the Notes then outstanding; as used herein, the term “actual knowledge” means the actual fact or statement of knowing, without any duty to make any investigation with regard thereto.

The Trustee shall not be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

SECTION 604.    Trustee Not Responsible for Recitals or Issuance of Notes.

The recitals contained herein and in the Notes, except for the Trustee’s certificates of authentication, shall be taken as the statements of the Company, and neither the Trustee nor any

Authenticating Agent assumes any responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Notes, except that the Trustee represents that it is duly authorized to execute and deliver this Indenture, authenticate the Notes and perform its obligations hereunder and that the statements made by it in its Statement of Eligibility on Form T-1 supplied to the Company are true and accurate, subject to the qualifications set forth therein. Neither the Trustee nor any Authenticating Agent shall be accountable for the use or application by the Company of Notes or the proceeds thereof.

SECTION 605.    May Hold Notes.

The Trustee, any Authenticating Agent, any Paying Agent, any Note Registrar or any other agent of the Company or of the Trustee, in its individual or any other capacity, may become the owner or pledgee of Notes and, subject to TIA Sections 310(b) and 311, may otherwise deal with the Company with the same rights it would have if it were not Trustee, Authenticating Agent, Paying Agent, Note Registrar or such other agent.

SECTION 606.    Money Held in Trust.

All money received by the Trustee shall, until used or applied as herein provided, be held in trust hereunder for the purposes for which they were received. Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed in writing with the Company.

SECTION 607.    Compensation and Reimbursement.

The Company agrees:

(1)    to pay to the Trustee from time to time such compensation as shall be agreed in writing between the Company and the Trustee for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

(2)    except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel and costs and expenses of collection), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith; and

(3)    to indemnify each of the Trustee or any predecessor Trustee and its agents for, and to hold it harmless against, any and all loss, liability, damage, claim or expense, including taxes (other than taxes based on the income of the Trustee) incurred without negligence, willful misconduct or bad faith on its part, arising out of or in connection with the acceptance or administration of the trust or trusts hereunder, including the costs and expenses of defending itself against, or investigating, any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder.

The obligations of the Company under this Section to compensate the Trustee, to pay or reimburse the Trustee for expenses, disbursements and advances and to indemnify and hold harmless the Trustee shall constitute additional indebtedness hereunder and shall survive the satisfaction and discharge of this Indenture. As security for the performance of such obligations of the Company, the Trustee shall have a claim prior to the Notes upon all property and funds held or collected by the Trustee as such, except funds held in trust for the payment of principal of (and premium, if any, on) or interest on particular Notes.

When the Trustee incurs expenses or renders services in connection with an Event of Default specified in Section 501(8) or (9), the expenses (including the reasonable charges and expenses of its counsel) of and the compensation of the Trustee for the services are intended to constitute expenses of administration under any applicable Federal or state bankruptcy, insolvency or other similar law.

The provisions of this Section shall survive the termination of this Indenture.

SECTION 608.    Corporate Trustee Required; Eligibility.

There shall at all times be a Trustee hereunder which shall be eligible to act as Trustee under TIA Section 310(a)(1) and which shall at all times be a corporation organized and doing business under the laws of the United States, or a corporation or other Person permitted to act as trustee by the Commission, authorized under such laws to exercise corporate trust powers, and shall have a combined capital and surplus of at least $50.0 million. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of federal, state, territorial or District of Columbia supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

SECTION 609.    Resignation and Removal; Appointment of Successor.

(a)    No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of Section 610.

(b)    The Trustee may resign at any time with respect to the Notes by giving written notice thereof to the Company. Upon receiving such notice of resignation, the Company shall promptly appoint a successor trustee by written instrument executed by authority of the Board of Directors, a copy of which shall be delivered to the resigning Trustee and a copy to the successor trustee. If the instrument of acceptance by a successor Trustee required by Section 610 shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Notes.

(c)    The Trustee may be removed at any time with respect to the Notes by Act of the Holders of not less than a majority in principal amount of the Outstanding Notes, delivered to the Trustee and to the Company. If the instrument of acceptance by a successor Trustee required by Section 610 shall not have been delivered to the Trustee within 30 days after the giving of such notice of removal, the Trustee being removed may petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Notes.

(d)    If at any time:

(1)    the Trustee shall fail to comply with the provisions of TIA Section 310(b) after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Note for at least six months, or

(2)    the Trustee shall cease to be eligible under Section 608 and shall fail to resign after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Note for at least six months, or

(3)    the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a Custodian of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (i) the Company, by a Board Resolution, may remove the Trustee with respect to all Notes, or (ii) subject to TIA Section 315(e), any Holder who has been a bona fide Holder of a Note for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee with respect to all Notes and the appointment of a successor Trustee or Trustees.

(e)    If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, with respect to the Notes, the Company, by a Board Resolution, shall promptly appoint a successor Trustee. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee with respect to the Notes shall be appointed by Act of the Holders of a majority in aggregate principal amount of the Outstanding Notes delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment, become the successor Trustee with respect to the Notes and to that extent supersede the successor Trustee appointed by the Company. If no successor Trustee with respect to the Notes shall have been so appointed by the Company or the Holders and accepted appointment in the manner hereinafter provided, any Holder who has been a bona fide Holder of a Note for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Notes.

(f)    The Company shall give notice of each resignation and each removal of the Trustee with respect to the Notes and each appointment of a successor Trustee with respect to the Notes to the Holders of Notes in the manner provided for in Section 106. Each notice shall include the name of the successor Trustee with respect to the Notes and the address of its Corporate Trust Office.

SECTION 610.    Acceptance of Appointment by Successor.

(a)    Each successor Trustee appointed hereunder shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on the request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder.

(b)    Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all rights, powers and trusts referred to in paragraph (a) of this Section.

(c)    No successor Trustee shall accept its appointment unless at the time of such acceptance, such successor Trustee shall be qualified and eligible under this Article.

SECTION 611.    Merger, Conversion, Consolidation or Succession to Business.

Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Notes shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Notes so authenticated with the same effect as if such successor Trustee had itself authenticated such Notes. In case at that time any of the Notes shall not have been authenticated, any successor Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor Trustee. In all such cases such certificates shall have the full force and effect which this Indenture provides that the certificate of authentication of the Trustee shall have; provided, however, that the right to adopt the certificate of authentication of any predecessor Trustee or to authenticate Notes in the name of any predecessor Trustee shall apply only to its successor or successors by merger, conversion or consolidation.

SECTION 612.    Appointment of Authenticating Agent.

At any time when any of the Notes remain Outstanding, the Trustee may appoint an Authenticating Agent or Agents with respect to the Notes which shall be authorized to act on behalf of the Trustee to authenticate Notes and the Trustee shall give written notice of such appointment to all Holders of Notes with respect to which such Authenticating Agent will serve, in the manner provided for in Section 106. Notes so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder. Any such appointment shall be evidenced by an instrument in writing signed by a Responsible Officer of the Trustee, and a copy of such instrument shall be promptly furnished to the Company. Wherever reference is made in this Indenture to the authentication and delivery of Notes by the Trustee or the Trustee’s certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent. Each Authenticating Agent shall be acceptable to the Company and shall at all times be a corporation organized and doing business under the laws of the United States of America, any state thereof or the District of Columbia, authorized under such laws to act as Authenticating Agent, having a combined capital and surplus of not less than $50.0 million and subject to supervision or examination by federal or state authority. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect specified in this Section.

Any corporation into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any corporation succeeding to the corporate agency or corporate trust business of an Authenticating Agent, shall continue to be an Authenticating Agent, provided such corporation shall be otherwise eligible under this Section, without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

An Authenticating Agent may resign at any time by giving written notice thereof to the Trustee and to the Company. The Trustee may at any time terminate the agency of an Authenticating Agent by giving written notice thereof to such Authenticating Agent and to the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, the Trustee may appoint a successor Authenticating Agent which shall be acceptable to the Company and shall give written notice of such appointment to all Holders of Notes, in the manner provided for in Section 106. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section.

The Company agrees to pay to each Authenticating Agent from time to time such compensation for its services under this Section as shall be agreed in writing between the Company and such Authenticating Agent.

If an appointment is made pursuant to this Section, the Notes may have endorsed thereon, in addition to the Trustee’s certificate of authentication, an alternate certificate of authentication in the following form:

This is one of the Notes designated therein referred to in the within-mentioned Indenture.

REGIONS BANK
    as Trustee

By:
                as Authenticating Agent

By:
                    Authorized Officer

ARTICLE SEVEN

HOLDERS’ LISTS AND REPORTS BY TRUSTEE AND COMPANY

SECTION 701.    Company to Furnish Trustee Names and Addresses.

The Company shall furnish or cause to be furnished to the Trustee:

(a)    semiannually, not more than 10 days after each Regular Record Date, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders as of such Regular Record Date; and

(b)    at such other times as the Trustee may reasonably request in writing, within 30 days after receipt by the Company of any such request, a list of similar form and content to that in Subsection (a) hereof as of a date not more than 15 days prior to the time such list is furnished;

provided, however, that if and so long as the Trustee shall be the Note Registrar, no such list need be furnished.

SECTION 702.    Disclosure of Names and Addresses of Holders.

Every Holder of Notes, by receiving and holding the same, agrees with the Company and the Trustee that none of the Company, the Subsidiary Guarantors or the Trustee or any agent of any of them shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Holders in accordance with TIA Section 312, regardless of the source from which such information was derived, and that the Trustee shall not be held accountable by reason of mailing any material pursuant to a request made under TIA Section 312(b).

SECTION 703.    Reports by Trustee.

Within 60 days after May 15 of each year commencing with the first May 15 after the first issuance of Notes pursuant to this Indenture, the Trustee shall transmit to the Holders of Notes (with a copy to the Company at the Place of Payment), in the manner and to the extent provided in TIA Section 313(c), a brief report dated as of such May 15 if required by TIA Section 313(a).

ARTICLE EIGHT

CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE

SECTION 801.    Company May Consolidate, Etc., Only on Certain Terms.

The Company shall not, in a single transaction or through a series of transactions, consolidate with or merge with or into any other Person or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of its properties and assets to any other Person or Persons or permit any of its Restricted Subsidiaries to enter into any such transaction or series of transactions if such transaction or series of transactions, in the aggregate, would result in a sale, assignment, conveyance, transfer, lease or other disposition of all or substantially all of the properties and assets of the Company and its Restricted Subsidiaries on a consolidated basis to any other Person or Persons, unless at the time and immediately after giving effect thereto:

(a)    either (1) the Company shall be the continuing corporation or (2) the Person (if other than the Company) formed by such consolidation or into which the Company or such Restricted Subsidiary is merged or the Person that acquires by sale, assignment, conveyance, transfer, lease or disposition all or substantially all of the properties and assets of the Company and its Restricted Subsidiaries on a consolidated basis (the “Surviving Entity”) (i) shall be a corporation duly organized and validly existing under the laws of the United States of America, any state thereof or the District of Columbia and (ii) shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, the Company’s obligation for the due and punctual payment of the principal of (and premium, if any) and interest on all the Notes and the performance and observance of every covenant of this Indenture and the Registration Rights Agreement on the part of the Company to be performed or observed;

(b)    at the time of and after giving effect to such transaction or series of transactions on a pro forma basis (and treating any obligation of the Company or any Restricted Subsidiary incurred in connection with or as a result of such transaction or series of transactions as having been incurred at the time of such transaction), no Default or Event of Default shall have occurred and be continuing;

(c)    immediately after giving effect to such transaction or series of transactions on a pro forma basis (on the assumption that the transaction or series of transactions occurred on the first day of the four-quarter period immediately prior to the consummation of such transaction or series of transactions with the appropriate adjustments with respect to the transaction or series of transactions being included in such pro forma calculation), the Company (or the Surviving Entity if the Company is not the continuing obligor under this

Indenture) could incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to Section 1008;

(d)    each Subsidiary Guarantor, if any, unless it is the other party to the transactions described above, shall have by supplemental indenture confirmed that its Note Guarantee will apply to such Person’s obligations under this Indenture and the Notes; and

(e)    the Company or the Surviving Entity shall have delivered to the Trustee, in form and substance reasonably satisfactory to the Trustee, an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger, sale, assignment, conveyance, transfer, lease or other disposition, and if a supplemental indenture is required in connection with such transaction, such supplemental indenture, comply with this Section 801 and that all conditions precedent herein provided for relating to such transaction have been satisfied.

Notwithstanding the foregoing, (1) any Restricted Subsidiary may consolidate with, merge into or transfer all or part of its properties and assets to the Company or another Restricted Subsidiary and (2) the Company may merge with an Affiliate that has no significant assets or liabilities and was formed solely for the purpose of changing the Company’s jurisdiction of organization to another state of the United States, provided that the Surviving Entity assumes, by an indenture supplemental hereto, executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, the Company’s obligation for the due and punctual payment of the principal of (and premium, if any) and interest on all the Notes and the performance and observance of every covenant of this Indenture and the Registration Rights Agreement on the part of the Company to be performed or observed.

SECTION 802.    Subsidiary Guarantors May Consolidate, Etc., Only on Certain Terms.

Each Subsidiary Guarantor, if any (other than any Subsidiary whose Note Guarantee is being released pursuant to the provisions of Section 1309 as a result of such transaction), shall not, and the Company shall not permit a Subsidiary Guarantor to, in a single transaction or through a series of related transactions, merge or consolidate with or into any other corporation or other entity (other than the Company or any Subsidiary Guarantor), or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of its properties and assets to any entity (other than the Company or any Subsidiary Guarantor) unless at the time and after giving effect thereto:

(a)    either (1) such Subsidiary Guarantor shall be the continuing corporation or partnership or (2) the Person (if other than such Subsidiary Guarantor) formed by such consolidation or into which such Subsidiary Guarantor is merged or the entity which acquires by sale, assignment, conveyance, transfer, lease or other disposition of all or substantially all of the properties and assets of such Subsidiary Guarantor, as the case may be, shall be a corporation organized and validly existing under the laws of the United States, any state thereof or the District of Columbia, and shall expressly assume by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, all obligations of such Subsidiary Guarantor under its Note Guarantee and this Indenture;

(b)    at the time of and after giving effect to such transaction or series of transactions on a pro forma basis (and treating any obligation of the Company or such Subsidiary Guarantor incurred in connection with or as a result of such transaction or series of transactions as having been incurred at the time of such transaction), no Default or Event of Default shall have occurred and be continuing; and

(c)    such Subsidiary Guarantor or such Person shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger, sale, assignment, conveyance, transfer, lease or disposition and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with this Section 802 and that all conditions precedent herein provided for relating to such transaction have been satisfied.

SECTION 803.    Successor Substituted.

Upon any consolidation or merger, or any sale, assignment, conveyance, transfer, lease or disposition of all or substantially all of the properties and assets of the Company or any Subsidiary Guarantor in accordance with Sections 801 and 802, the successor Person formed by such consolidation or into which the Company or such Subsidiary Guarantor, as the case may be, is merged or the successor Person to which such sale, assignment, conveyance, transfer, lease or disposition is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company or such Subsidiary Guarantor, as the case may be, under this Indenture or such Subsidiary Guarantor under its Note Guarantee, as the case may be, with the same effect as if such successor had been named as the Company herein or such Subsidiary Guarantor in its Note Guarantee, as the case may be. When a successor assumes all the obligations of its predecessor under this Indenture, the Notes or a Note Guarantee, as the case may be, the predecessor shall be released from all obligations; provided that in the case of a transfer by lease, the predecessor shall not be released from the payment of principal and interest or other obligations on the Notes or a Note Guarantee, as the case may be.

ARTICLE NINE

SUPPLEMENTAL INDENTURES

SECTION 901.    Supplemental Indentures Without Consent of Holders.

Without the consent of any Holders, the Company or any Subsidiary Guarantor, when authorized by or pursuant to a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:

(1)    to evidence the succession of another Person to the Company, any Subsidiary Guarantor, or any other obligor on the Notes, and the assumption by any such successor of the covenants of the Company or such Subsidiary Guarantor or obligor contained herein and in the Notes and in any Note Guarantee in accordance with Article Eight;

(2)    to add to the covenants of the Company, any Subsidiary Guarantor or any other obligor upon the Notes for the benefit of the Holders or to surrender any right or power conferred upon the Company, any Subsidiary Guarantor or any other obligor on the Notes, as applicable, herein, in the Notes or in any Note Guarantee;

(3)    to cure any ambiguity, or to correct or supplement any provision herein, in the Notes or in any Note Guarantee which may be defective or inconsistent with any other provision herein, in the Notes or in any Note Guarantee or to make any other changes to this Indenture, the Notes or any Note Guarantee; provided that, in each case, such changes shall not adversely affect the interests of the Holders;

(4)    to comply with the requirements of the Commission in order to effect or maintain the qualification of this Indenture under the Trust Indenture Act;

(5)    to add a Subsidiary Guarantor under this Indenture;

(6)    to evidence and provide for the acceptance of the appointment of a successor Trustee under this Indenture; or

(7)    to mortgage, pledge, hypothecate or grant a security interest in favor of the Trustee for the benefit of the Holders as security for the payment and performance of the Company’s and any Subsidiary Guarantor’s obligations under this Indenture, in any property, or assets, including any of which are required to be mortgaged, pledged or hypothecated, or in which a security interest is required to be granted to the Trustee pursuant to this Indenture or otherwise.

SECTION 902.    Supplemental Indentures with Consent of Holders.

(a)    With the consent of the Holders of not less than a majority in principal amount of all Outstanding Notes that are affected thereby, by Act of said Holders delivered to the Company, the Subsidiary Guarantors and the Trustee, the Company and the Subsidiary Guarantors, when authorized by or pursuant to their respective Board Resolutions, and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders of Notes under this Indenture; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Note affected thereby:

(1)    change the Stated Maturity of the principal of, or any installment of interest on, any Note, or reduce the principal amount thereof or the rate of interest thereon or any premium payable upon the redemption thereof, or change the coin or currency in which the principal of any Note or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date);

(2)    following the occurrence of a Change in Control, amend, change or modify any of the provisions of Section 1013 including any definitions relating thereto in any manner materially adverse to the Holders;

(3)    reduce the percentage in principal amount of Outstanding Notes, the consent of whose Holders is required for any such supplemental indenture or the consent of whose Holders is required for any waiver of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences provided for in this Indenture;

(4)    modify any provisions of this Section, Section 1020 or Section 513, except to increase the percentage in principal amount of the Outstanding Notes required to take any of the actions described therein or to provide that certain additional provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Note affected thereby;

(5)    release any Note Guarantee except in compliance with the provisions of this Indenture; or

(6)    amend or modify any of the provisions of Article Thirteen in any manner adverse to the Holders.

(b)    With the consent of the Holders of 66 2/3% or more of the principal amount of the Outstanding Notes, the Company may amend or modify any of the provisions of Article Twelve in any manner materially adverse to the Holders.

SECTION 903.    Execution of Supplemental Indentures.

In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.

SECTION 904.    Effect of Supplemental Indentures.

Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Notes theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

SECTION 905.    Conformity with Trust Indenture Act.

Every supplemental indenture executed pursuant to this Article shall conform to the requirements of the Trust Indenture Act as then in effect.

SECTION 906.    Reference in Notes to Supplemental Indentures.

Notes authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Notes so modified as to conform, in the opinion of the Trustee and the Company, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Outstanding Notes.

SECTION 907.    Notice of Supplemental Indentures.

Promptly after the execution by the Company and the Trustee of any supplemental indenture pursuant to the provisions of Section 902, the Company shall give notice thereof to the Holders of each Outstanding Note affected, in the manner provided for in Section 106, setting forth in general terms the substance of such supplemental indenture.

SECTION 908.    Effect on Senior Indebtedness.

No supplemental indenture shall adversely affect the rights of the holders of Senior Indebtedness under Article Twelve of this Indenture without the consent of such holders affected thereby.

ARTICLE TEN

COVENANTS

SECTION 1001.    Payment of Principal, Premium, If Any, and Interest.

The Company covenants and agrees for the benefit of the Holders of Notes that it shall duly and punctually pay the principal of (and premium, if any, on) and interest on the Notes in accordance with the terms of the Notes and this Indenture.

SECTION 1002.    Maintenance of Office or Agency.

The Company shall maintain (A) if the Notes are issuable as a Global Note, in either the City of Montgomery, State of Alabama, or the Borough of Manhattan, the City and State of New York, and (B) if the Notes are issuable only as Definitive Notes, in the Borough of Manhattan, the City and State of New York, an office or agency where Notes may be presented or surrendered for payment (the “Place of Payment”), where Notes may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company hereby designates the Corporate Trust Office as the Place of Payment.

The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of the Place of Payment. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive such respective presentations, surrenders, notices and demands.

The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind any such designation; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in accordance with the requirements set forth above for Notes for such purposes. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

SECTION 1003.    Money for Notes Payments to Be Held in Trust.

If the Company shall at any time act as its own Paying Agent with respect to the Notes, it will, on or before each due date of the principal of (and premium, if any) or interest on any of the Notes, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal (and premium, if any) or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and will promptly notify the Trustee of its action or failure so to act.

Whenever the Company shall have one or more Paying Agents for the Notes, it will, prior to or on each due date of the principal of (and premium, if any, on) or interest on any Notes, deposit with a Paying Agent a sum in same day funds (or New York Clearing House funds if such deposit is made prior to the date on which such deposit is required to be made) sufficient to pay the principal (and premium, if any) or interest so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such principal, premium or interest, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of its action or failure so to act.

The Company shall cause each Paying Agent (other than the Trustee) to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will:

(1)    hold all sums held by it for the payment of the principal of (and premium, if any) and interest on the Notes in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

(2)    give the Trustee notice of any default by the Company (or any other obligor upon the Notes) in the making of any payment of principal of (and premium, if any) or interest on the Notes; and

(3)    at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.

The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by a Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which sums were held by the Company or such Paying Agent, and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such sums.

Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of (and premium, if any) or interest on any Note and remaining unclaimed for two years after such principal (and premium, if any) or interest has become due and payable shall be paid to the Company on a Company Request, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Company or any Subsidiary Guarantor for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment to the Company, may at the expense of the Company cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in the Borough of Manhattan, The City of New York, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining shall be repaid to the Company.

SECTION 1004.    Corporate Existence.

Subject to Article Eight, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and that of each Restricted Subsidiary and the corporate rights (charter and statutory), licenses and franchises of the Company and each Restricted Subsidiary; provided, however, that, subject to the other provisions of this Indenture, the Company shall not be required to preserve any such existence (except the Company), right, license or franchise if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries as a whole and that the loss thereof is not, and shall not be, disadvantageous in any material respect to the Holders.

SECTION 1005.    Payment of Taxes and Other Claims.

The Company shall pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (a) all material taxes, assessments and governmental charges levied or imposed upon the Company or any Restricted Subsidiary or upon the income, profits or property of the Company or any Restricted Subsidiary and (b) all lawful claims for labor, materials and supplies, which, if unpaid, would by law become a material liability or lien upon the property of the Company or any Restricted Subsidiary; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings and for which appropriate reserves, if necessary (in the good faith judgment of management of the Company) are being maintained in accordance with GAAP.

SECTION 1006.    Maintenance of Properties.

The Company shall cause all material properties owned by the Company or any Restricted Subsidiary or used or held for use in the conduct of its business or the business of any Restricted Subsidiary to be maintained and kept in good condition, repair and working order (subject to ordinary wear and tear) and supplied with all necessary equipment and shall cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this Section shall prevent the Company or any of its Restricted Subsidiaries from discontinuing the maintenance of any of such properties if such discontinuance is in the ordinary course of business or, in the judgment of the Company, desirable in the conduct of its business or the business of any Restricted Subsidiary and not adverse in any material respect to the Holders.

SECTION 1007.    Statement by Officers as to Default.

(a)    The Company shall deliver to the Trustee, within 120 days after the end of each fiscal year, an Officers’ Certificate stating that a review of the activities of each of the Company and the Subsidiary Guarantors during the preceding fiscal year, has been made under the supervision of the signing officers with a view to determining whether it has kept, observed, performed and fulfilled, and the Company has caused each of its Restricted Subsidiaries to keep, observe, perform and fulfill, its obligations under this Indenture and further stating, as to each such officer signing such certificate, that, to the best of his or her knowledge, each of the Company and the Subsidiary Guarantors during such preceding fiscal year has kept, observed, performed and fulfilled, and has caused each of its Subsidiaries to keep, observe, perform and fulfill each and every such covenant contained in this Indenture and no Default or Event of Default occurred during such year, and at the date of such certificate there is no Default or Event of Default which has occurred and is continuing or, if such signers do know of such Default or Event of Default, the certificate shall describe its status, with particularity and that, to the best of his or her knowledge, no event has occurred and remains by reason of which payments on the account of the principal of or interest, if any, on the Notes is prohibited or if such event has occurred, a description of the event and what action each is taking or proposes to take with respect thereto. The Officers’ Certificate shall also notify the Trustee should the Company elect to change the manner in which it fixes its fiscal year-end. For purposes of this Section 1007(a), such compliance shall be determined without regard to any period of grace or requirement of notice under this Indenture.

(b)    When any Default or Event of Default has occurred and is continuing under this Indenture, the Company shall deliver to the Trustee by registered or certified mail or by telegram, telex or facsimile transmission an Officers’ Certificate specifying such event, notice or other action within five Business Days of its occurrence.

SECTION 1008.    Limitation on Indebtedness.

The Company shall not, and shall not permit any Restricted Subsidiary to, create, issue, assume, guarantee or in any manner become directly or indirectly liable for the payment of, or otherwise incur (collectively, “incur”), any Indebtedness (including any Acquired Indebtedness), other than Permitted Indebtedness; provided, however, that, so long as no Default or Event of Default has occurred and is continuing, the Company and any Subsidiary Guarantor may incur Indebtedness (including Acquired Indebtedness) if at the time of such incurrence the Company’s Consolidated Fixed Charge Coverage Ratio for the four full fiscal quarters immediately preceding the incurrence of such Indebtedness for which consolidated financial statements are available, taken as one period, would have been at least equal to 2.5:1, after giving pro forma effect to:

(a)    the incurrence of such Indebtedness and (if applicable) the application of the net proceeds therefrom, including to refinance other Indebtedness, as if such Indebtedness was incurred, and the application of such proceeds occurred, on the first day of such four-quarter period;

(b)    the incurrence, repayment or retirement of any other Indebtedness by the Company and its Restricted Subsidiaries since the first day of such four-quarter period as if such Indebtedness was incurred, repaid or retired on the first day of such four-quarter period (except that, in making such computation, the amount of Indebtedness under any revolving credit facility shall be computed based upon the average daily balance of such Indebtedness during such four-quarter period); and

(c)    the acquisition (whether by purchase, merger or otherwise) or disposition (whether by sale, merger or otherwise) of any company, entity or business acquired or disposed of by the Company or its Restricted Subsidiaries, as the case may be, since the first day of such four-quarter period, as if such acquisition or disposition occurred on the first day of such four-quarter period; provided that to the extent that pro forma effect is to be given to an acquisition or disposition pursuant to this clause (c), such pro forma calculation shall be determined in accordance with Article 11 of Regulation S-X under the Securities Act.

For purposes of determining compliance with this Section 1008, in the event that an item of proposed Indebtedness meets the criteria of more than one of the categories of Indebtedness described in clauses (1) through (14) of the definition of “Permitted Indebtedness” or is entitled to be incurred pursuant to the first paragraph of this Section 1008, the Company may, in its sole discretion, classify or reclassify such item of Indebtedness in any manner that complies with this Section as of the date of incurrence or reclassification, as applicable. Accrual of interest, the accretion of accreted value and the payment of interest in the form of additional Indebtedness shall not be deemed to be an incurrence of Indebtedness for purposes of this Section.

SECTION 1009.    Limitation on Restricted Payments.

(a)    The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, take any of the following actions (each, a “Restricted Payment”):

(1)    declare or pay any dividend on, or make any distribution to direct or indirect holders of, Equity Interests of the Company, including, without limitation, any payment in connection with any merger or consolidation involving the Company or any Restricted Subsidiary which is not a wholly owned Restricted Subsidiary (other than dividends or distributions payable solely in Qualified Equity Interests);

(2)    purchase, call for redemption or redeem or otherwise acquire or retire for value, directly or indirectly, any Equity Interests of the Company including, without limitation, in connection with any merger or consolidation involving the Company (other than any Equity Interests owned by the Company or any wholly owned Restricted Subsidiary);

(3)    declare or pay any dividend on, or make any distribution to holders of, Equity Interests of any Restricted Subsidiary (other than (A) Equity Interests of such Restricted Subsidiary or (B) dividends or distributions to the Company or any of its wholly owned Restricted Subsidiaries or to all holders of Equity Interests of such Restricted Subsidiary on a pro rata basis);

(4)    make any principal payment on, or repurchase, redeem, defease or otherwise acquire or retire for value, prior to any scheduled principal payment, sinking fund payment or maturity, any Subordinated Indebtedness (other than Indebtedness permitted under clause (4) of the definition of “Permitted Indebtedness”); or

(5)    make any Investment (other than any Permitted Investment) in any Person;

unless (i) at the time of and after giving effect to such proposed Restricted Payment on a pro forma basis, no Default or Event of Default shall have occurred and be continuing, (ii) at the time of and after giving effect to such proposed Restricted Payment on a pro forma basis, the Company could incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to Section 1008 and (iii) the aggregate amount of all Restricted Payments declared or made after the Issuance Date shall not exceed the sum of:

(A)    (x) If Consolidated Adjusted Net Income and Excess Cash Flow shall both be positive, 50% of the lesser of Consolidated Adjusted Net Income and Excess Cash Flow, (y) if Consolidated Adjusted Net Income shall be a loss and Excess Cash Flow shall be negative, less 100% of the greater in absolute numerical terms of such loss and such negative Excess Cash Flow and (z) if either, but not both, Consolidated Adjusted Net Income shall be a loss or Excess Cash Flow shall be negative, less 100% of such loss or such negative Excess Cash

Flow, as the case may be, in each case accrued on a cumulative basis during the period beginning on August 31, 2002 and ending on the last day of the Company’s last fiscal quarter ending prior to the date of such proposed Restricted Payment; plus

(B)    100% of the aggregate net proceeds, including the Fair Market Value of property other than cash, received after the Issuance Date by the Company as a contribution to its common equity capital or from the issuance or sale (other than to any of its Restricted Subsidiaries) of Qualified Equity Interests of the Company (including upon the exercise of options, warrants or rights) or warrants, options or rights to purchase Qualified Equity Interests of the Company (excluding any net cash proceeds from an Equity Offering to the extent used to redeem Notes); plus

(C)    100% of the aggregate net proceeds, including the Fair Market Value of property other than cash, received after the Issuance Date by the Company from the issuance or sale (other than to any of its Restricted Subsidiaries) of debt securities (or other Indebtedness) or Redeemable Equity Interests that have been converted into or exchanged for Qualified Equity Interests of the Company; plus

(D)    to the extent that any Investment constituting a Restricted Payment that was made after the Issuance Date is sold or is otherwise liquidated or repaid, an amount (to the extent not included in Consolidated Adjusted Net Income) equal to the lesser of (x) the cash proceeds with respect to such Investment (less the cost of disposition of such Investment and net of taxes) and (y) the initial amount of such Investment plus, to the extent not included in Consolidated Adjusted Net Income, 50% of any amounts received in excess of the return of capital (less the cost of disposition of such Investment and net of taxes); plus

(E)    an amount equal to the sum of (x) the net reduction in Investments in Unrestricted Subsidiaries resulting from cash dividends, repayments of loans or advances or other transfers of assets, in each case to the Company or any Restricted Subsidiary from Unrestricted Subsidiaries, plus (y) the portion (proportionate to the Company’s equity interest in such Subsidiary) of the Fair Market Value of the net assets of an Unrestricted Subsidiary at the time such Unrestricted Subsidiary is designated a Restricted Subsidiary, in each case since the Issuance Date; provided, however, that the foregoing sum shall not exceed, in the case of any Unrestricted Subsidiary, the amount of Investments previously made (and treated as a Restricted Payment) by the Company or any Restricted Subsidiary in any such Unrestricted Subsidiary; provided further, however, that no amount shall be included under this clause (E) to the extent it is already included in the Consolidated Adjusted Net Income of the Company in clause (A) above.

(b)    Notwithstanding paragraph (a) above, the Company and its Restricted Subsidiaries may take the following actions so long as (with respect to clauses (6) and (8) below) at the time of and after giving effect thereto no Default or Event of Default shall have occurred and be continuing:

(1)    the payment of any dividend or redemption of any Equity Interest within 60 days after the date of declaration or call for redemption thereof, if at such date of declaration or call for redemption, such payment or redemption would have complied with the provisions of paragraph (a) above;

(2)    the purchase, redemption or other acquisition or retirement for value of Equity Interests of the Company in exchange for, or out of the net cash proceeds of a substantially concurrent issuance and sale (other than to a Restricted Subsidiary of the Company) of, Qualified Equity Interests of the Company;

(3)    the purchase, redemption, defeasance or other acquisition or retirement for value of any Subordinated Indebtedness in exchange for, or out of the net cash proceeds of a substantially concurrent issuance and sale (other than to a Restricted Subsidiary of the Company) of, Qualified Equity Interests of the Company;

(4)    the purchase, redemption or other acquisition or retirement for value of the Company’s outstanding 5% Convertible Subordinated Notes due 2003;

(5)    the purchase, redemption, defeasance or other acquisition or retirement for value of any Subordinated Indebtedness (other than Redeemable Equity Interests) in exchange for, or out of the net cash proceeds of a substantially concurrent incurrence (other than to a Subsidiary of the Company) of, new Subordinated Indebtedness so long as (x) the principal amount of such new Subordinated Indebtedness does not exceed the principal amount of the Indebtedness being so purchased, redeemed, defeased, acquired or retired, plus the amount of any premium reasonably determined as necessary to accomplish such refinancing, plus, the amount of reasonable expenses of the Company incurred in connection with such refinancing, (y) such new Subordinated Indebtedness is pari passu or subordinated, as applicable, to the Notes at least to the same extent as such Subordinated Indebtedness so purchased, redeemed, defeased, acquired or retired and (z) such new Subordinated Indebtedness has an average life longer than the Average Life of the Notes and a final Stated Maturity of principal later than the final Stated Maturity of principal of the Notes;

(6)    payments or distributions to stockholders pursuant to appraisal rights required under applicable law in connection with any consolidation, merger or transfer of assets that complies with the provisions of Article Eight;

(7)    Investments acquired as a result of the capital contribution or in exchange for, or out of the proceeds of a substantially concurrent offering of, Qualified Equity Interests of the Company;

(8)    (a) repurchases, redemptions, acquisitions or retirements of the Company’s or any Restricted Subsidiary’s Qualified Equity Interests from employees, former employees, directors or former directors of the Company or any of the Company’s Restricted Subsidiaries or their authorized representatives upon the death, disability or termination of employment of such employees, former employees, directors or former directors or (b) repurchases of Equity Interests of the Company deemed to occur upon (x) the exercise of stock options if such Equity Interests represent a portion of the exercise price thereof and (y) the withholding of a portion of Equity Interests of the Company granted or awarded to an employee to pay taxes associated therewith; provided, however, that the aggregate amount paid for all repurchased, redeemed, acquired or retired Qualified Equity Interests does not exceed $4.0 million during any twelve-month period; and

(9)    Restricted Payments in addition to those permitted by clauses (1)-(8) above in an aggregate amount not to exceed $5.0 million.

The actions described in clauses (1), (2), (3), (6), (7) and (8) of this paragraph (b) shall be Restricted Payments that shall be permitted to be taken in accordance with this paragraph (b) but shall reduce the amount that would otherwise be available for Restricted Payments under clause (iii) of paragraph (a) above and the actions described in clauses (4), (5) and (9) of this paragraph (b) shall be Restricted Payments that shall be permitted to be taken in accordance with this paragraph (b), but shall not reduce the amount that would otherwise be available for Restricted Payments under clause (iii) of paragraph (a) above.

The amount of all non-cash Restricted Payments shall be the Fair Market Value on the date of such Restricted Payment as determined in good faith by the Board of Directors whose determination with respect thereto shall be conclusive. If the Company or a Restricted Subsidiary makes a Restricted Payment which at the time of the making of such Restricted Payment would in the good faith determination of the Company be permitted under the provisions of this Indenture, such Restricted Payment shall be deemed to have been made in compliance with this Indenture notwithstanding any subsequent adjustments made in good faith to the Company’s financial statements affecting the Consolidated Adjusted Net Income of the Company for any period.

SECTION 1010.    Limitation on Issuances and Sales of Equity Interests by Restricted Subsidiaries.

The Company shall not permit (a) any Restricted Subsidiary to issue any Equity Interests (other than to the Company or a wholly owned Restricted Subsidiary) and (b) any Person (other than the Company or a wholly owned Restricted Subsidiary) to own any Equity Interests of any Restricted Subsidiary; provided, however, that this Section 1010 shall not prohibit:

(1)    the issuance, sale, transfer, lease, conveyance, or other disposition of all, but not less than all, of the issued and outstanding Equity Interests of any Restricted Subsidiary owned by the Company or any of its Restricted Subsidiaries in compliance with the other provisions of this Indenture, so long as the Net Cash Proceeds, if any, from such sale, transfer, lease, conveyance or other disposition are applied in accordance with Section 1014;

(2)    the ownership by other Persons of Qualified Equity Interests issued prior to the time such Restricted Subsidiary became a Subsidiary of the Company that was neither issued in contemplation of such Restricted Subsidiary becoming a Subsidiary nor acquired at the time;

(3)    the ownership by directors of director qualifying shares or the ownership by foreign nationals of Equity Interests of any Restricted Subsidiary, to the extent mandated by applicable law;

(4)    arrangements existing on the Issuance Date;

(5)    any issuance, sale, transfer, lease, conveyance or other disposition of Equity Interests (other than Preferred Stock) of a Restricted Subsidiary if, immediately after giving effect thereto, such Restricted Subsidiary would remain a Restricted Subsidiary or the ownership by any Person of such Equity Interests; or

(6)    any issuance, sale, transfer, lease, conveyance or other disposition of Equity Interests of a Restricted Subsidiary if, immediately after giving effect thereto, such Person would no longer constitute a Restricted Subsidiary and any Investment in such Person remaining after giving effect thereto would have been permitted to be made (and shall be deemed to have been made) under Section 1009 on the date of such issuance, sale or other disposition.

SECTION 1011.    Limitation on Transactions with Affiliates.

The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, enter into, amend or permit to exist any contract, agreement, understanding, loan, advance, guarantee or other transaction or series of related transactions with, or for the benefit of, any Affiliate of the Company or any Restricted Subsidiary (other than the Company or a Restricted Subsidiary) (collectively, “Interested Persons”), unless:

(a)    such transaction or series of transactions are on terms that are no less favorable to the Company or such Restricted Subsidiary, as the case may be, than would have been able to be obtained at the time for a comparable transaction in arm’s-length dealings with third-parties that are not Interested Persons;

(b)    with respect to any transaction or series of related transactions involving aggregate value equal to or greater than $5.0 million, the Company shall have delivered an Officers’ Certificate to the trustee certifying that such transaction or series of transactions complies with clause (a) above; and

(c)    with respect to any transaction or series of related transactions involving aggregate value equal to or greater than $10.0 million, such transaction or series of related transactions shall have been approved by Board of Directors of the Company (including a majority of the Disinterested Directors of the Company), or the Company shall have obtained a written opinion from an Independent Financial Advisor certifying that such transaction or series of related transactions is fair to the Company or its Restricted Subsidiary, as the case may be, from a financial point of view;

provided, however, that this Section 1011 shall not restrict:

(1)    directors’ fees, indemnification and similar arrangements, consulting fees, employee salaries, bonuses or employment agreements, compensation or employee benefit arrangements and incentive arrangements with any officer, director or employee of the Company or a Restricted Subsidiary entered into in the ordinary course of business and approved by the Board of Directors of the Company (including a majority of the Disinterested Directors of the Company) or the Compensation Committee thereof;

(2)    any transactions made in compliance with Section 1009;

(3)    loans and advances to officers, directors and employees of the Company or any Restricted Subsidiary in the ordinary course of business and approved by the Board of Directors of the Company (including a majority of Disinterested Directors of the Company) or the Compensation Committee thereof;

(4)    transactions pursuant to or contemplated by any agreement as in effect as of the Issuance Date or any amendment thereto so long as any such amendment is not more disadvantageous to the Holders in any material respect than the original agreement as in effect on the Issuance Date;

(5)    guarantees of the Subsidiary Guarantors of Indebtedness incurred pursuant to clause (1) of the definition of “Permitted Indebtedness”;

(6)    contracts pursuant to which the Company or a wholly owned Restricted Subsidiary provides management services to an Affiliate in exchange for payments in cash or

Cash Equivalents that are no less favorable to the Company or such wholly owned Restricted Subsidiary than those that could reasonably be obtained in a comparable transaction at such time on an arm’s-length basis from a Person that is not an Affiliate of the Company or such wholly owned Restricted Subsidiary;

(7)    any issuance or sale of Qualified Equity Interests of the Company to Affiliates of the Company; or

(8)    in the case of joint ventures in which the Company or any Restricted Subsidiary has an interest, so long as the other parties to the joint venture that are not Affiliates of the Company own at least 50% of the Equity Interests of such joint venture, transactions between such joint venture and the Company or any Restricted Subsidiary.

SECTION 1012.    Limitation on Liens.

The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, create, incur, assume or suffer to exist any Lien securing Pari Passu Indebtedness or Subordinated Indebtedness on or with respect to any of the Company’s or any Restricted Subsidiary’s property or assets, including any shares of stock or Indebtedness of the Company or any Restricted Subsidiary, whether owned on the Issuance Date or thereafter acquired, or any income, profits or proceeds therefrom, or assign or otherwise convey any right to receive income thereon, other than Permitted Liens, unless:

(1)    in the case of any Lien securing Pari Passu Indebtedness, the Notes or the Note Guarantees, as the case may be, are secured by a Lien on such property, assets or proceeds that is senior in priority to or pari passu with such Lien; and

(2)    in the case of any Lien securing Subordinated Indebtedness, the Notes or the Note Guarantees, as the case may be, are secured by a Lien on such property, assets or proceeds that is senior in priority to such Lien.

SECTION 1013.    Purchase of Notes upon a Change in Control.

(a)    If a Change in Control shall occur at any time, then each Holder of Notes shall have the right to require that the Company purchase such Holder’s Notes, in whole or in part in integral multiples of $1,000, at a purchase price (the “Change in Control Purchase Price”) in cash in an amount equal to 101% of the principal amount thereof, plus accrued interest, if any, to the date of purchase (the “Change in Control Purchase Date”), pursuant to the offer described below (the “Change in Control Offer”) and the other procedures set forth in this Indenture.

(b)    Within 30 days following any Change in Control, the Company shall notify the

Trustee thereof and give written notice of such Change in Control to each Holder of Notes by first-class mail, postage prepaid, at the address of such Holder appearing in the Note Register, describing the transaction or transactions that constitute the Change in Control and stating, among other things:

(1)    the Change in Control Purchase Price and the Change in Control Purchase Date, which shall be no earlier than 30 days nor more than 60 days from the date the notice is mailed, or such later date as is necessary to comply with requirements under the Exchange Act or any applicable securities laws or regulations;

(2)    that any Note not tendered will continue to accrue interest;

(3)    that, unless the Company defaults in the payment of the Change in Control Purchase Price, any Notes accepted for payment pursuant to the Change in Control Offer shall cease to accrue interest after the Change in Control Purchase Date;

(4)    that Holders electing to have any Notes purchased pursuant to a Change in Control Offer shall be required to surrender the Notes, with the form entitled “Option of Holder to Elect Purchase” on the reverse of the Notes completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Change in Control Purchase Date;

(5)    that Holders shall be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the second Business Day preceding the Change in Control Purchase Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Notes delivered for purchase, and a statement that such Holder is withdrawing its election to have such Notes purchased;

(6)    that Holders whose Notes are being purchased only in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered, which unpurchased portion must be equal to $1,000 in principal amount or an integral multiple thereof;

(7)    the instructions that the Holders of Notes must follow in order to tender their Notes; and

(8)    the circumstances and relevant facts regarding such Change in Control.

(c)    On the Change in Control Purchase Date, the Company shall, to the extent lawful:

(1)    accept for payment all Notes or portions thereof properly tendered pursuant to the offer;

(2)    deposit with the Paying Agent an amount equal to the Change in Control Purchase Price in respect of all Notes or portions thereof so tendered; and

(3)    deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers’ Certificate stating the aggregate principal amount of Notes or portions thereof being purchased by the Company.

(d)    The Company shall, or shall cause the Paying Agent to, promptly mail to each Holder of Notes so tendered the Change in Control Purchase Price for such Notes, and the Trustee shall promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new note equal in principal amount to any unpurchased portion of the Notes surrendered; provided that each such new note shall be in a principal amount of $1,000 or an integral multiple thereof. The Company shall publicly announce the results of the Change in Control Offer on or as soon as practicable after the Change in Control Purchase Date. The Company shall not be required to make a Change in Control Offer upon a Change in Control if a third party makes the Change in Control Offer in the manner, at the time and otherwise in compliance with the requirements applicable to a Change in Control Offer made by the Company and purchases all Notes validly tendered and not withdrawn under such Change in Control Offer.

(e)    The Company shall comply with the applicable tender offer rules, including Rule 14e-1 under the Exchange Act, and any other applicable securities laws and resolutions in connection with a Change in Control Offer.

SECTION 1014.    Limitation on Sale of Assets.

(a)    The Company shall not, and shall not permit any Restricted Subsidiary to, engage in any Asset Sale unless:

(1)    the consideration received by the Company or such Restricted Subsidiary at the time of such Asset Sale is not less than the Fair Market Value of the assets sold or disposed of; and

(2)    at least 75% of such consideration consists of cash, Cash Equivalents and/or Replacement Assets.

For purposes of this Section 1014, the following shall be deemed to be cash: (A) Indebtedness (other than Subordinated Indebtedness) of the Company or a Restricted Subsidiary assumed by the transferee in such Asset Sale and from which the Company and its Restricted Subsidiaries are fully released and (B) notes, securities or other similar obligations received by the Company or any

Restricted Subsidiary from such transferee that are converted, sold or exchanged within 180 days of the related Asset Sale by the Company or the Restricted Subsidiaries into cash in an amount equal to the cash proceeds realized upon such conversion, sale or exchange.

(b)    If the Company or any Restricted Subsidiary engages in an Asset Sale, the Company or one of its Restricted Subsidiaries may use the Net Cash Proceeds thereof, within 12 months after such Asset Sale, to:

(1)    permanently repay or prepay any then outstanding Senior Indebtedness of the Company or any Restricted Subsidiary (and if such Senior Indebtedness is revolving credit Indebtedness, to correspondingly reduce commitments with respect thereto); or

(2)    invest (or enter into a legally binding agreement to invest) in Replacement Assets.

Pending the final application of any such Net Cash Proceeds, the Company may temporarily reduce Senior Indebtedness or otherwise invest such Net Cash Proceeds in any manner that is not prohibited by this Indenture. If any such legally binding agreement to invest such Net Cash Proceeds is terminated, then the Company may, within 90 days of such termination or within 12 months of such Asset Sale, whichever is later, invest such Net Cash Proceeds as provided in clause (1) or (2) (without regard to the parenthetical contained in such clause (2) above). The amount of such Net Cash Proceeds not so used as set forth above in this paragraph (b) constitutes “Excess Proceeds.”

(c)    When the aggregate amount of Excess Proceeds exceeds $15.0 million, the Company shall, within 30 Business Days, make an offer to purchase (an “Excess Proceeds Offer”) from all Holders of Notes, on a pro rata basis, in accordance with the procedures set forth in this Indenture, the maximum principal amount (expressed as an integral multiple of $1,000) of Notes that may be purchased with the Excess Proceeds. The offer price (the “Offered Price”) as to each Note shall be payable in cash in an amount equal to 100% of the principal amount of such Note plus accrued interest, if any, to the date such Excess Proceeds offer is consummated (“Offer Date”). To the extent that the aggregate principal amount of Notes tendered pursuant to an Excess Proceeds Offer is less than the Excess Proceeds, the Company may use the deficiency for general corporate purposes not otherwise prohibited by this Indenture. If the aggregate principal amount of Notes validly tendered and not withdrawn by Holders thereof exceeds the Excess Proceeds, the Company shall purchase Notes on a pro rata basis.

(d)    Notwithstanding the foregoing, if the Company becomes obligated to commence an Excess Proceeds Offer at any time when the terms of any Pari Passu Indebtedness provide that a similar offer must be made with respect to such Pari Passu Indebtedness, then the Excess Proceeds Offer for the Notes shall be made concurrently with such other offer and the Company shall purchase Notes and such other securities on a pro rata basis in proportion to the aggregate principal amount of securities of each issue which the Holders thereof elect to have purchased. Upon completion of such Excess Proceeds Offer, the amount of Excess Proceeds shall be reset to zero (regardless of the amount of Notes actually purchased in the offer).

(e)    If the Company becomes obligated to make an Excess Proceeds Offer pursuant to clause (c) above, the Notes shall be purchased by the Company, at the option of the Holders thereof, in whole or in part in integral multiples of $1,000, on a date that is not earlier than 30 days and not later than 60 days from the date the notice is given to Holders, or such later date as may be necessary for the Company to comply with the requirements under the Exchange Act, subject to proration in the event the amount of Excess Proceeds is less than the aggregate Offered Price of all Notes tendered.

(f)    Within 15 days after the obligation of the Company to make an Excess Proceeds Offer arises, the Company shall notify the Trustee thereof and give written notice of such Excess Proceeds Offer to each Holder of Notes by first-class mail, postage prepaid, at the address of such Holder appearing in the Note Register, stating:

(1)    the Offered Price and the Offer Date, which shall be a Business Day no earlier than 30 days necessary to comply with requirements under the Exchange Act or any applicable securities nor later than 60 days from the date such notice is mailed, or such later date as is laws or regulations;

(2)    that any Note not tendered will continue to accrue interest;

(3)    that, unless the Company defaults in the payment of the Offered Price, any Notes accepted for payment pursuant to the Excess Proceeds Offer shall cease to accrue interest after the date of purchase;

(4)    that Holders electing to have any Notes purchased pursuant to an Excess Proceeds Offer shall be required to surrender the Notes, with the form entitled “Option of Holder to Elect Purchase” on the reverse of the Notes completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Offer Date;

(5)    that Holders shall be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the second Business Day preceding the Offer Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Notes delivered for purchase, and a statement that such Holder is withdrawing its election to have such Notes purchased;

(6)    that Holders whose Notes are being purchased only in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered, which unpurchased portion must be equal to $1,000 in principal amount or an integral multiple thereof;

(7)    the instructions that the Holders of Notes must follow in order to tender their Notes; and

(8)    the circumstances and relevant facts regarding such Excess Proceeds Offer.

(g)    The Company shall comply with any applicable securities laws, including Section 14(e) of, and Rule 14e-1 under, the Exchange Act, and any other applicable Federal or state securities laws and regulations and any applicable requirements of any securities exchange on which the Notes are listed.

SECTION 1015.    Limitations on Guarantees of Indebtedness by Restricted Subsidiaries.

(a)    The Company shall not permit any Restricted Subsidiary, directly or indirectly, to guarantee, assume or in any other manner become liable with respect to, any Indebtedness of the Company other than Permitted Indebtedness pursuant to clause (1) of the definition of “Permitted Indebtedness” unless:

(1)    such Restricted Subsidiary simultaneously executes and delivers a supplemental indenture to this Indenture providing for a guarantee of the Notes on the same terms as the guarantee of such Indebtedness, except that if such Indebtedness is unsubordinated such Restricted Subsidiary’s Note Guarantee with respect to such Indebtedness may be subordinated to that Restricted Subsidiary’s guarantee of such Indebtedness to the same extent as the Notes are subordinated to such Indebtedness and if such Indebtedness is by its terms expressly subordinated to the Notes, any such assumption, guarantee or other liability of such Restricted Subsidiary with respect to such Indebtedness shall be subordinated to such Restricted Subsidiary’s Note Guarantee at least to the same extent as the Notes are subordinated to Senior Indebtedness of the Company under this Indenture; and

(2)    such Restricted Subsidiary waives, and shall not in any manner whatsoever claim or take the benefit or advantage of, any rights of reimbursement, indemnity or subrogation or any other rights against the Company or any of its other Subsidiaries as a result of any payment by such Restricted Subsidiary under its Note Guarantee.

(b)    Notwithstanding the foregoing, any Note Guarantee by a Restricted Subsidiary shall provide by its terms that it (and all Liens securing the same) shall be automatically and unconditionally released and discharged:

(1)    upon any sale, exchange or transfer to any Person not an Affiliate of the Company of all Equity Interests owned by the Company or any Restricted Subsidiary in, or all or substantially all of the assets of such Restricted Subsidiary (including by way of merger or consolidation) if the transaction complies with the terms of this Indenture;

(2)    upon the designation of such Restricted Subsidiary as an Unrestricted Subsidiary in accordance with the terms of this Indenture;

(3)    upon the legal defeasance of the Notes pursuant to Article Fourteen;

(4)    in connection with the merger or dissolution of a Subsidiary Guarantor into the Company or another Subsidiary Guarantor; or

(5)    upon the release by the holders of Indebtedness of the Company described in paragraph (a) above of their guarantee by such Restricted Subsidiary (including any deemed release upon payment in full of all obligations under such Indebtedness other than as a result of payment under such guarantee), at such time as (A) no other Pari Passu Indebtedness or Subordinated Indebtedness of the Company has been secured or guaranteed by such Restricted Subsidiary, as the case may be, or (B) the holders of all such other Pari Passu Indebtedness and Subordinated Indebtedness which is guaranteed by such Restricted Subsidiary also release their guarantee by such Restricted Subsidiary (including any deemed release upon payment in full of all obligations under such Indebtedness other than as a result of payment under such guarantee).

SECTION 1016.    Limitation on Dividends and Other Payment Restrictions Affecting Restricted Subsidiaries.

The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, create or otherwise cause to suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Restricted Subsidiary to:

(a)    pay dividends, in cash or otherwise, or make any other distributions on its Equity Interests;

(b)    pay any Indebtedness owed to the Company or any other Restricted Subsidiary;

(c)    make loans or advances to the Company or any other Restricted Subsidiary; or

(d)    transfer any of its properties or assets to the Company or any other Restricted Subsidiary,

except for such encumbrances or restrictions existing under or by reason of:

(1)    applicable law;

(2)    customary provisions restricting subletting or assignment of any lease or assignment of any other contract to which the Company or any Restricted Subsidiary is a party or to which any of their respective properties or assets are subject;

(3)    any agreement or other instrument of a Person acquired by the Company or any Restricted Subsidiary in existence at the time of such acquisition (but not created in contemplation thereof), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, so long as the agreement containing such restriction does not violate any other provision of this Indenture;

(4)    encumbrances and restrictions in any agreement or instrument in effect on the Issuance Date, including, without limitation, pursuant to the Senior Credit Agreement and its related documentation, the Notes, this Indenture and the Note Guarantees;

(5)    any encumbrance or restriction contained in contracts for sales of assets permitted by Section 1014 with respect to the assets to be sold pursuant to such contract;

(6)    in clause (4) above, restrictions contained in security agreements or mortgages securing Indebtedness of a Restricted Subsidiary permitted under this Indenture to the extent such restrictions restrict the transfer of the property subject to such security agreements or mortgages;

(7)    purchase money obligations for property acquired in the ordinary course of business that impose restrictions on that property of the nature described in paragraph (d) above;

(8)    any agreement for the sale or other disposition of a Restricted Subsidiary that restricts distributions by that Restricted Subsidiary pending its sale or other disposition;

(9)    Liens securing Indebtedness otherwise permitted to be incurred under Section 1012 that limit the right of the debtor to dispose of the assets subject to such Liens;

(10)    provisions with respect to the disposition or distribution of assets or property in joint venture agreements, asset sale agreements, stock sale agreements and other similar agreements entered into in the ordinary course of business;

(11)    any agreement or instrument governing Indebtedness incurred by foreign Restricted Subsidiaries pursuant to clause (12) of the definition of “Permitted Indebtedness”; or

(12)    any encumbrance or restriction existing under any agreement or instrument that extends, renews, refinances or replaces the agreements or instrument containing the encumbrances or restrictions in the foregoing clauses (3) and (4); provided that the terms and conditions of any such encumbrances or restrictions are not materially more restrictive, taken as a whole, than those under or pursuant to the agreement or instrument so extended, renewed, refinanced or replaced.

SECTION 1017.    Limitation on Other Senior Subordinated Indebtedness.

The Company shall not, and shall not permit or cause any Subsidiary Guarantor, to, incur, create, assume, guarantee or otherwise become liable for any Indebtedness, other than the Notes or the Note Guarantee of such Subsidiary Guarantor, that is subordinate or junior in right of payment to any Indebtedness of the Company or such Subsidiary Guarantor, as the case may be, unless such Indebtedness is also pari passu with the Notes or the Note Guarantee of such Subsidiary Guarantor, as the case may be, or subordinated in right of payment to the Notes or such Note Guarantee, as the case may be, at least to the same extent as the Notes or such Note Guarantee are subordinated in right of payment to Senior Indebtedness of the Company or Subsidiary Guarantor Senior Indebtedness of such Subsidiary Guarantor, as the case may be, as set forth in this Indenture.

SECTION 1018.    Limitation on Unrestricted Subsidiaries.

(a)    The Board of Directors of the Company may designate after the Issuance Date any Subsidiary as an Unrestricted Subsidiary under this Indenture (a “Designation”) only if:

(1)    no Default shall have occurred and be continuing at the time of or after giving effect to such Designation;

(2)    the Company would be permitted to make an Investment (other than a Permitted Investment) at the time of such Designation (assuming the effectiveness of such Designation) pursuant to the first paragraph of Section 1009 in an amount (the “Designation Amount”) equal to the Fair Market Value of the Company’s interest in such Subsidiary;

(3)    such Unrestricted Subsidiary does not own any Equity Interests in any

Restricted Subsidiary which is not simultaneously being designated an Unrestricted Subsidiary;

(4)    no default with respect to any Indebtedness of such Unrestricted Subsidiary (other than a Note Guarantee, if any) would permit (upon notice, lapse or otherwise) any holder of any other Indebtedness of the Company or any Restricted Subsidiary to declare a default on such other Indebtedness or cause the payment to be accelerated or payable prior to its Stated Maturity; and

(5)    such Unrestricted Subsidiary is not a party to any agreement, contract, arrangement or understanding at such time with the Company or any Restricted Subsidiary unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company or, in the event such condition is not satisfied, the value of such agreement, contract, arrangement or understanding to such Unrestricted Subsidiary shall be deemed a Restricted Payment.

In the event of any such Designation, the Company shall be deemed to have made an Investment constituting a Restricted Payment pursuant to Section 1009 for all purposes of this Indenture in the Designation Amount.

The Company shall not and shall not cause or permit any Restricted Subsidiary to at any time:

(i)    have any obligation to subscribe for additional Equity Interests or other equity interest in such Unrestricted Subsidiary;

(ii)    have any obligation to maintain or preserve such Unrestricted Subsidiary’s financial condition or to cause such Unrestricted Subsidiary to achieve certain levels of operating results; or

(iii)    be directly or indirectly liable for any Indebtedness of any Unrestricted Subsidiary.

For purposes of the foregoing, the Designation of a Subsidiary of the Company as an Unrestricted Subsidiary shall be deemed to be the Designation of all of the Subsidiaries of such Subsidiary as Unrestricted Subsidiaries.

(b)    The Board of Directors of the Company may designate any Unrestricted Subsidiary as a Restricted Subsidiary if:

(1)    no Default shall have occurred and be continuing at the time of and after giving effect to such designation; and

(2)    all Liens and Indebtedness of such Unrestricted Subsidiary outstanding immediately following such designation would, if incurred at the time of such designation, have been permitted to be incurred for all purposes of this Indenture.

(c)    Any such designation as an Unrestricted Subsidiary or Restricted Subsidiary shall be evidenced by a resolution of the Board of Directors of the Company delivered to the Trustee certifying compliance with clause (a) or (b) above, as the case may be.

SECTION 1019.    Reports.

For as long as the Notes are outstanding, the Company shall file on a timely basis with the Commission, to the extent such filings are accepted by the Commission and whether or not the Company has a class of securities registered under the Exchange Act, the annual reports, quarterly reports and other documents that the Company would be required to file pursuant to Section 13 or 15(d) of the Exchange Act if the Company were subject to the Exchange Act. The Company shall also (1) furnish the Trustee copies of such reports and documents within 15 days after the date on which the Company files such reports and documents with the Commission or the date on which the Company would be required to file such reports and documents if the Company were so required, and (2) if filing such reports and documents with the Commission is not accepted by the Commission or is prohibited under the Exchange Act, furnish the Trustee, and mail to each Holder and prospective holder of Notes, without cost to such Holder, copies of such reports and documents within 15 days after the date on which the Company would have otherwise been required to file such reports and documents.

SECTION 1020.    Waiver of Certain Covenants.

The Company and the Restricted Subsidiaries may omit in any particular instance to comply with any term, provision or condition set forth in Sections 1007 to 1012, inclusive, and Sections 1014 to 1019, inclusive, if before or after the time for such compliance the Holders of at least a majority in aggregate principal amount of all Outstanding Notes affected by such term, provision or covenant, by Act of such Holders, waive such compliance in such instance with such term, provision or condition, but no such waiver shall extend to or affect such term, provision or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company, the Restricted Subsidiaries and the duties of the Trustee, as applicable, in respect of any such term, provision or condition shall remain in full force and effect.

ARTICLE ELEVEN

REDEMPTION OF NOTES

SECTION 1101.    Redemption.

The Notes may or shall be, as the case may be, redeemed, as a whole or from time to time in part, subject to the conditions and the Redemption Prices specified in the form of Note, together with accrued and unpaid interest, if any, to the Redemption Date (subject to the right of Holders of record on relevant record dates to receive interest due on an Interest Payment Date), on the Redemption Date.

SECTION 1102.    Applicability of Article.

Redemption of Notes at the election of the Company or otherwise, as permitted or required by any provision of this Indenture, shall be made in accordance with the terms of such Notes and in accordance with this Article Eleven.

SECTION 1103.    Election to Redeem; Notice to Trustee.

The election of the Company to redeem any Notes pursuant to Section 1101 shall be evidenced by a Board Resolution. In case of any redemption at the election of the Company, the Company shall, at least 60 days prior to the Redemption Date fixed by the Company (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee of such Redemption Date and of the principal amount of Notes to be redeemed and shall deliver to the Trustee such documentation and records as shall enable the Trustee to select the Notes to be redeemed pursuant to Section 1104.

SECTION 1104.    Selection by Trustee of Notes to Be Redeemed.

If less than all the Notes are to be redeemed, the particular Notes to be redeemed shall be selected by the Trustee, from the Outstanding Notes not previously called for redemption, in compliance with the requirements of the principal national securities exchange, if any, on which such Notes are listed, or, if such Notes are not so listed, by such other method as the Trustee shall deem fair and appropriate (and in such manner as complies with applicable legal requirements) and which may provide for the selection for redemption of portions of the principal of Notes; provided, however, that no such partial redemption shall reduce the portion of the principal amount of a Note not redeemed to less than $1,000; provided further that any such redemption pursuant to the provisions relating to an Equity Offering shall be made on a pro rata basis or on as nearly a pro rata basis as practicable (subject to the procedures of DTC or any other depositary). Notice of redemption shall be sent by first-class mail at least 30 but not more than 60 days before the Redemption Date to each Holder of Notes to be redeemed at its registered address. On and after the Redemption Date, interest shall cease to accrue on Notes or portions thereof called for redemption, unless the Company defaults in the payment of the Redemption Price.

The Trustee shall promptly notify the Company in writing of the Notes selected for redemption and, in the case of any Notes selected for partial redemption, the principal amount thereof to be redeemed.

For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to redemption of Notes shall relate, in the case of any Note redeemed or to be redeemed only in part, to the portion of the principal amount of such Note which has been or is to be redeemed.

SECTION 1105.    Notice of Redemption.

Notice of redemption shall be given in the manner provided for in Section 106 not less than 30 nor more than 60 days prior to the Redemption Date, to each Holder of Notes to be redeemed. The Trustee shall give notice of redemption in the Company’s name and at the Company’s expense.

All notices of redemption shall state:

(1)    the Redemption Date,

(2)    the Redemption Price and the amount of accrued interest, if any, to the Redemption Date payable as provided in Section 1107,

(3)    if less than all Outstanding Notes are to be redeemed, the identification of the particular Notes to be redeemed, as well as the aggregate principal amount of Notes to be redeemed and the aggregate principal amount of Notes to be outstanding after such partial redemption,

(4)    in case any Note is to be redeemed in part only, the notice which relates to such Note shall state that on and after the Redemption Date, upon surrender of such Note, the Holder will receive, without charge, a new Note or Notes of authorized denominations for the principal amount thereof remaining unredeemed,

(5)    that on the Redemption Date the Redemption Price (and accrued interest, if any, to the Redemption Date payable as provided in Section 1107) shall become due and payable upon each such Note, or the portion thereof, to be redeemed, and, unless the Company defaults in making the redemption payment, that interest on Notes called for redemption (or the portion thereof) will cease to accrue on and after said date,

(6)    the place or places where such Notes are to be surrendered for payment of the Redemption Price and accrued interest, if any,

(7)    the name and address of the Paying Agent,

(8)    that Notes called for redemption must be surrendered to the Paying Agent to collect the Redemption Price,

(9)    the CUSIP number, and that no representation is made as to the accuracy or correctness of the CUSIP number, if any, listed in such notice or printed on the Notes, and

(10)    the paragraph of the Notes pursuant to which the Notes are to be redeemed.

SECTION 1106.    Deposit of Redemption Price.

Prior to 10:00 A.M. on any Redemption Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 1003) an amount of money sufficient to pay the Redemption Price of, and accrued interest on, all the Notes which are to be redeemed on that date.

SECTION 1107.    Notes Payable on Redemption Date.

Notice of redemption having been given as aforesaid, the Notes so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified (together with accrued interest, if any, to the Redemption Date), and from and after such date (unless the Company shall default in the payment of the Redemption Price and accrued interest) such Notes shall cease to bear interest. Upon surrender of any such Note for redemption in accordance with said notice, such Note shall be paid by the Company at the Redemption Price, together with accrued interest, if any, to the Redemption Date; provided, however, that installments of interest whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders of such Notes, or one or more Predecessor Notes, registered as such at the close of business on the relevant Regular Record Date or Special Record Date, as the case may be, according to their terms and the provisions of Section 307.

If any Note called for redemption shall not be so paid upon surrender thereof for redemption, the principal (and premium, if any) shall, until paid, bear interest from the Redemption Date at the rate of interest set forth in the Note.

SECTION 1108.    Notes Redeemed in Part.

Any Note which is to be redeemed only in part (pursuant to the provisions of this Article) shall be surrendered at a Place of Payment therefor (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder’s attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and deliver to the Holder of such Note without service charge, a new Note or Notes, of any authorized denomination as requested by such Holder, in an aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Note so surrendered, provided that each such new Note shall be in a principal amount of $1,000 or integral multiple thereof.

ARTICLE TWELVE

SUBORDINATION OF NOTES

SECTION 1201.    Agreement to Subordinate.

The Company agrees, and each Holder by accepting a Note agrees, that the Indebtedness, interest and other obligations of any kind evidenced by the Notes and this Indenture are subordinated in right of payment, to the extent and in the manner provided in this Article Twelve, to the prior payment in full in cash of all Senior Indebtedness (whether outstanding on the date hereof or hereafter created, incurred, assumed or guaranteed), and that the subordination is for the benefit of the holders of Senior Indebtedness.

SECTION 1202.    Liquidation; Dissolution; Bankruptcy.

In the event of:

(a)    any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, relating to the Company or to its assets, or

(b)    any liquidation, dissolution or other winding-up of the Company, whether voluntary or involuntary, or

(c)    any assignment for the benefit of creditors or other marshaling of assets or liabilities of the Company (except in connection with the consolidation or merger of the Company or its liquidation or dissolution following the conveyance, transfer or lease of its properties and assets substantially as an entirety upon the terms and conditions described in Article Eight),

(1)    the holders of Senior Indebtedness or their duly appointed representative(s) shall be entitled to receive payment in full in cash of all Senior Indebtedness before the Holders of Notes will be entitled to receive any payment or distribution of any kind or character or any payment by the Company to acquire any Notes (other than any payment or distribution in the form of equity securities or subordinated debt securities of the Company or any successor obligor that, in the case of any such subordinated debt securities, are subordinated in right of payment to all Senior Indebtedness that may at the time be outstanding to at least the same extent as the Notes are so subordinated (such equity securities or subordinated debt securities hereinafter being “Permitted Junior Securities”) and any payment made pursuant to the provisions described in Article Fourteen from monies or U.S. Government Obligations previously deposited with the Trustee on account of principal of, or premium, if any, or interest or any other amounts due on the Notes under this Indenture); and

(2)    any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities (other than a payment or distribution in the form of Permitted Junior Securities and payments made pursuant to the provisions described in Article Fourteen from monies or U.S. Government Obligations previously deposited with the Trustee), by set-off or otherwise, to which the Holders of the Notes or the Trustee would be entitled but for the provisions of this Article Twelve shall be paid by the liquidating trustee or agent or other Person making such payment or distribution, whether a trustee in bankruptcy, a receiver or liquidating trustee or otherwise, directly to the holders of Senior Indebtedness or their duly appointed representative(s) ratably according to the aggregate amounts remaining unpaid on account of the Senior Indebtedness to the extent necessary to make payment in full in cash of all Senior Indebtedness remaining unpaid, after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness.

SECTION 1203.    Default on Designated Senior Indebtedness.

(a)    No payment or distribution of any assets of the Company of any kind or character, whether in cash, property or securities (other than Permitted Junior Securities and payments made pursuant to the provisions described in Article Fourteen from monies or U.S. Government Obligations previously deposited with the Trustee), may be made by or on behalf of the Company on account of principal of, premium, if any, or interest on the Notes or on account of the purchase, redemption or other acquisition of Notes upon the occurrence of any default in payment (whether at Stated Maturity, upon scheduled installment, by acceleration or otherwise) of principal of, premium, if any, or interest on Designated Senior Indebtedness beyond any applicable grace period (a “Payment Default”) until such Payment Default shall have been cured or waived in writing or shall have ceased to exist or such Designated Senior Indebtedness shall have been discharged or paid in full in cash.

(b)    No direct or indirect payment or distribution of any assets of the Company of any kind or character, whether in cash, property or securities (other than Permitted Junior Securities and payments made pursuant to the provisions described in Article Fourteen from monies or U.S. Government Obligations previously deposited with the Trustee), may be made by or on behalf of the Company on account of principal of, premium, if any, or interest on the Notes or on account of the purchase, redemption, defeasance or other acquisition of Notes for the period specified below (a “Payment Blockage Period”) upon the occurrence of any Default or Event of Default (other than any Payment Default) with respect to any Designated Senior Indebtedness pursuant to which the maturity thereof may be accelerated immediately (a “Non-Payment Default”) and receipt by the Trustee of written notice thereof from the trustee or other representative of holders of Designated Senior Indebtedness or their duly appointed representative(s).

The Payment Blockage Period will commence upon the date of receipt by the Trustee of written notice from the trustee or such other representative of the holders of the Designated Senior Indebtedness or their duly appointed representative(s) in respect of which the Non-Payment Default exists and shall end on the earliest of:

(i)    179 days thereafter (provided that any Designated Senior Indebtedness as to which notice was given shall not theretofore have been accelerated);

(ii)    the date on which such Non-Payment Default is cured, waived or ceases to exist;

(iii)    the date on which such Designated Senior Indebtedness is discharged or paid in full in cash; or

(iv)    the date on which such Payment Blockage Period shall have been terminated by written notice to the Trustee or the Company from such holder or their duly appointed representative(s) initiating such Payment Blockage Period, after which the Company will resume making any and all required payments in respect of the Notes, including any missed payments, unless the holders of the Designated Senior Indebtedness or their representatives have accelerated the maturity of such Designated Senior Indebtedness. In any event, not more than one Payment Blockage Period may be commenced during any period of 360 consecutive days. No Event of Default that existed or was continuing on the date of the commencement of any Payment Blockage Period will be, or can be made, the basis for the commencement of a subsequent Payment Blockage Period, unless such Default has been cured or waived for a period of not less than 90 consecutive days subsequent to the commencement of such initial Payment Blockage Period.

SECTION 1204.    Acceleration of Securities.

If payment of the Notes is accelerated because of an Event of Default, the Company shall promptly notify holders of Senior Indebtedness of the acceleration.

SECTION 1205.    When Distribution Must Be Paid Over.

In the event that, notwithstanding the provisions of Section 1203, any payment shall be made to the Trustee (and not paid over to the Holders of the Notes) which is prohibited by such provisions, then and in such event such payment shall be paid over and delivered by the Trustee to the holders of Designated Senior Indebtedness or their duly appointed representative(s), as their interest may appear, for application to Designated Senior Indebtedness.

With respect to the holders of Senior Indebtedness, the Trustee undertakes to perform only such obligations on the part of the Trustee as are specifically set forth in this Article Twelve, and no implied covenants or obligations with respect to the holders of Senior Indebtedness shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness, and shall not be liable to any such holders if the Trustee shall pay over or distribute to or on behalf of Holders or the Company or any other Person money or assets to which any holders of Senior Indebtedness shall be entitled by virtue of this Article Twelve, except if such payment is made as a result of the willful misconduct or gross negligence of the Trustee.

SECTION 1206.    Notice by the Company.

The Company shall promptly notify the Trustee and the Paying Agent of any facts known to the Company that would cause a payment of any obligations with respect to the Notes to violate this Article Twelve, but failure to give such notice shall not affect the subordination of the Notes to the Senior Indebtedness as provided in this Article Twelve.

SECTION 1207.    Subrogation.

After all Senior Indebtedness is paid in full in cash and until the Notes are paid in full, Holders of Notes shall be subrogated (equally and ratably with all other Indebtedness pari passu with the Notes) to the rights of holders of Senior Indebtedness to receive distributions applicable to Senior Indebtedness to the extent that distributions otherwise payable to the Holders of Notes have been applied to the payment of Senior Indebtedness. A distribution made under this Article Twelve to holders of Senior Indebtedness that otherwise would have been made to Holders of Notes is not, as between the Company and Holders, a payment by the Company of the Notes.

SECTION 1208.    Relative Rights.

This Article Twelve defines the relative rights of Holders of Notes and holders of Senior Indebtedness. Nothing in this Indenture shall: (i) impair, as between the Company and Holders of Notes, the obligation of the Company, which is absolute and unconditional, to pay principal of and interest on the Notes in accordance with their terms; (ii) affect the relative rights of Holders of Notes and creditors of the Company other than their rights in relation to holders of Senior Indebtedness; or (iii) prevent the Trustee or any Holder of Notes from exercising its available remedies upon a Default or Event of Default, subject to the rights of holders and owners of Senior Indebtedness to receive distributions and payments otherwise payable to Holders of Notes. If the Company fails because of this Article Twelve to pay principal of or interest on a Note on the due date, the failure is still a Default or Event of Default.

SECTION 1209.    Subordination May Not Be Impaired by the Company.

No right of any holder of Senior Indebtedness to enforce the subordination of the Indebtedness evidenced by the Notes shall be impaired by any act or failure to act by the Company or any Holder or by the failure of the Company or any Holder to comply with this Indenture.

The Trustee and Holders agree that they will not challenge the validity, enforceability or perfection of any Senior Indebtedness or the liens, guarantees and security interests securing the same and that as between the holders of the Senior Indebtedness on the one hand and the Trustee and Holders on the other, the terms hereof shall govern even if all or part of the Senior Indebtedness or such liens and security interests are voided, disallowed, subordinated, set aside or otherwise invalidated in any judicial proceeding or otherwise, regardless of the theory upon which such action is premised.

Without in any way limiting the generality of this Section 1209, the holders of Senior Indebtedness may, at any time and from time to time, without the consent of or notice to the Trustee or the Holders, without incurring responsibility to the Trustee or the Holders and without impairing or releasing the subordination provided in this Article Twelve or the obligations hereunder of the Holders to the holders of Senior Indebtedness, do any one or more of the following: (a) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Senior Indebtedness, the Senior Credit Agreement or any instrument evidencing the same or any agreement under which Senior Indebtedness is outstanding or secured; (b) sell, exchange, release, foreclose against or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Indebtedness; (c) release any Person liable in any manner for the collection of Senior Indebtedness; and (d) exercise or refrain from exercising any rights against the Company, and Subsidiary thereof or any other Person.

SECTION 1210.    Distribution or Notice to Representative.

Whenever a distribution is to be made or a notice given to holders of any Senior Indebtedness, the distribution may be made and the notice given to their representative.

Upon any payment or distribution of assets of the Company referred to in this Article Twelve, the Trustee and the Holders of Notes shall be entitled to rely upon any order or decree made by any court of competent jurisdiction or upon any certificate of such representative(s) or of the liquidating trustee or agent or other Person making any distribution to the Trustee or to the Holders of Notes for the purpose of ascertaining the Persons entitled to participate in such distribution, all holders of the Senior Indebtedness and other Indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article Twelve.

SECTION 1211.    Rights of Trustee and Paying Agent.

Notwithstanding the provisions of this Article Twelve or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts that would prohibit the making of any payment or distribution by the Trustee, and the Trustee and the Paying Agent may continue to make payments on the Notes, unless a Responsible Officer of the Trustee shall have received at its Corporate Trust Office at least three Business Days prior to the date of such payment written notice of facts that would cause the payment of any obligations with respect to the Notes to violate this Article Twelve. Only the Company or representative may give the notice. Nothing in this Article Twelve shall impair the claims of, or payments to, the Trustee under or pursuant to Section 607.

The Trustee in its individual or any other capacity may hold Senior Indebtedness with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights.

SECTION 1212.    Authorization to Effect Subordination.

Each Holder of Notes, by the Holder’s acceptance thereof, authorizes and directs the Trustee on such Holder’s behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in this Article Twelve, and appoints the Trustee to act as such Holder’s attorney-in-fact for any and all such purposes, including, in the event of any dissolution, winding up, liquidation or reorganization of the Company or any Subsidiary (whether in bankruptcy, insolvency, receivership, reorganization or similar proceedings or upon an assignment for the benefit of creditors or otherwise), the filing of a claim for the unpaid balance of its Notes in the form required in those proceedings. If the Trustee does not file a proper proof of claim or proof of debt in the form required in any proceeding referred to in Section 504 at least 30 days before the expiration of the time to file such claim, duly appointed representatives of the Holders are hereby authorized to file an appropriate claim for and on behalf of the Holders of the Notes.

SECTION 1213.    Amendments.

The provisions of this Article Twelve (including, without limitation, any definitions or other sections included by reference or incorporation) shall not be amended or modified without the written consent of the holders of all Senior Indebtedness.

ARTICLE THIRTEEN

GUARANTEES

SECTION 1301.    Note Guarantees.

Each Subsidiary Guarantor hereby jointly and severally, absolutely, unconditionally and irrevocably guarantees the Notes and obligations of the Company hereunder and thereunder, and guarantees to each Holder of a Note authenticated and delivered by the Trustee, and to the Trustee on behalf of such Holder, that: (a) the principal of (and premium, if any) and interest on the Notes will be paid in full when due, whether at Stated Maturity, by acceleration or otherwise (including, without limitation, the amount that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Law), together with interest on the overdue principal, if any, and interest on any overdue interest, to the extent lawful, and all other obligations of the Company to the Holders or the Trustee hereunder or thereunder will be paid in full or performed, all in accordance with the terms hereof and thereof; and (b) in case of any extension of time of payment or renewal of any Notes or of any such other obligations, the same will be paid in full when due or performed in accordance with the terms of the extension or renewal, whether at Stated Maturity, by acceleration or otherwise, subject, however, in the case of clauses (a) and (b) above, to the limitations set forth in Section 1305 hereof.

Each Subsidiary Guarantor hereby agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, any release of any other Subsidiary Guarantor, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor.

Each Subsidiary Guarantor hereby waives (to the extent permitted by law) the benefits of diligence, presentment, demand for payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company or any other Person, protest, notice and all demands whatsoever and covenants that the Note Guarantee of such Subsidiary Guarantor shall not be discharged as to any Note except by complete performance of the obligations contained in such Note, this Indenture and such Note Guarantee. Each Subsidiary Guarantor acknowledges that the Note Guarantee is a guarantee of payment and not of collection. Each of the Subsidiary Guarantors hereby agrees that, in the event of a default in payment of principal (or premium, if any) or interest on such Note, whether at its Stated Maturity, by acceleration, purchase or otherwise, legal proceedings may be instituted by the Trustee on behalf of, or by, the Holder of such Note, subject to the terms and conditions set forth in this Indenture, directly against each of the Subsidiary Guarantors to enforce such Subsidiary Guarantor’s Note Guarantee without first proceeding against the Company or any other Subsidiary Guarantor. Each Subsidiary Guarantor agrees that if, after the occurrence and during the continuance of an Event of Default, the Trustee or any of the Holders are prevented by applicable law from exercising their respective rights to accelerate the maturity of the Notes, to collect interest on the Notes, or to enforce or exercise any other right or remedy with respect to the Notes, such Subsidiary Guarantor will pay to the Trustee for the account of the Holders, upon demand therefor, the amount that would otherwise have been due and payable had such rights and remedies been permitted to be exercised by the Trustee or any of the Holders.

If any Holder or the Trustee is required by any court or otherwise to return to the Company or any Subsidiary Guarantor, or any custodian, trustee, liquidator or other similar official acting in relation to either the Company or any Subsidiary Guarantor, any amount paid by any of them to the Trustee or such Holder, the Note Guarantee of each of the Subsidiary Guarantors, to the extent theretofore discharged, shall be reinstated in full force and effect. Each Subsidiary Guarantor further agrees that, as between each Subsidiary Guarantor, on the one hand, and the Holders and the Trustee, on the other hand, (x) subject to this Article Thirteen, the maturity of the obligations guaranteed hereby may be accelerated as provided in Article Five hereof for the purposes of the Note Guarantee of such Subsidiary Guarantor, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any acceleration of such obligations as provided in Article Five hereof, such obligations (whether or not due and payable) shall forthwith become due and payable by each Subsidiary Guarantor for the purpose of the Note Guarantee of such Subsidiary Guarantor.

Each Note Guarantee shall remain in full force and effect and continue to be effective should any petition be filed by or against the Company for liquidation or reorganization, should the Company become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of the Company’s assets, and shall, to the fullest extent permitted by law, continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Notes are, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee on the Notes, whether as a “voidable preference”, “fraudulent transfer” or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Notes shall, to the fullest extent permitted by law, be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

SECTION 1302.    Severability.

In case any provision of any Note Guarantee shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 1303.    Restricted Subsidiaries.

If the Company or any of its Restricted Subsidiaries acquires or forms a Restricted Subsidiary that will guarantee the obligations of the Company under the Senior Credit Agreement, the Company shall cause any such Restricted Subsidiary (and any other Restricted Subsidiary as required pursuant to Section 1015 or any other provision of this Indenture) to:

(i)    execute and deliver to the Trustee a supplemental indenture in accordance with the provisions of Article Nine of this Indenture pursuant to which such Restricted Subsidiary shall guarantee all of the obligations on the Notes, whether for principal, premium, if any, interest (including interest accruing after the filing of, or which would have accrued but for the filing of, a petition by or against the Company under Bankruptcy Law, whether or not such interest is allowed as a claim after such filing in any proceeding under such law) and other amounts due in connection therewith (including any fees, expenses and indemnities), on a senior unsecured subordinated basis, and

(ii)    deliver to the Trustee an Opinion of Counsel reasonably satisfactory to the Trustee to the effect that such supplemental indenture has been duly executed and delivered by such Restricted Subsidiary and is in compliance with the terms of this Indenture. Upon the execution of any such supplemental indenture, the obligations of the Subsidiary Guarantors and any such Restricted Subsidiary under their respective Note Guarantees shall become joint and several and each reference to the “Subsidiary Guarantor” in this Indenture shall, subject to Section 1308, be deemed to refer to all Subsidiary Guarantors, including such Restricted Subsidiary.

SECTION 1304.    Subordination of Note Guarantees.

The Note Guarantee issued by any Subsidiary Guarantor will be unsecured senior subordinated obligations of such Subsidiary Guarantor, ranking pari passu with all other existing and future senior subordinated indebtedness of such Subsidiary Guarantor, if any. The Indebtedness evidenced by such Note Guarantee will be subordinated on the same basis to Subsidiary Guarantor

Senior Indebtedness of such Subsidiary Guarantor as the Notes are subordinated to Senior Indebtedness under Article Twelve.

SECTION 1305.    Limitation of Subsidiary Guarantors’ Liability.

Each Subsidiary Guarantor and by its acceptance hereof each Holder confirms that it is the intention of all such parties that the guarantee by each such Subsidiary Guarantor pursuant to its Note Guarantee not constitute a fraudulent transfer or conveyance for purposes of the Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law or the provisions of its local law relating to fraudulent transfer or conveyance. To effectuate the foregoing intention, the Holders and each such Subsidiary Guarantor hereby irrevocably agree that the obligations of such Subsidiary Guarantor under its Note Guarantee shall be limited to the maximum amount that will not, after giving effect to all other contingent and fixed liabilities of such Subsidiary Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Subsidiary Guarantor in respect of the obligations of such other Subsidiary Guarantor under its Note Guarantee or pursuant to this Section 1305, result in the obligations of such Subsidiary Guarantor under its Note Guarantee constituting such fraudulent transfer or conveyance.

SECTION 1306.    Subrogation.

Each Subsidiary Guarantor shall be subrogated to all rights of Holders against the Company in respect of any amounts paid by any Subsidiary Guarantor pursuant to the provisions of Section 1301; provided, however, that, if an Event of Default has occurred and is continuing, no Subsidiary Guarantor shall be entitled to enforce or receive any payments arising out of, or based upon, such right of subrogation until all amounts then due and payable by the Company under this Indenture or the Notes shall have been paid in full.

SECTION 1307.    Reinstatement.

Each Subsidiary Guarantor hereby agrees (and each Person who becomes a Subsidiary Guarantor shall agree) that the Note Guarantee provided for in Section 1301 shall continue to be effective or be reinstated, as the case may be, if at any time, payment, or any part thereof, of any obligations or interest thereon is rescinded or must otherwise be restored by a Holder to the Company upon the bankruptcy or insolvency of the Company or any Subsidiary Guarantor.

SECTION 1308.    Release of a Subsidiary Guarantor.

(a)    The Note Guarantee issued by any Subsidiary Guarantor under this Indenture shall be automatically and unconditionally released and discharged:

(1)    upon any sale, exchange or transfer to any Person not an Affiliate of the

Company or a Restricted Subsidiary of all of the Company’s Equity Interests in, or all or substantially all the assets of, such Subsidiary Guarantor (which sale, exchange or transfer is not prohibited by this Indenture);

(2)    upon the designation of such Subsidiary Guarantor as an Unrestricted Subsidiary in compliance with the terms of this Indenture;

(3)    at such time as such Subsidiary Guarantor is no longer a guarantor under the Senior Credit Agreement;

(4)    in connection with the merger or dissolution of such Subsidiary Guarantor into the Company or another Subsidiary Guarantor; or

(5)    so long as such Subsidiary Guarantor is not otherwise required to provide a Note Guarantee pursuant to Section 1015 or any other provision of this Indenture.

In the event of any release of a Subsidiary Guarantor’s Note Guarantee pursuant to clause (3) above, such Subsidiary Guarantor shall be deemed to have incurred Indebtedness at the time of such release in an amount equal to any outstanding Indebtedness incurred by such Subsidiary Guarantor pursuant to Section 1008.

(b)    Concurrently with the discharge of the Notes under Section 401, the defeasance of the Notes under Section 1402 hereof, or the covenant defeasance of the Notes under Section 1403 hereof, the Subsidiary Guarantors shall be released from all their obligations under their Note Guarantees under this Article Thirteen.

SECTION 1309.    Benefits Acknowledged.

Each Subsidiary Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that its guarantee and waivers pursuant to its Note Guarantee are knowingly made in contemplation of such benefits.

SECTION 1310.    TechRx Note Guarantee.

The parties hereto agree that in the event that the acquisition of all the additional shares of capital stock of TechRx is not consummated in accordance with the terms of the Agreement and Plan of Merger dated as of May 28, 2002 among the Company, NDC Acquisition Corp. and TechRx by May 31, 2003 (or such later date as the parties thereto may agree with the consent of the Required Lenders of the Senior Credit Agreement (as defined therein)), the Note Guarantee hereunder by TechRx shall thereafter be limited on any date of determination to an aggregate of 63% (less any amount paid, or to be paid, by TechRx to satisfy its obligations under the guaranty under the

Senior Credit Agreement) of the greatest of (a) the value of the net assets of TechRx on such date of determination, (b) EBITDA (as defined in the Senior Credit Agreement) of TechRx on such date of determination, (c) the Fair Market Value of TechRx on such date of determination, and (d) the net worth of TechRx on such date of determination. As used herein “Fair Market Value” means, with respect to any asset or property, the sale value that would be obtained in an arm’s-length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy.

ARTICLE FOURTEEN

DEFEASANCE AND COVENANT DEFEASANCE

SECTION 1401.    Company’s Option to Effect Defeasance or Covenant Defeasance.

The Company may, at its option and at any time, effect defeasance of the Notes under Section 1402, or covenant defeasance of the Notes under Section 1403, in accordance with the terms of the Notes and in accordance with this Article.

SECTION 1402.    Defeasance and Discharge.

Upon the Company’s exercise under Section 1401 of the option applicable to this Section 1402, the Company and the Subsidiary Guarantors shall be deemed to have been discharged from their obligations with respect to the Outstanding Notes and the Note Guarantees, respectively, on the date the conditions set forth in Section 1404 are satisfied (hereinafter, “defeasance”). For this purpose, such defeasance means that the Company and the Subsidiary Guarantors shall be deemed to have paid and discharged the entire Indebtedness represented by the Outstanding Notes, which shall thereafter be deemed to be “Outstanding” only for the purposes of Section 1405 and the other Sections of this Indenture referred to in (A) and (B) below, and to have satisfied all of their other respective obligations under the Notes, the Note Guarantees and this Indenture insofar as the Notes and the Note Guarantees are concerned (and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder: (A) the rights of Holders of such Outstanding Notes to receive, solely from the trust fund described in Section 1404 and as more fully set forth in such Section, payments in respect of the principal of (and premium, if any) and interest on such Notes when such payments are due, (B) the Company’s obligations with respect to such Notes under Sections 304, 305, 306, 1002 and 1003, (C) the rights, powers, trusts, duties and immunities of the Trustee hereunder, and the Company’s obligations in connection therewith and (D) this Article Fourteen. Subject to compliance with this Article Fourteen the Company may exercise its option under this Section 1402 notwithstanding the prior exercise of its option under Section 1403 with respect to such Notes.

SECTION 1403.    Covenant Defeasance.

Upon the Company’s exercise under Section 1401 of the option applicable to this Section 1403, the Company and the Subsidiary Guarantors shall be released from their respective obligations under Sections 801, 802 and Sections 1008 through 1019 with respect to the Outstanding Notes on and after the date the conditions set forth in Section 1404 are satisfied (hereinafter, “covenant defeasance”), and such Notes shall thereafter be deemed not to be “Outstanding” for the purposes of any direction, waiver, consent or declaration or Act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed “Outstanding” for all other purposes hereunder. For this purpose, such covenant defeasance means that, with respect to such Outstanding Notes, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 501(3) or 501(4) or otherwise, as the case may be, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby.

SECTION 1404.    Conditions to Defeasance or Covenant Defeasance.

The following shall be the conditions to application of either Section 1402 or Section 1403 to the Outstanding Notes:

(1)    The Company shall irrevocably have deposited or caused to be deposited with the Trustee (or another trustee satisfying the requirements of Section 608 who shall agree to comply with the provisions of this Article Fourteen applicable to it) as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of such Notes, (A) an amount in cash, or (B) U.S. Government Obligations which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment of principal (including any premium) and interest, if any, on such Notes, money in an amount, or (C) a combination thereof, in each case in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, and which shall be applied by the Trustee (or other qualifying trustee) to pay and discharge, the principal of (and premium, if any, on) and interest on such Outstanding Notes on the Stated Maturity of such principal (and premium, if any) or installment of interest; provided that the Trustee (or such qualifying trustee) shall have been irrevocably instructed to apply such money or the proceeds of such U.S. Government Obligations to said payments with respect to such Notes.

(2)    No Default or Event of Default with respect to such Notes shall have occurred and be continuing on the date of such deposit or, insofar as clauses (8) and (9) of Section 501 are concerned, at any time during the period ending on the 91st day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period).

(3)    Such defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a default under, this Indenture or any material agreement to which the Company or any Subsidiary Guarantor is a party or by which it is bound.

(4)    In the case of an election under Section 1402, the Company shall have delivered to the Trustee an Opinion of Counsel stating that (x) the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or (y) since the date hereof, there has been a change in the applicable federal income tax law or interpretation of such federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the Outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred.

(5)    In the case of an election under Section 1403, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders of such Notes will not recognize income, gain or loss for federal income tax purposes as a result of such covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred.

(6)    In the case of defeasance under Section 1402 or covenant defeasance under Section 1403, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that (A) the trust funds will not be subject to any rights of holders of Senior Indebtedness under Article Twelve hereof, and (B) after the 91st day following the deposit or after the date such opinion is delivered, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally.

(7)    The Company shall have delivered to the Trustee an Officers’ Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of the Notes or any Note Guarantee over the other creditors of either the Company or any Subsidiary Guarantor with the intent of hindering, delaying or defrauding creditors of either the Company or any Subsidiary Guarantor.

(8)    The Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for relating to either the defeasance under Section 1402 or the covenant defeasance under Section 1403, as the case may be, have been complied with.

SECTION 1405.    Deposited Money and Government Obligations to Be Held in Trust; Other Miscellaneous Provisions.

Subject to the provisions of the last paragraph of Section 1003, all money and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 1405, the “Trustee”) pursuant to Sections 1404 and 1406 in respect of such Outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal (and premium, if any) and interest, but such money need not be segregated from other funds except to the extent required by law. Money and U.S. Government Obligations so held in trust are not subject to Article Twelve.

The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited pursuant to Section 1404 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of such Outstanding Notes.

Anything in this Article Fourteen to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon a Company Request any money or U.S. Government Obligations (or other property and any proceeds therefrom) held by it as provided in Section 1404 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect an equivalent defeasance or covenant defeasance, as applicable, in accordance with this Article.

SECTION 1406.    Reinstatement.

If the Trustee or any Paying Agent is unable to apply any money in accordance with Section 1405 by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company’s obligations under this Indenture and such Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 1402 or 1403, as the case may be, until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 1405; provided, however, that if the

Company makes any payment of principal of (or premium, if any) or interest on any such Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the day and year first above written.

NDCHEALTH CORPORATION
By:	/s/ Randolph. L.M. Hutto Name: Randolph L.M. Hutto Title: Executive Vice President, Chief Financial Officer and Secretary
NDC HEALTH INFORMATION SERVICES (ARIZONA) INC.
By:	/s/ Randolph L.M. Hutto Name: Randolph L.M. Hutto Title: Vice President and Chief Financial Officer
THE COMPUTER PLACE, INC.
By:	/s/ Randolph L.M. Hutto Name: Randolph L.M. Hutto Title: Vice President and Chief Financial Officer
NDCHEALTH INTELLECTUAL PROPERTY CORP.
By:	/s/ Randolph L.M. Hutto Name: Randolph L.M. Hutto Title: President
HISIP CORP.
By:	/s/ Randolph L.M. Hutto Name: Randolph L.M. Hutto Title: President

NDCIP, INC.
By:	/s/ Randolph L.M. Hutto Name: Randolph L.M. Hutto Title: President
NDCHEALTH LICENSING, INC.
By:	/s/ Randolph L.M. Hutto Name: Randolph L.M. Hutto Title: President
TECHRX INCORPORATED
By:	/s/ Joseph J. Porfeli Name: Joseph J. Porfeli Title: Chief Executive Officer
NDC OF CANADA, INC.
By:	/s/ Randolph L.M. Hutto Name: Randolph L.M. Hutto Title: Vice President and Chief Financial Officer
NDC ACQUISITION CORP.
By:	/s/ Randolph L.M. Hutto Name: Randolph L.M. Hutto Title: Executive Vice President, Chief Financial Officer and Treasurer

REGIONS BANK,
as Trustee
By:	/s/ Robert B. Rinehart Name: Robert B. Rinehart Title: Senior Vice President and Corporate Trust Manager

Exhibit A1

[FACE OF NOTE]

THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 311 OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 311(a) OF THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 309 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN OR THEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS THE TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.

THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”), WHICH IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH NDCHEALTH CORPORATION OR ANY AFFILIATE OF NDCHEALTH CORPORATION WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY) ONLY (A) TO NDCHEALTH CORPORATION OR ANY SUBSIDIARY THEREOF, (B) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHICH NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (C) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT, (D) TO AN INSTITUTIONAL “ACCREDITED INVESTOR” (AS DEFINED IN RULE 501(A)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT) THAT, PRIOR TO SUCH TRANSFER, FURNISHES TO THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS NOTE (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRUSTEE) AND, IF SUCH TRANSFER IS IN RESPECT OF AN AGGREGATE

PRINCIPAL AMOUNT OF NOTES OF LESS THAN $100,000, AN OPINION OF COUNSEL ACCEPTABLE TO NDCHEALTH CORPORATION THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT, (E) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO NDCHEALTH CORPORATION’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND IN EACH OF THE FOREGOING CASES, A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

NDCHEALTH CORPORATION

10½% Senior Subordinated Note due 2012

No.	CUSIP No.

$

NDCHEALTH CORPORATION, a Delaware corporation (the “Company”, which term includes any successor Person under the Indenture hereinafter referred to), for value received, promises to pay to                 , or its registered assigns, the principal sum of                                          Dollars ($                    ), on December 1, 2012.

[Interest Rate:	% per annum.][1]
Interest Payment Dates:	June 1 and December 1 of each year commencing June 1, 2003.
Regular Record Dates:	May 15 and November 15 of each year.

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

[1]	Include only for Exchange Note.

IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officers.

Date:	NDCHEALTH CORPORATION

By: Name: Title:

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(Form of Trustee’s Certificate of Authentication)

This is one of the 10½% Senior Subordinated Notes due 2012 referred to in the within-mentioned Indenture.

REGIONS BANK, as Trustee

Dated:	By:
Authorized Signatory

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[REVERSE SIDE OF NOTE]

NDCHEALTH CORPORATION

10½% Senior Subordinated Note due 2012

1.    Principal and Interest; Subordination.

The Company will pay the principal of this Note on December 1, 2012. This Note shall represent the aggregate principal amount of outstanding Notes from time to time endorsed hereon. The aggregate principal amount of outstanding Notes represented hereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of this Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented hereby shall be made by the Trustee in accordance with instructions given by the Holder hereof as required by Section 311 of the Indenture.

The Company promises to pay interest on the principal amount of this Note on each Interest Payment Date, as set forth below, at the rate of 10½% per annum [(subject to adjustment as provided below)]1 [except that interest accrued on this Note pursuant to the fourth paragraph of this Section 1 for periods prior to the applicable Exchange Offer or effective date of the Shelf Registration Statement (as such terms are defined in the Registration Rights Agreement referred to below) will accrue at the rate or rates borne by the Notes from time to time during such periods]2.

Interest will be payable semi-annually (to the Holders of record of the Notes (or any Predecessor Notes)) at the close of business on the May 15 or November 15 immediately preceding the Interest Payment Date) on each Interest Payment Date, commencing June 1, 2003.

[The Holder of this Note is entitled to the benefits of the Registration Rights Agreement, dated as of November 26, 2002, among the Company, the Subsidiary Guarantors and the Initial Purchasers named therein (the “Registration Rights Agreement”). In the event that either (a) the Exchange Offer Registration Statement is not filed with the Securities and Exchange Commission on or prior to the 120th calendar day following the date of original issue of the Notes, (b) the Exchange Offer Registration Statement has not been declared effective on or prior to the 250th calendar day following the date of original issue of the Notes or (c) the Exchange Offer is not consummated or a Shelf Registration Statement (as such terms are defined in the Registration Rights Agreement) is not declared effective on or prior to the 280th calendar day following the date of original issue of the Notes, the interest rate borne by this Note shall be increased by one-quarter of

1	Include only for Initial Note.
2	Include only for Exchange Note.

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one percent per annum following such 120-day period in the case of (a) above, following such 250-day period in the case of (b) above or following such 280-day period in the case of (c) above, which rate will be increased by an additional one-quarter of one percent per annum for each 90-day period that any additional interest continues to accrue; provided that the aggregate increase in such annual interest rate shall in no event exceed one percent. Upon (x) the filing of the Exchange Offer Registration Statement after the 120-day period described in clause (a) above, (y) the effectiveness of the Exchange Offer Registration Statement after the 250-day period described in clause (b) above or (z) the consummation of the Exchange Offer or the effectiveness of a Shelf Registration Statement, as the case may be, after the 280-day period described in clause (c) above, the interest rate borne by this Note from the date of such filing, effectiveness or consummation, as the case may be, will be reduced to the interest rate set forth above; provided, however, that, if after any such reduction in interest rate, a different event specified in clause (a), (b) or (c) above occurs, the interest rate may again be increased pursuant to the foregoing provisions.]1

Interest on this Note will accrue from the most recent date to which interest has been paid [on this Note or the Note surrendered in exchange herefor]2; or, if no interest has been paid, from November 26, 2002; provided that, if there is no existing Default in the payment of interest and if this Note is authenticated between a Regular Record Date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such Interest Payment Date. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

The Company shall pay interest on overdue principal and premium, if any, and interest on overdue installments of interest, to the extent lawful, at a rate per annum equal to the rate of interest applicable to the Notes.

The indebtedness evidenced by the Notes is, to the extent and in the manner provided in the Indenture, subordinate and subject in right of payment to the prior payment in full in cash of all Senior Indebtedness, and this Note is issued subject to such provisions. Each Holder of this Note, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on its behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in the Indenture and (c) appoints the Trustee its attorney-in-fact for such purpose.

2.    Method of Payment.

The Company will pay interest (except defaulted interest) on the principal amount of the Notes on each June 1 and December 1 to the Persons who are Holders (as reflected in the Note Register at the close of business on the May 15 and November 15 immediately preceding the Interest

1	Include only for Initial Note.
2	Include only for Exchange Note.

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Payment Date), in each case, even if the Note is cancelled on registration of transfer or registration of exchange after such Regular Record Date.

The Company will pay principal (premium, if any) and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, the Company may pay principal (premium, if any) and interest by its check payable in such money. The Company may pay interest on the Notes either (a) by mailing a check for such interest to a Holder’s registered address (as reflected in the Note Register) or (b) by wire transfer to an account located in the United States maintained by the payee. If a payment date is a date other than a Business Day at a Place of Payment, payment may be made at that place on the next succeeding day that is a Business Day and no interest shall accrue for the intervening period.

3.    Paying Agent and Note Registrar.

Initially, the Trustee will act as Paying Agent and Note Registrar. The Company may change any Paying Agent or Note Registrar upon written notice thereto. The Company, any Subsidiary or any Affiliate of any of them may act as Paying Agent, Note Registrar or co-registrar.

4.    Indenture; Limitations.

The Company issued the Notes under an Indenture dated as of November 26, 2002 (the “Indenture”), among the Company, the Subsidiary Guarantors and Regions Bank, as trustee (the “Trustee”). Capitalized terms herein are used as defined in the Indenture unless otherwise indicated. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act. The Notes are subject to all such terms, and Holders are referred to the Indenture and the Trust Indenture Act for a statement of all such terms. To the extent permitted by applicable law, in the event of any inconsistency between the terms of this Note and the terms of the Indenture, the terms of the Indenture shall control.

The Notes are unsecured senior subordinated obligations of the Company.

The Company may, subject to Article Ten of the Indenture and applicable law, issue Additional Notes under the Indenture.

5.    Redemption.

Optional Redemption.    The Notes may be redeemed at the option of the Company, in whole or in part, at any time and from time to time on or after December 1, 2007, at the following Redemption Prices (expressed in percentages of principal amount), plus accrued and unpaid interest, if any, to the Redemption Date (subject to the right of Holders of record on the relevant Regular Record Date to receive interest due on an Interest Payment Date that is on or prior to the

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Redemption Date), if redeemed during the 12-month period beginning December 1 of each of the years set forth below:

Year	Redemption Price
2007	105.250%
2008	103.500%
2009	101.750%
2010 and thereafter	100.000%

At any time prior to December 1, 2007, the Notes may be redeemed at the option of the Company, in whole or in part, at a redemption price equal to the greater of (1) 100% of the principal amount of the Notes being redeemed and (2) the sum of the present values of 105.250% of the principal amount of the Notes being redeemed and scheduled interest payments (excluding interest accrued and unpaid to the Redemption Date) on such Notes to and including December 1, 2007 discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 50 basis points, together in either case with accrued and unpaid interest, if any, to the Redemption Date.

In addition to the optional redemption of the Notes in accordance with the provisions of the preceding paragraph, at any time prior to December 1, 2005, the Company may redeem up to 35% of the aggregate principal amount of the Notes (including the principal amount of any Additional Notes), within 60 days of one or more Equity Offerings with the net proceeds of such offerings, at 110.500% of the principal amount thereof, together with accrued and unpaid interest, if any, to the Redemption Date (subject to the right of Holders of record on relevant Regular Record Dates to receive interest due on an Interest Payment Date that is on or prior to the Redemption Date); provided, however, that at least 65% of the aggregate principal amount of the Notes originally issued (including the principal amount of any Additional Notes) remains outstanding thereafter.

If less than all the Notes are to be redeemed pursuant to the preceding two paragraphs, the Trustee shall select the Notes or portions thereof to be redeemed in compliance with the requirements of the principal national securities exchange, if any, on which the Notes being redeemed are listed, or if the Notes are not so listed, by such other method the Trustee shall deem fair and appropriate; provided that no such partial redemption shall reduce the portion of the principal amount of a Note not redeemed to less than $1,000; provided further that any such redemption pursuant to the provisions relating to a Equity Offering shall be made on a pro rata basis or on as nearly a pro rata basis as practicable (subject to the procedures of DTC or any other depositary).

Notice of a redemption will be mailed, first-class postage prepaid, at least 30 days but not more than 60 days before the Redemption Date to each Holder to be redeemed at such Holder’s last address as it appears in the Note Register. Notes in original denominations larger than $1,000 may be redeemed in part in integral multiples of $1,000. On and after the Redemption Date, interest

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ceases to accrue on Notes or portions of Notes called for redemption, unless the Company defaults in the payment of the Redemption Price.

6.    Repurchase upon a Change in Control and Asset Sales.

Upon the occurrence of (a) a Change in Control, the Holders of the Notes will have the right to require that the Company purchase such Holder’s outstanding Notes, in whole or in part, at a purchase price of 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of purchase and (b) Asset Sales, the Company may be obligated to make offers to purchase Notes with a portion of the Net Cash Proceeds of such Asset Sales at a redemption price of 100% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase.

7.    Denominations; Transfer; Exchange.

The Notes are in registered form without coupons, in denominations of $1,000 and multiples of $1,000 in excess thereof. A Holder may register the transfer or exchange of Notes in accordance with the Indenture. The Note Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Note Registrar need not register the transfer or exchange of any Notes selected for redemption (except the unredeemed portion of any Note being redeemed in part).

8.    Persons Deemed Owners.

A Holder may be treated as the owner of a Note for all purposes.

9.    Unclaimed Money.

If money for the payment of principal (premium, if any) or interest remains unclaimed for two years, the Trustee and the Paying Agent will pay the money back to the Company at its request. After that, Holders entitled to the money must look to the Company for payment, unless an abandoned property law designates another Person, and all liability of the Trustee and such Paying Agent with respect to such money shall cease.

10.    Discharge Prior to Redemption or Maturity.

If the Company irrevocably deposits, or causes to be deposited, with the Trustee money or U.S. Government Obligations sufficient to pay the then outstanding principal of (premium, if any) and accrued interest on the Notes (a) to redemption or maturity, the Company will be discharged from the Indenture and the Notes, except in certain circumstances for certain sections thereof, and (b) to the Stated Maturity, the Company will be discharged from certain covenants set forth in the Indenture.

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11.    Amendment; Supplement; Waiver.

Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding, and any existing default or compliance with any provision may be waived with the consent of the Holders of a majority in aggregate principal amount of the Notes then outstanding. Without notice to or the consent of any Holder, the parties thereto may amend or supplement the Indenture or the Notes to, among other things, cure any ambiguity, defect or inconsistency and make any change that does not adversely affect the rights of any Holder.

12.    Restrictive Covenants.

The Indenture contains certain covenants, including, without limitation, covenants with respect to the following matters: (i) Indebtedness; (ii) Restricted Payments; (iii) issuances and sales of Equity Interests of Restricted Subsidiaries; (iv) transactions with Affiliates; (v) Liens; (vi) purchase of Notes upon a Change in Control; (vii) disposition of proceeds of Asset Sales; (viii) guarantees of Indebtedness by Restricted Subsidiaries; (ix) dividend and other payment restrictions affecting Restricted Subsidiaries; (x) merger and certain transfers of assets; and (xi) limitation on Unrestricted Subsidiaries. Within 120 days after the end of each fiscal year, the Company must report to the Trustee on compliance with such limitations.

13.    Successor Persons.

When a successor Person or other entity assumes all the obligations of its predecessor under the Notes and the Indenture, the predecessor person will be released from those obligations.

14.    Remedies for Events of Default.

If an Event of Default, as defined in the Indenture, occurs and is continuing (other than an Event of Default specified in clause (8) or (9) of Section 501 of the Indenture), the Trustee or the Holders of not less than 25% in aggregate principal amount of the Notes then outstanding may declare all the Notes to be immediately due and payable. If a bankruptcy or insolvency default with respect to the Company or any of its Material Subsidiaries occurs and is continuing, the Notes automatically become immediately due and payable. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Notes. Subject to certain limitations, Holders of at least a majority in aggregate principal amount of the Notes then outstanding may direct the Trustee in its exercise of any trust or power.

15.    Note Guarantees.

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The Company’s obligations under the Notes are fully, irrevocably and unconditionally guaranteed on a senior unsecured basis, to the extent set forth in the Indenture by each of the Subsidiary Guarantors.

16.    Subordination.

The payment of the Notes will, to the extent set forth in the Indenture, be subordinated in right of payment to the prior payment in full in cash of all Senior Indebtedness.

17.    Trustee Dealings with Company.

The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may make loans to, accept deposits from, perform services for, and otherwise deal with, the Company and its Affiliates as if it were not the Trustee.

18.    Authentication.

This Note shall not be valid until the Trustee signs the certificate of authentication on the other side of this Note.

19.    Abbreviations.

Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian) and U/G/M/A (= Uniform Gifts to Minors Act).

The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to NDCHealth Corporation, NDC Plaza, Atlanta, Georgia 30329-2010, Attention: Chief Financial Officer.

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ASSIGNMENT FORM

To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:
                                                                                                                           (Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint

to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

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OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Company pursuant to Section 1013 or 1014 of the Indenture, check the appropriate box below:

☐    Section 1013                 ☐    Section 1014

If you want to elect to have only part of the Note purchased by the Company pursuant to Section 1013 or Section 1014 of the Indenture, state the amount you elect to have purchased:

$

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Tax Identification No.:

Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

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SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE

The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of Decrease in Principal Amount at Maturity of this Global Note	Amount of Increase in Principal Amount at Maturity of this Global Note	Principal Amount at Maturity of this Global Note Following such decrease (or increase)	Signature of Authorized Officer of Trustee or Note Custodian

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Exhibit A2

[FACE OF NOTE]

THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 311 OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 311(a) OF THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 309 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.

THE RIGHTS ATTACHING TO THIS REGULATION S TEMPORARY GLOBAL NOTE, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR CERTIFICATED NOTES, ARE AS SPECIFIED IN THE INDENTURE (AS DEFINED HEREIN). NEITHER THE HOLDER NOR THE BENEFICIAL OWNERS OF THIS REGULATION S TEMPORARY GLOBAL NOTE SHALL BE ENTITLED TO RECEIVE PAYMENT OF INTEREST HEREON.

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN OR THEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS THE TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.

THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”), WHICH IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH NDCHEALTH CORPORATION OR ANY AFFILIATE OF NDCHEALTH CORPORATION WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY) ONLY (A) TO NDCHEALTH CORPORATION OR ANY SUBSIDIARY THEREOF, (B) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHICH NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON

RULE 144A, (C) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT, (D) TO AN INSTITUTIONAL “ACCREDITED INVESTOR” (AS DEFINED IN RULE 501(A)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT) THAT, PRIOR TO SUCH TRANSFER, FURNISHES TO THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS NOTE (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRUSTEE) AND, IF SUCH TRANSFER IS IN RESPECT OF AN AGGREGATE PRINCIPAL AMOUNT OF NOTES OF LESS THAN $100,000, AN OPINION OF COUNSEL ACCEPTABLE TO NDCHEALTH CORPORATION THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT, (E) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO NDCHEALTH CORPORATION’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND IN EACH OF THE FOREGOING CASES, A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

NDCHEALTH CORPORATION

10½% Senior Subordinated Note due 2012

No.	CUSIP No.

$

NDCHEALTH CORPORATION, a Delaware corporation (the “Company”, which term includes any successor Person under the Indenture hereinafter referred to), for value received, promises to pay to             , or its registered assigns, the principal sum of                                                   Dollars ($            ), on December 1, 2012.

[Interest Rate:	% per annum.][1]
Interest Payment Dates:	June 1 and December 1 of each year commencing June 1, 2003.
Regular Record Dates:	May 15 and November 15 of each year.

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

1	Include only for Exchange Notes.

IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officers.

NDCHEALTH CORPORATION

Date:	By:
Name: Title:

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(Form of Trustee’s Certificate of Authentication)

This is one of the 10½% Senior Subordinated Notes due 2012 referred to in the within-mentioned Indenture.

REGIONS BANK, as Trustee

Dated:	By:
Authorized Signatory

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[REVERSE SIDE OF NOTE]

NDCHEALTH CORPORATION

10½% Senior Subordinated Note due 2012

1.    Principal and Interest; Subordination.

The Company will pay the principal of this Note on December 1, 2012. This Note shall represent the aggregate principal amount of outstanding Notes from time to time endorsed hereon. The aggregate principal amount of outstanding Notes represented hereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of this Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented hereby shall be made by the Trustee in accordance with instructions given by the Holder hereof as required by Section 311 of the Indenture.

The Company promises to pay interest on the principal amount of this Note on each Interest Payment Date, as set forth below, at the rate of 10½% per annum [(subject to adjustment as provided below)]1 [except that interest accrued on this Note pursuant to the fourth paragraph of this Section 1 for periods prior to the applicable Exchange Offer or effective date of the Shelf Registration Statement (as such terms are defined in the Registration Rights Agreement referred to below) will accrue at the rate or rates borne by the Notes from time to time during such periods]2.

Interest will be payable semi-annually (to the Holders of record of the Notes (or any Predecessor Notes)) at the close of business on the May 15 or November 15 immediately preceding the Interest Payment Date) on each Interest Payment Date, commencing June 1, 2003.

[The Holder of this Note is entitled to the benefits of the Registration Rights Agreement, dated as of November 26, 2002, among the Company, the Subsidiary Guarantors and the Initial Purchasers named therein (the “Registration Rights Agreement”). In the event that either (a) the Exchange Offer Registration Statement is not filed with the Securities and Exchange Commission on or prior to the 120th calendar day following the date of original issue of the Notes, (b) the Exchange Offer Registration Statement has not been declared effective on or prior to the 250th calendar day following the date of original issue of the Notes or (c) the Exchange Offer is not consummated or a Shelf Registration Statement (as such terms are defined in the Registration Rights Agreement) is not declared effective on or prior to the 280th calendar day following the date of

1	Include only for Initial Note.
2	Include only for Exchange Note.

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original issue of the Notes, the interest rate borne by this Note shall be increased by one-quarter of one percent per annum following such 120-day period in the case of (a) above, following such 250-day period in the case of (b) above or following such 280-day period in the case of (c) above, which rate will be increased by an additional one-quarter of one percent per annum for each 90-day period that any additional interest continues to accrue; provided that the aggregate increase in such annual interest rate shall in no event exceed one percent. Upon (x) the filing of the Exchange Offer Registration Statement after the 120-day period described in clause (a) above, (y) the effectiveness of the Exchange Offer Registration Statement after the 250-day period described in clause (b) above or (z) the consummation of the Exchange Offer or the effectiveness of a Shelf Registration Statement, as the case may be, after the 280-day period described in clause (c) above, the interest rate borne by this Note from the date of such filing, effectiveness or consummation, as the case may be, will be reduced to the interest rate set forth above; provided, however, that, if after any such reduction in interest rate, a different event specified in clause (a), (b) or (c) above occurs, the interest rate may again be increased pursuant to the foregoing provisions.]1

Interest on this Note will accrue from the most recent date to which interest has been paid [on this Note or the Note surrendered in exchange herefor]2; or, if no interest has been paid, from November 26, 2002; provided that, if there is no existing Default in the payment of interest and if this Note is authenticated between a Regular Record Date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such Interest Payment Date. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

The Company shall pay interest on overdue principal and premium, if any, and interest on overdue installments of interest, to the extent lawful, at a rate per annum equal to the rate of interest applicable to the Notes.

The indebtedness evidenced by the Notes is, to the extent and in the manner provided in the Indenture, subordinate and subject in right of payment to the prior payment in full in cash of all Senior Indebtedness, and this Note is issued subject to such provisions. Each Holder of this Note, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on its behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in the Indenture and (c) appoints the Trustee its attorney-in-fact for such purpose.

2.    Method of Payment.

The Company will pay interest (except defaulted interest) on the principal amount of the Notes on each June 1 and December 1 to the Persons who are Holders (as reflected in the Note Register at the close of business on the May 15 and November 15 immediately preceding the Interest

1	Include only for Initial Note.
2	Include only for Exchange Note.

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Payment Date), in each case, even if the Note is cancelled on registration of transfer or registration of exchange after such Regular Record Date.

The Company will pay principal (premium, if any) and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, the Company may pay principal (premium, if any) and interest by its check payable in such money. The Company may pay interest on the Notes either (a) by mailing a check for such interest to a Holder’s registered address (as reflected in the Note Register) or (b) by wire transfer to an account located in the United States maintained by the payee. If a payment date is a date other than a Business Day at a Place of Payment, payment may be made at that place on the next succeeding day that is a Business Day and no interest shall accrue for the intervening period.

3.    Paying Agent and Note Registrar.

Initially, the Trustee will act as Paying Agent and Note Registrar. The Company may change any Paying Agent or Note Registrar upon written notice thereto. The Company, any Subsidiary or any Affiliate of any of them may act as Paying Agent, Note Registrar or co-registrar.

4.    Indenture; Limitations.

The Company issued the Notes under an Indenture dated as of November 26, 2002 (the “Indenture”), among the Company, the Subsidiary Guarantors and Regions Bank, as trustee (the “Trustee”). Capitalized terms herein are used as defined in the Indenture unless otherwise indicated. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act. The Notes are subject to all such terms, and Holders are referred to the Indenture and the Trust Indenture Act for a statement of all such terms. To the extent permitted by applicable law, in the event of any inconsistency between the terms of this Note and the terms of the Indenture, the terms of the Indenture shall control.

The Notes are unsecured senior subordinated obligations of the Company.

The Company may, subject to Article Ten of the Indenture and applicable law, issue Additional Notes under the Indenture.

5.    Redemption.

Optional Redemption.    The Notes may be redeemed at the option of the Company, in whole or in part, at any time and from time to time on or after December 1, 2007, at the following Redemption Prices (expressed in percentages of principal amount), plus accrued and unpaid interest, if any, to the Redemption Date (subject to the right of Holders of record on the relevant Regular Record Date to receive interest due on an Interest Payment Date that is on or prior to the

A2-6

Redemption Date), if redeemed during the 12-month period beginning December 1 of each of the years set forth below:

Year	Redemption Price
2007	105.250%
2008	103.500%
2009	101.750%
2010 and thereafter	100.000%

At any time prior to December 1, 2007, the Notes may be redeemed at the option of the Company, in whole or in part, at a redemption price equal to the greater of (1) 100% of the principal amount of the Notes being redeemed and (2) the sum of the present values of 105.250% of the principal amount of the Notes being redeemed and scheduled interest payments (excluding interest accrued and unpaid to the Redemption Date) on such Notes to and including December 1, 2007 discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 50 basis points, together in either case with accrued and unpaid interest, if any, to the Redemption Date.

In addition to the optional redemption of the Notes in accordance with the provisions of the preceding paragraph, at any time prior to December 1, 2005, the Company may redeem up to 35% of the aggregate principal amount of the Notes (including the principal amount of any Additional Notes), within 60 days of one or more Equity Offerings with the net proceeds of such offerings, at 110.500% of the principal amount thereof, together with accrued and unpaid interest, if any, to the Redemption Date (subject to the right of Holders of record on relevant Regular Record Dates to receive interest due on an Interest Payment Date that is on or prior to the Redemption Date); provided, however, that at least 65% of the aggregate principal amount of the Notes originally issued (including the principal amount of any Additional Notes) remains outstanding thereafter.

If less than all the Notes are to be redeemed pursuant to the preceding two paragraphs, the Trustee shall select the Notes or portions thereof to be redeemed in compliance with the requirements of the principal national securities exchange, if any, on which the Notes being redeemed are listed, or if the Notes are not so listed, by such other method the Trustee shall deem fair and appropriate; provided that no such partial redemption shall reduce the portion of the principal amount of a Note not redeemed to less than $1,000; provided further that any such redemption pursuant to the provisions relating to a Equity Offering shall be made on a pro rata basis or on as nearly a pro rata basis as practicable (subject to the procedures of DTC or any other depositary).

Notice of a redemption will be mailed, first-class postage prepaid, at least 30 days but not more than 60 days before the Redemption Date to each Holder to be redeemed at such Holder’s last address as it appears in the Note Register. Notes in original denominations larger than $1,000 may be redeemed in part in integral multiples of $1,000. On and after the Redemption Date, interest

A2-7

ceases to accrue on Notes or portions of Notes called for redemption, unless the Company defaults in the payment of the Redemption Price.

6.    Repurchase upon a Change in Control and Asset Sales.

Upon the occurrence of (a) a Change in Control, the Holders of the Notes will have the right to require that the Company purchase such Holder’s outstanding Notes, in whole or in part, at a purchase price of 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of purchase and (b) Asset Sales, the Company may be obligated to make offers to purchase Notes with a portion of the Net Cash Proceeds of such Asset Sales at a redemption price of 100% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase.

7.    Denominations; Transfer; Exchange.

The Notes are in registered form without coupons, in denominations of $1,000 and multiples of $1,000 in excess thereof. A Holder may register the transfer or exchange of Notes in accordance with the Indenture. The Note Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Note Registrar need not register the transfer or exchange of any Notes selected for redemption (except the unredeemed portion of any Note being redeemed in part).

8.    Persons Deemed Owners.

A Holder may be treated as the owner of a Note for all purposes.

9.    Unclaimed Money.

If money for the payment of principal (premium, if any) or interest remains unclaimed for two years, the Trustee and the Paying Agent will pay the money back to the Company at its request. After that, Holders entitled to the money must look to the Company for payment, unless an abandoned property law designates another Person, and all liability of the Trustee and such Paying Agent with respect to such money shall cease.

10.    Discharge Prior to Redemption or Maturity.

If the Company irrevocably deposits, or causes to be deposited, with the Trustee money or U.S. Government Obligations sufficient to pay the then outstanding principal of (premium, if any) and accrued interest on the Notes (a) to redemption or maturity, the Company will be discharged from the Indenture and the Notes, except in certain circumstances for certain sections thereof, and (b) to the Stated Maturity, the Company will be discharged from certain covenants set forth in the Indenture.

A2-8

11.    Amendment; Supplement; Waiver.

Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding, and any existing default or compliance with any provision may be waived with the consent of the Holders of a majority in aggregate principal amount of the Notes then outstanding. Without notice to or the consent of any Holder, the parties thereto may amend or supplement the Indenture or the Notes to, among other things, cure any ambiguity, defect or inconsistency and make any change that does not adversely affect the rights of any Holder.

12.    Restrictive Covenants.

The Indenture contains certain covenants, including, without limitation, covenants with respect to the following matters: (i) Indebtedness; (ii) Restricted Payments; (iii) issuances and sales of Equity Interests of Restricted Subsidiaries; (iv) transactions with Affiliates; (v) Liens; (vi) purchase of Notes upon a Change in Control; (vii) disposition of proceeds of Asset Sales; (viii) guarantees of Indebtedness by Restricted Subsidiaries; (ix) dividend and other payment restrictions affecting Restricted Subsidiaries; (x) merger and certain transfers of assets; and (xi) limitation on Unrestricted Subsidiaries. Within 120 days after the end of each fiscal year, the Company must report to the Trustee on compliance with such limitations.

13.    Successor Persons.

When a successor Person or other entity assumes all the obligations of its predecessor under the Notes and the Indenture, the predecessor person will be released from those obligations.

14.    Remedies for Events of Default.

If an Event of Default, as defined in the Indenture, occurs and is continuing (other than an Event of Default specified in clause (8) or (9) of Section 501 of the Indenture), the Trustee or the Holders of not less than 25% in aggregate principal amount of the Notes then outstanding may declare all the Notes to be immediately due and payable. If a bankruptcy or insolvency default with respect to the Company or any of its Material Subsidiaries occurs and is continuing, the Notes automatically become immediately due and payable. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Notes. Subject to certain limitations, Holders of at least a majority in aggregate principal amount of the Notes then outstanding may direct the Trustee in its exercise of any trust or power.

A2-9

15.    Note Guarantees.

The Company’s obligations under the Notes are fully, irrevocably and unconditionally guaranteed on a senior unsecured basis, to the extent set forth in the Indenture by each of the Subsidiary Guarantors.

16.    Subordination.

The payment of the Notes will, to the extent set forth in the Indenture, be subordinated in right of payment to the prior payment in full in cash of all Senior Indebtedness.

17.    Trustee Dealings with Company.

The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may make loans to, accept deposits from, perform services for, and otherwise deal with, the Company and its Affiliates as if it were not the Trustee.

18.    Authentication.

This Note shall not be valid until the Trustee signs the certificate of authentication on the other side of this Note.

19.    Abbreviations.

Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian) and U/G/M/A (= Uniform Gifts to Minors Act).

The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to NDCHealth Corporation, NDC Plaza, Atlanta, Georgia 30329-2010, Attention: Chief Financial Officer.

A2-10

ASSIGNMENT FORM

To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:
                                                                                                                           (Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint

to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

A2-11

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Company pursuant to Section 1013 or 1014 of the Indenture, check the appropriate box below:

☐    Section 1013                 ☐    Section 1014

If you want to elect to have only part of the Note purchased by the Company pursuant to Section 1013 or Section 1014 of the Indenture, state the amount you elect to have purchased:

$

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Tax Identification No.:

Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

A2-12

SCHEDULE OF EXCHANGES OF REGULATION S TEMPORARY GLOBAL NOTE

The following exchanges of a part of this Regulation S Temporary Global Note for an interest in another Global Note or of other Restricted Global Notes for an interest in this Regulation S Temporary Global Note, have been made:

Date of Exchange	Amount of Decrease in Principal Amount at Maturity of this Global Note	Amount of Increase in Principal Amount at Maturity of this Global Note	Principal Amount at Maturity of this Global Note Following such decrease (or increase)	Signature of Authorized Officer of Trustee or Note Custodian

A2-13

Exhibit B

FORM OF CERTIFICATE OF TRANSFER

NDCHealth Corporation
NDC Plaza
Atlanta, Georgia 30329-2010

Attention: Chief Financial Officer.

[            ]

Re: 10½% Senior Subordinated Notes due 2012

Reference is hereby made to the Indenture, dated as of November 26, 2002 (the “Indenture”), among NDCHealth Corporation., a Delaware corporation (the “Company”), the Subsidiary Guarantors named therein, and Regions Bank, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

             (the “Transferor”) owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount at maturity of $             in such Note[s] or interests (the “Transfer”), to              (the “Transferee”), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:

[CHECK ALL THAT APPLY]

1.    ☐     Check if Transferee will take delivery of a beneficial interest in the 144A Global Note or a Definitive Note Pursuant to Rule 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believed and believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Note and/or the Definitive Note and in the Indenture and the Securities Act.

2.    ☐    Check if Transferee will take delivery of a beneficial interest in the Regulation S Temporary Global Note, the Regulation S Permanent Global Note or a Definitive Note pursuant to Regulation S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903 (a) or Rule 904(a) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Restricted Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Regulation S Permanent Global Note, the Regulation S Temporary Global Note and/or the Definitive Note and in the Indenture and the Securities Act.

3.    ☐    Check and complete if Transferee will take delivery of a beneficial interest in the IAI Global Note or a Definitive Note pursuant to any provision of the Securities Act other than Rule 144A or Regulation S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

(a) such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;

or

(b) such Transfer is being effected to the Company or a subsidiary thereof;

or

(c) such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act;

or

(d) such Transfer is being effected to an Institutional Accredited Investor and pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A, Rule 144 or Rule 904, and the Transferor hereby further certifies that it has not engaged in any general solicitation within the meaning of Regulation D under the Securities Act and the Transfer complies with the transfer restrictions applicable to beneficial interests in a Restricted Global Note or Restricted Definitive Notes and the requirements of the exemption claimed, which certification is supported by (1) a certificate executed by the Transferee in the form of Exhibit D to the Indenture and (2) an Opinion of Counsel provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification), to the effect that such Transfer is in compliance with the Securities Act. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the IAI Global Note and/or the Definitive Notes and in the Indenture and the Securities Act.

4.    ☐    Check if Transferee will take delivery of a beneficial interest in an Unrestricted Global Note or of an Unrestricted Definitive Note.

(a)    ☐    Check if Transfer is Pursuant to Rule 144.    (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

(b)    ☐    Check if Transfer is Pursuant to Regulation S.    (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

(c)    ☐    Check if Transfer is Pursuant to Other Exemption.    (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

[Insert Name of Transferor]

By:
Name: Title:

Dated:

ANNEX A TO CERTIFICATE OF TRANSFER

1.    The Transferor owns and proposes to transfer the following:

[CHECK ONE OF (A) OR (B)]

☐    (A) a beneficial interest in the:

(i) 144A Global Note (CUSIP             ); or

(ii) Regulation S Global Note (CUSIP             ); or

(iii) IAI Global Note (CUSIP             ); or

☐    (B) a Restricted Definitive Note.

2.    After the Transfer the Transferee will hold:

[CHECK ONE]

☐    (A) a beneficial interest in the:

(i) 144A Global Note (CUSIP             ); or

(ii) Regulation S Global Note (CUSIP             ); or

(iii) IAI Global Note (CUSIP             ); or

(iv) Unrestricted Global Note (CUSIP             ); or

☐    (B) a Restricted Definitive Note; or

☐    (C) an Unrestricted Definitive Note,

in accordance with the terms of the Indenture.

Exhibit C

FORM OF CERTIFICATE OF EXCHANGE

NDCHealth Corporation
NDC Plaza
Atlanta, Georgia 30329-2010

Attention:    Chief Financial Officer

Re: 10½% Senior Subordinated Notes due 2012

Reference is hereby made to the Indenture, dated as of November 26, 2002 (the “Indenture”), among NDCHealth Corporation a Delaware corporation (the “Company”), the Subsidiary Guarantors named therein and Regions Bank, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

                                                  (the “Owner”) owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount at maturity of $             in such Note[s] or interests (the “Exchange”). In connection with the Exchange, the Owner hereby certifies that:

1.    Exchange of Restricted Definitive Notes or Beneficial Interests in a Restricted Global Note for Unrestricted Definitive Notes or Beneficial Interests in an Unrestricted Global Note

(a)    ☐     Check if Exchange is from beneficial interest in a Restricted Global Note to beneficial interest in an Unrestricted Global Note.    In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount at maturity, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the United States Securities Act of 1933, as amended (the “Securities Act”), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(b)    ☐     Check if Exchange is from beneficial interest in a Restricted Global Note to Unrestricted Definitive Note.    In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(c)    ☐    Check if Exchange is from Restricted Definitive Note to beneficial interest in an Unrestricted Global Note.    In connection with the Owner’s Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(d)    ☐     Check if Exchange is from Restricted Definitive Note to Unrestricted Definitive Note.    In connection with the Owner’s Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

2.    Exchange of Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes for Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes

(a)    ☐     Check if Exchange is from beneficial interest in a Restricted Global Note to Restricted Definitive Note.    In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount at maturity, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner’s own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.

(b)     ☐     Check if Exchange is from Restricted Definitive Note to beneficial interest in a Restricted Global Note.    In connection with the Exchange of the Owner’s Restricted Definitive Note for a beneficial interest in the [CHECK ONE]    ☐     144A Global Note,    ☐      Regulation S Global Note,    ☐     IAI Global Note with an equal principal amount at maturity, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

[Insert Name of Transferor]

By:
Name: Title:

Dated:

Exhibit D

FORM OF CERTIFICATE FROM
ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR

NDCHealth Corporation
NDC Plaza
Atlanta, Georgia 30329-2010

Attention: Chief Financial Officer

[                 ]

Re: 10½% Senior Subordinated Notes due 2012

Reference is hereby made to the Indenture, dated as of November 26, 2002 (the “Indenture”), among NDCHealth Corporation, a Delaware corporation (the “Company”), the Subsidiary Guarantors named therein and Regions Bank, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

In connection with our proposed purchase of $             aggregate principal amount at maturity of:

(a)    ☐    beneficial interest in a Global Note, or

(b)    ☐    a Definitive Note,

we confirm that:

1.    We understand that any subsequent transfer of the Notes or any interest therein is subject to certain restrictions and conditions set forth in the Indenture and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes or any interest therein except in compliance with, such restrictions and conditions and the United States Securities Act of 1933, as amended (the “Securities Act”).

2.    We understand that the offer and sale of the Notes have not been registered under the Securities Act, and that the Notes and any interest therein may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell the Notes or any interest therein, we will do so only (A) to the Company or any subsidiary thereof, (B) in accordance with Rule 144A under the Securities Act to a “qualified institutional buyer” (as defined therein), (C) to an institutional “accredited investor” (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to you and to the Company a signed letter substantially in the form of

D-1

this letter and an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such transfer is in compliance with the Securities Act, (D) outside the United States in accordance with Rule 904 of Regulation S under the Securities Act, (E) pursuant to the provisions of Rule 144(k) under the Securities Act or (F) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any person purchasing the Definitive Note or beneficial interest in a Global Note from us in a transaction meeting the requirements of clauses (A) through (E) of this paragraph a notice advising such purchaser that resales thereof are restricted as stated herein.

3.    We understand that, on any proposed resale of the Notes or beneficial interest therein, we will be required to furnish to you and the Company such certifications, legal opinions and other information as you and the Company may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Notes purchased by us will bear a legend to the foregoing effect.

4.    We are an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

5.    We are acquiring the Notes or beneficial interest therein purchased by us for our own account or for one or more accounts (each of which is an institutional “accredited investor”) as to each of which we exercise sole investment discretion.

You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

[Insert Name of Accredited Investor]

By:
Name: Title:

Dated:

D-2